PURCHASE AND SALE AGREEMENT

by and between

QEP ENERGY COMPANY
as Seller
and
PINEDALE ENERGY PARTNERS, LLC
as Buyer

dated
July 24, 2017

i

4.19	Permits	14
4.20	Suspended Funds	14
4.21	Insurance	14
4.22	Foreign Person	14

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER		15
5.1	Organization, Existence and Qualification	15
5.2	Authorization, Approval and Enforceability	15
5.3	No Conflicts	15
5.4	Consents	15
5.5	Bankruptcy	15
5.6	Litigation	15
5.7	Financing	16
5.8	Regulatory	16
5.9	Independent Evaluation	16
5.10	Brokers’ Fees	16
5.11	Accredited Investor	16

ARTICLE VI CERTAIN AGREEMENTS		16
6.1	Conduct of Business	16
6.2	Successor Operator	17
6.3	Governmental Bonds and Guarantees	18
6.4	Amendment to Schedules	18
6.5	Records Retention	18
6.6	Regulatory Matters	19
6.7	Compliance with Litigation Matters	19
6.8	Employees	20
6.9	Transition Services Agreement	21
6.10	Hedges	21
6.11	Novation	22
6.12	Vehicles	23
6.13	Financial Cooperation	23
6.14	Recording Cooperation	24

ARTICLE VII BUYER’S CONDITIONS TO CLOSING		24
7.1	Representations	24
7.2	Performance	24
7.3	No Legal Proceedings; Governmental Prohibitions	24
7.4	Title Defects, Environmental Defects, Etc	24
7.5	Closing Deliverables	24
7.6	HSR Act	25

ARTICLE VIII SELLER’S CONDITIONS TO CLOSING		25
8.1	Representations	25
8.2	Performance	25
8.3	No Legal Proceedings; Governmental Prohibitions	25
8.4	Title Defects, Environmental Defects, Etc	25

8.5	Replacement Bonds	25
8.6	Closing Deliverables	25
8.7	HSR Act	25
8.8	Novation of Hedges	26

ARTICLE IX CLOSING		26
9.1	Date of Closing	26
9.2	Place of Closing	26
9.3	Closing Obligations	26
9.4	Records	27

ARTICLE X ACCESS/DISCLAIMERS		27
10.1	Access	27
10.2	Confidentiality	29
10.3	Disclaimers	29

ARTICLE XI TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS		31
11.1	Seller’s Title	31
11.2	Notice of Title Defects; Defect Adjustments	32
11.3	Casualty and Condemnation Loss	37
11.4	Preferential Purchase Rights and Consents to Assign	37

ARTICLE XII ENVIRONMENTAL MATTERS		39
12.1	Notice of Environmental Defects	39
12.2	NORM, Asbestos, Wastes and Other Substances	42

ARTICLE XIII ASSUMPTION; INDEMNIFICATION; SURVIVAL		43
13.1	Assumption by Buyer	43
13.2	Indemnities of Seller	43
13.3	Indemnities of Buyer	43
13.4	Limitation on Liability	44
13.5	Express Negligence	44
13.6	Exclusive Remedy	44
13.7	Indemnification Procedures	45
13.8	Survival	46
13.9	Waiver of Right to Rescission	47
13.10	Limitations on Damages	47
13.11	Non-Compensatory Damages	47
13.12	Disclaimer of Application of Anti-Indemnity Statutes	47

ARTICLE XIV TERMINATION, DEFAULT AND REMEDIES		48
14.1	Right of Termination	48
14.2	Effect of Termination	48
14.3	Return of Documentation and Confidentiality	49

ARTICLE XV MISCELLANEOUS		49
15.1	Appendices, Exhibits and Schedules	49

15.2	Expenses and Taxes	49
15.3	Assignment	51
15.4	Preparation of Agreement	52
15.5	Publicity	52
15.6	Notices	52
15.7	Further Cooperation	54
15.8	Filings, Notices and Certain Governmental Approvals	54
15.9	Entire Agreement; Conflicts	54
15.10	Parties in Interest	55
15.11	Amendment	55
15.12	Waiver; Rights Cumulative	55
15.13	Governing Law; Jurisdiction	55
15.14	Severability	56
15.15	Removal of Name	56
15.16	Counterparts	56
15.17	Like-Kind Exchange	56
15.18	Specific Performance	57
15.19	Financial Statements	57
15.20	No Financing Source Liability	58

LIST OF APPENDICES, EXHIBITS AND SCHEDULES

Appendix I	¯	Defined Terms

Exhibit A	¯	Leases
Exhibit B-1	¯	Wells
Exhibit B-2	¯	Well Locations
Exhibit C	¯	Other Wells
Exhibit D-1	¯	Surface Fee Interests
Exhibit D-2	¯	Easements
Exhibit E	¯	Excluded Assets
Exhibit F	¯	Form of Assignment and Bill of Sale
Exhibit G	¯	Form of Surface Deed
Exhibit H	¯	Personal Property
Exhibit I	¯	Transferred Cores
Exhibit J	¯	Seismic
Exhibit K	¯	Form of Transition Services Agreement
Exhibit L	¯	Forms of Novation Instruments

Schedule 1.1(a)	¯	Permitted Encumbrances
Schedule 1.1(b)	¯	Buffalo Leases
Schedule 2.5	¯	Designated Well Costs
Schedule 3.3(a)(i)	¯	Liquid Hydrocarbon Inventory and Valuation
Schedule 3.8	¯	Allocated Values
Schedule 4.4	¯	Consents
Schedule 4.7	¯	Litigation
Schedule 4.8	¯	Material Contracts
Schedule 4.9	¯	Violation of Laws
Schedule 4.10	¯	Preferential Purchase Rights
Schedule 4.11	¯	Royalties, Expenses, Etc.
Schedule 4.12	¯	Imbalances
Schedule 4.13	¯	Current Commitments
Schedule 4.14	¯	Asset Taxes
Schedule 4.15	¯	Payout Balances
Schedule 4.16	¯	Leases
Schedule 4.17	¯	Employees
Schedule 4.18	¯	Environmental
Schedule 4.20	¯	Suspended Funds
Schedule 4.21	¯	Insurance
Schedule 6.1	¯	Conduct of Business
Schedule 6.3	¯	Bonds
Schedule 6.8	¯	Permitted Employees
Schedule 6.10	¯	Specified Hedging Agreement
Schedule 10.1	¯	Buyer Insurance

v

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is executed as of the 24th day of July, 2017 (the “Execution Date”), and is by and between QEP Energy Company, a Texas corporation (“Seller”), and Pinedale Energy Partners, LLC, a Delaware limited liability company (“Buyer”). Seller and Buyer may be referred to collectively as the “Parties” or individually as a “Party.”
RECITALS
Seller desires to sell and assign, and Buyer desires to purchase and pay for, all of Seller’s right, title and interest in and to the Assets (as defined hereinafter) effective as of the Effective Time (as defined hereinafter), on the terms and subject to the conditions of this Agreement.
NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1Defined Terms. Capitalized terms used herein shall have the meanings set forth in Appendix I, unless the context otherwise requires.
1.2References and Rules of Construction. All references in this Agreement to Appendices, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Appendices, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Appendices, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The words “this Article,” “this Section,” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. References in this Agreement to any agreement, including this Agreement, refer to such agreement as it may be amended, supplemented or otherwise modified from time to time. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.” All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the Execution Date. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

ARTICLE II
PURCHASE AND SALE
2.1Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase and pay for, effective as of the Effective Time, all of Seller’s right, title and interest in and to the assets described in Section 2.1(a) through Section 2.1(o) below (such right, title and interest, less and except the Excluded Assets, collectively, the “Assets”).
(a)the oil and gas leases described on Exhibit A and the leasehold estates created thereby (Seller’s interest in such leases, the “Leases”), together with any and all other right, title and interest of Seller in and to the lands covered thereby or the lands pooled, unitized, communitized or consolidated therewith (such lands covered by the Leases or pooled, unitized, communitized or consolidated therewith being hereinafter referred to as the “Lands”), and all other interests of Seller of any character in the Leases;
(b)all rights and interests in, under or derived from all unitization, communitization and pooling orders, declarations and agreements in effect with respect to any of the Leases or Lands and the units created thereby (the “Units”);
(c)all oil and gas wells located on any of the Leases, Lands or Units, whether producing, non-producing, plugged and abandoned, temporarily abandoned, or otherwise (such interest in such wells, including the wells set forth on Exhibit B-1, the “Wells”); and all Hydrocarbons produced therefrom or allocated thereto from and after the Effective Time (including all Hydrocarbons in storage or existing in pipelines, plants and/or tanks (including inventory and line fill) as of the Effective Time);
(d)all disposal, observation and other wells located on, or primarily used in connection with, any of the Leases, Lands or Units (other than Wells), whether plugged and abandoned, temporarily abandoned, or otherwise, including the wells described on Exhibit C;
(e)all Applicable Contracts and all rights thereunder, except for any contracts, agreements and instruments to the extent transfer is (i) restricted by Hard Consents and the necessary consents to transfer are not obtained pursuant to Section 11.4(b), or (ii) subject to payment of a fee or other consideration under any agreement with a Person other than an Affiliate of Seller, and for which no consent to transfer has been received and for which Buyer has not agreed in writing to pay the fee or other consideration, as applicable;
(f)the fee simple surface estate in and covering the tract of land described on Exhibit D-1 and all improvements, fixtures, facilities and appurtenances located thereon or relating thereto (including the field office located thereon and described on Exhibit D-1), but subject to the terms, conditions, covenants and obligations described on Exhibit D-1 (the “Surface Fee Interests”);
(g)all permits, licenses, servitudes, easements and rights-of-way to the extent used or held for use in connection with the ownership or operation of any of the Leases, Wells, Units or other Assets, including the easements and rights-of-way described on Exhibit D-2, except to the extent transfer is (i) restricted by Hard Consents and the necessary consents to transfer are not obtained pursuant to Section 11.4(b), or (ii) subject to payment of a fee or other consideration under any agreement with a Person other than an Affiliate of Seller, and for which no consent to transfer has been received and for which Buyer has not agreed in writing to pay the fee or other consideration, as applicable;
(h)all facilities, equipment, machinery, fixtures and other personal, movable and mixed property located on any of the Leases, Wells, Units or other Assets or used or held for use in connection therewith, including pipelines, gathering systems, manifolds, well equipment, casing, tubing, pumps, motors, vehicles, fixtures, machinery, tanks, boilers, compression equipment, flow lines, processing and separation facilities, injection facilities, disposal facilities, pads, structures, materials, telemetry, production measuring equipment, communications equipment, SCADA equipment, personal computers and associated peripherals, radio and telephone equipment and other items used or held for use in the operation thereof (collectively, the “Personal Property”), including (i) the vehicles used in connection with the Leases, Wells, Units or other Assets, (ii) the inventory located at the Bunning Pipe Yard in Rock Springs, Wyoming as of Closing, that is held for use in connection with the Leases, Wells, Units or other Assets (such inventory as of the date set forth on Exhibit H is described on Exhibit H, it being understood that such inventory may be used in connection with the operation of the Leases, Wells, Units or other Assets after the Execution Date) and (iii) the other items described on Exhibit H;
(i)Seller’s undivided right, title and interest in and to the cores described on Exhibit I;
(j)all Imbalances relating to the Assets;
(k)all of the files, records, information and data, either written or electronically stored, relating to Seller’s ownership and operation of the Assets and in Seller’s or its Affiliates’ possession, including: all title records; title opinions; well logs; well tests; well files; mud logs; directional surveys; core reports; daily drilling records; machinery and equipment maintenance files; production and accounting records in Excel format reflecting current ownership decks, well master files, division of interest files, Working Interest owner name and address files and revenue, royalty payment and joint interest billing account information; and Asset Tax records (collectively, the “Records”);
(l)all rights, claims and causes of action to the extent, and only to the extent, that such rights, claims or causes of action are associated with the other Assets as of the Closing Date and (i) relate to the period from and after the Effective Time, (ii) that constitute the accounts receivable for which there is an upward adjustment to the Purchase Price pursuant to Section 3.3(a)(vii), or (iii) relate to both the period prior to the Effective Time and the Assumed Obligations for which Buyer is responsible hereunder, except to the extent transfer is (A) restricted by Hard Consents and the necessary consents to transfer are not obtained pursuant to Section 11.4(b), or (B) subject to payment of a fee or other consideration under any agreement with a Person other than an Affiliate of Seller, and for which no consent to transfer has been received and for which Buyer has not agreed in writing to pay the fee or other consideration, as applicable;
(m)all proprietary and, if transferrable without making any additional payments or incurring any liabilities or obligations (or if such payments, liabilities and obligations are assumed by Buyer), non-proprietary geophysical and other seismic and related technical data and information, in each case to the extent relating to the Assets, including the proprietary seismic described on Exhibit J;
(n)air emissions credits to the extent directly attributable to the ownership and operation of the Assets by Seller or its Affiliates; and
(o)with respect to each Well set forth on Schedule 2.5, accounts receivable relating to the amount of other Working Interest owners’ share of costs which Seller has borne.
2.2Excluded Assets. Seller shall reserve and retain all of the Excluded Assets.
2.3Revenues and Expenses.
(a)Subject to the provisions hereof, Seller shall remain entitled (by payment, through the adjustments to the Purchase Price hereunder or otherwise) to all of the rights of ownership (including the right to all production, proceeds of production and other proceeds) and operatorship (including COPAS fees received from Third Parties under operating agreements) and shall remain responsible (by payment, through the adjustments to the Purchase Price hereunder or otherwise) for all Operating Expenses, in each case, attributable to the Assets for the period of time prior to the Effective Time. Subject to the provisions hereof, and subject to the occurrence of Closing, Buyer shall be entitled (by payment, through the adjustments to the Purchase Price hereunder or otherwise) to all of the rights of ownership (including the right to all receivables, production, proceeds of production and other proceeds) and operatorship (including COPAS fees received from Third Parties under operating agreements except as otherwise provided in the Transition Services Agreement, but excluding, for the avoidance of doubt, amounts which are reimbursements of costs or expenses borne by Seller as operator on behalf of other joint interest owners), and shall be responsible (by payment, through the adjustments to the Purchase Price hereunder or otherwise) for all Operating Expenses, in each case, attributable to the Assets for the period of time from and after the Effective Time. “Operating Expenses” means all operating expenses (including costs of insurance) and all capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating or unit agreement or pooling order, if any, but excluding Liabilities attributable to (A) personal injury or death, property damage or violation of any Law, (B) Decommissioning Obligations, (C) title matters, including curing any Title Defects, (D) environmental matters, including obligations to remediate any contamination of water or the Assets under applicable Environmental Laws, (E) obligations with respect to Imbalances, (F) obligations to pay Working Interests, royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to the Assets, including those held in suspense, (G) Asset Taxes, Income Taxes or Transfer Taxes, (H) NGL Commitment Liabilities and MVC Liabilities (I) the Designated Well Costs or (J) overhead costs. Any deficiency payments under the Marketing Contracts measured on other than a monthly basis (excluding the MVC Liabilities) shall be allocated between the Parties consistent with Section 2.4(a)(i)(C) and Section 2.4(a)(ii)(C).
(b)After the Closing and subject to Section 3.6(b), except as otherwise provided in the Transition Services Agreement, if either Party receives monies belonging to the other Party, including proceeds of production, then such amount shall, within thirty (30) days after the end of the calendar month in which such amounts were received, be paid by such receiving Party to the proper Party. After the Parties’ agreement upon the Final Settlement Statement and subject to Section 2.4 and Section 3.6(b), (i) if either Party pays monies for Operating Expenses which are the obligation of the other Party, then such other Party shall, within thirty (30) days after the end of the calendar month in which the applicable invoice and proof of payment of such invoice were received by such other Party, reimburse the Party which paid such Operating Expenses, (ii) if a Party receives an invoice of an Operating Expense which is owed by the other Party, such Party receiving the invoice shall promptly forward such invoice to the Party obligated to pay the same, and (iii) if an invoice for Operating Expenses is received by a Party, which is partially an obligation of both Seller and Buyer, then the Parties shall consult with each other, and each shall promptly pay its portion of such Operating Expenses to the obligee thereof.
2.4MVC Liabilities and NGL Commitment Liabilities.
(a)Subject to the provisions hereof and subject to the occurrence of Closing:
(i)Seller shall be responsible (by payment or through the adjustments to the Purchase Price hereunder) for (A) all NGL Commitment Liabilities for the period of time prior to the Effective Time, (B) all MVC Liabilities for the period of time prior to August 1, 2016 (i.e., the end of the August 1, 2015 contract year under the Subject Processing Agreement) and (C) sixty-six and two-thirds percent (66.67%) of all MVC Liabilities for the period of time commencing on August 1, 2016, and ending on July 31, 2017 (i.e., the August 1, 2016 contract year under the Subject Processing Agreement); and
(ii)Buyer shall be responsible (by payment or through the adjustments to the Purchase Price hereunder) for (A) all NGL Commitment Liabilities for the period of time from and after the Effective Time, (B) all MVC Liabilities for the period of time from and after August 1, 2017 (i.e., the beginning of the August 1, 2017 contract year under the Subject Processing Agreement) and (C) thirty-three and one-third percent (33.33%) of all MVC Liabilities for the period of time commencing on August 1, 2016, and ending on July 31, 2017 (i.e., the August 1, 2016 contract year under the Subject Processing Agreement).

(b)Subject to Section 2.4(c), Seller agrees to reimburse Buyer with respect to payments of Reimbursable NGL Commitment/MVC Liabilities to the extent such amounts are both (i) the responsibility of Buyer under Section 2.4(a)(ii) and invoiced by Tesoro to Seller or Buyer pursuant to the Subject Processing Agreement and (ii) paid by Buyer to Tesoro. Such reimbursement shall be made by Seller within thirty (30) days after Buyer forwards an invoice therefor to Seller.
(c)Notwithstanding anything in this Agreement to the contrary, Seller’s aggregate liability for Reimbursable NGL Commitment/MVC Liabilities (whether paid directly pursuant to Section 2.4(b) or through a Purchase Price adjustment pursuant to Section 3.3(b)(x)) shall not exceed the sum of $45,000,000.00 in the aggregate (the “Deficiency Cap”), with Buyer being responsible for all such amounts in excess of the Deficiency Cap.
(d)From and after Closing and continuing until such time as Seller no long has any further obligations under this Section 2.4 with respect to Reimbursable NGL Commitment/MVC Liabilities (whether through the passage of time or satisfaction of the Deficiency Cap), Buyer shall not agree to, or make, any waiver, amendment or other modification with respect to the Subject Processing Agreement without Seller’s prior written consent to the extent such waiver, amendment or other modification accelerates or otherwise adversely modifies Seller’s obligations with respect to Reimbursable NGL Commitment/MVC Liabilities.
2.5Designated Well Costs. Subject to the provisions hereof and subject to the occurrence of Closing, Buyer shall be responsible (by payment, through the adjustments to the Purchase Price hereunder or otherwise) for all capital expenditures set forth on Schedule 2.5 relating to each Well set forth on Schedule 2.5 that was not completed and placed on production prior to the Effective Time, to the extent such capital expenditures were incurred before the Effective Time (the “Designated Well Costs”), it being understood that notwithstanding anything in this Section 2.5 to the contrary, Buyer’s liability for Designated Wells Costs for any such Well shall not exceed the amount set forth in Schedule 2.5 with respect to such Well.
2.6Joint Interest and Other Audits. After Closing, each Party shall be entitled to participate in all joint interest audits and other audits of Operating Expenses, NGL Commitment Liabilities, MVC Liabilities and Designated Well Costs for which such Party is entirely or in part responsible under the terms of Section 2.3, Section 2.4 or Section 2.5 (as applicable).

ARTICLE III
PURCHASE PRICE
3.1Purchase Price. The purchase price for the transfer of the Assets and the transactions contemplated hereby shall be $740,000,000.00 (the “Purchase Price”), as adjusted in accordance with this Agreement and payable by Buyer to Seller at Closing by wire transfer in immediately available funds to the bank account designated by Seller (the details of which shall be provided to Buyer in the Preliminary Settlement Statement).
3.2Deposit. Within two (2) Business Days after the Execution Date, Buyer will deposit with the Escrow Agent by wire transfer in same day funds the sum of $37,000,000.00, representing five percent (5%) of the Purchase Price (such amount, including any interest earned thereon, the “Deposit”), to be held, invested and disbursed in accordance with the provisions of this Agreement and the Escrow Agreement. If Closing occurs, the Deposit shall be applied toward the Adjusted Purchase Price at Closing. Otherwise the Deposit shall be handled in accordance with Section 14.2.
3.3Adjustments to Purchase Price. The Purchase Price shall be adjusted as follows, and the resulting amount shall be herein called the “Adjusted Purchase Price.”

(a)The Purchase Price shall be adjusted upward by the following amounts (without duplication):
(i)$701,322.00, such amount being equal to the value of all merchantable oil, condensate and other liquid Hydrocarbons attributable to the Assets in storage or existing in pipelines, plants and/or tanks (including inventory and line fill) in each case that are, as of the Effective Time, (A) upstream of the pipeline connection or above the relevant outlet flange or (B) upstream of the sales meter, if any, the value of such Hydrocarbons to be based upon the contract price in effect as of the Effective Time (or the price paid to Seller in connection with the sale of such Hydrocarbons, if there is no contract price, in effect as of the Effective Time), less Burdens on such production as set forth in Schedule 3.3(a)(i);
(ii)an amount equal to all Operating Expenses (excluding, for the avoidance of doubt, any Asset Taxes, Income Taxes and Transfer Taxes) incurred by Seller that are attributable to the Assets during the period following the Effective Time and paid by Seller (irrespective of whether paid before or after the Effective Time), including (A) bond and customary and reasonable costs of insurance premiums paid by or on behalf of Seller with respect to the period following the Effective Time up to Closing, (B) Burdens and (C) rentals and other lease maintenance payments;
(iii)an amount equal to the Designated Well Costs paid by Seller, whether paid before or after the Effective Time subject to Section 2.5;
(iv)the amount of all Asset Taxes allocated to Buyer in accordance with Section 15.2 but paid or otherwise economically borne by Seller;
(v)subject to Section 3.9, to the extent that Seller is underproduced as of the Effective Time as shown with respect to the net Well Imbalances set forth in Schedule 4.12, as complete and final settlement of all Well Imbalances attributable to the Assets, an amount equal to the product of the underproduced volumes times $2.14/MMBtu for gaseous Hydrocarbons;
(vi)subject to Section 3.9, to the extent that Seller has overdelivered any Hydrocarbons as of the Effective Time as shown with respect to the net Pipeline Imbalances set forth in Schedule 4.12, as complete and final settlement of all Pipeline Imbalances attributable to the Assets, an amount equal to the product of the overdelivered volumes times $2.14/MMBtu for gaseous Hydrocarbons;
(vii)if Seller or any of its Affiliates is the operator under an operating agreement covering any Asset, the aggregate amount of accounts receivable with respect to the total amount of costs and expenses paid by Seller or its Affiliate on behalf of other joint interest owners of such Asset that are attributable to the periods from and after the Effective Time, whether paid before or after the Effective Time;
(viii)all MVC Liabilities and NGL Commitment Liabilities paid by Seller prior to the Closing that are the responsibility of Buyer under Section 2.4(a)(ii);
(ix)if applicable and to the extent not reimbursed by Buyer, the amounts actually paid by Seller under any settled Specified Hedging Agreements in the event Closing occurs after the date on which the Specified Hedging Agreements and the transactions contemplated thereby are settled; and
(x)any other amount provided for elsewhere in this Agreement or otherwise agreed upon in writing by Seller and Buyer.
(b)The Purchase Price shall be adjusted downward by the following amounts (without duplication):
(i)an amount equal to (x) all proceeds actually received by Seller attributable to the sale of Hydrocarbons (A) produced from or allocable to the Assets during the period following the Effective Time or (B) contained in storage or existing in pipelines, plants and/or tanks (including inventory) as of the Effective Time for which an upward adjustment to the Purchase Price was made pursuant to

Section 3.3(a)(i), in each case, net of Burdens and reasonable expenses (other than Operating Expenses and other expenses taken into account pursuant to Section 3.3(a), Asset Taxes, Income Taxes and Transfer Taxes) directly incurred in earning or receiving such proceeds in the ordinary course of business and consistent with past practice and (y) all other proceeds actually received by Seller attributable to the ownership or operatorship of the Assets (including COPAS fees received from Third Parties under operating agreements attributable to the period between the Effective Time and the Closing, but excluding, for the avoidance of doubt, amounts which are reimbursements of costs or expenses borne by Seller as operator on behalf of other joint interest owners) during the period following the Effective Time;
(ii)if Seller makes the election under Section 11.2(d)(i) with respect to a Title Defect, the Title Defect Amount with respect to such Title Defect if the Title Defect Amount has been determined;
(iii)if Seller makes the election under Section 12.1(c)(i) with respect to an Environmental Defect, the Remediation Amount with respect to such Environmental Defect if the Remediation Amount has been determined prior to Closing;
(iv)the Allocated Value of the Assets excluded from the transactions contemplated hereby pursuant to Section 10.1(d), Section 11.2(d)(iii), Section 11.4(a)(i), Section 11.4(b)(i) or Section 12.1(c)(ii);
(v)the amount of Purchase Price adjustment determined in accordance with Section 11.3 with respect to any Casualty Losses;
(vi)the amount of all Asset Taxes allocated to Seller in accordance with Section 15.2 but paid or otherwise economically borne by Buyer;
(vii)subject to Section 3.9, to the extent that Seller is overproduced as of the Effective Time as shown with respect to the net Well Imbalances set forth in Schedule 4.12, as complete and final settlement of all Well Imbalances attributable to the Assets, an amount equal to the product of the overproduced volumes times $2.14/MMBtu for gaseous Hydrocarbons;
(viii)subject to Section 3.9, to the extent that Seller has underdelivered any Hydrocarbons as of the Effective Time as shown with respect to the net Pipeline Imbalances set forth in Schedule 4.12, as complete and final settlement of all Pipeline Imbalances attributable to the Assets, an amount equal to the product of the underdelivered volumes times $2.14/MMBtu for gaseous Hydrocarbons;
(ix)an amount equal to all proceeds from sales of Hydrocarbons relating to the Assets and payable to owners of Working Interests, royalties, overriding royalties and other similar interests (in each case) that are held by Seller or its Affiliates in suspense as of the Closing Date;
(x)an amount equal to the amount by which the Purchase Price was increased pursuant to Section 3.3(a)(viii) to the extent such amount consists of Reimbursable NGL Commitment/MVC Liabilities (for the avoidance of doubt, subject to the Deficiency Cap);
(xi)if applicable and to the extent not paid to Buyer, the amounts actually received by Seller under any settled Specified Hedging Agreements in the event Closing occurs after the date on which the Specified Hedging Agreements and the transactions contemplated thereby are settled; and
(xii)any other amount provided for elsewhere in this Agreement or otherwise agreed upon in writing by Seller and Buyer.
3.4Adjustment Methodology. When available, actual figures will be used for the adjustments to the Purchase Price at Closing. To the extent actual figures are not available, estimates will be used subject to final adjustments in accordance with Section 3.6 and Section 3.7.

3.5Preliminary Settlement Statement. Not less than five (5) Business Days prior to Closing, Seller shall prepare and submit to Buyer for review a draft settlement statement (the “Preliminary Settlement Statement”) that shall set forth the Adjusted Purchase Price, reflecting Seller’s good faith estimate of each adjustment made in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement and the calculation of the adjustments used to determine such amount, together with the designation of Seller’s accounts for the wire transfers of funds. Within two (2) Business Days after receipt of the Preliminary Settlement Statement, Buyer will deliver to Seller a written report containing all changes, with explanation therefor, that Buyer proposes to be made to the Preliminary Settlement Statement. The Parties shall in good faith attempt to agree on the Preliminary Settlement Statement as soon as possible after Seller’s receipt of Buyer’s written report. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Purchase Price at Closing; provided that if the Parties do not agree upon an adjustment set forth in the Preliminary Settlement Statement, then the amount of such adjustment used to adjust the Purchase Price at Closing shall be that amount set forth in the draft Preliminary Settlement Statement delivered by Seller to Buyer pursuant to this Section 3.5. Final adjustments to the Purchase Price will be made pursuant to Section 3.6.
3.6Final Settlement Statement.
(a)On or before one hundred twenty (120) days after Closing, a final settlement statement (the “Final Settlement Statement”) will be prepared by Seller, based on actual income and expenses during the Interim Period and which takes into account all final adjustments made to the Purchase Price and shows the resulting final Adjusted Purchase Price (the “Final Price”). The Final Settlement Statement shall set forth the actual proration of the amounts required by this Agreement. Seller shall, at Buyer’s request, supply reasonable documentation in its or its Affiliates’ possession available to support the actual revenue, expenses and other items for which adjustments are made. As soon as practicable, and in any event within thirty (30) days, after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any proposed changes to the Final Settlement Statement and an explanation of any such changes and the reasons therefor (the “Dispute Notice”). Any changes not so specified in the Dispute Notice shall be deemed waived, and Seller’s determinations with respect to all such elements of the Final Settlement Statement that are not addressed specifically in the Dispute Notice shall prevail. If Buyer fails to timely deliver a Dispute Notice to Seller containing changes Buyer proposes to be made to the Final Settlement Statement, the Final Settlement Statement as delivered by Seller will be deemed to be correct and mutually agreed upon by the Parties, and will, without limiting Section 15.2(d), be final and binding on the Parties and not subject to further audit or arbitration. If the Final Price set forth in the Final Settlement Statement is mutually agreed upon by Seller and Buyer, the Final Settlement Statement and the Final Price shall, without limiting Section 15.2(d), be final and binding on the Parties hereto, subject to the provisions of Section 2.3(b). Any difference in the Adjusted Purchase Price as paid at Closing pursuant to the Preliminary Settlement Statement and the Final Price shall be paid by the owing Party to the owed Party within ten (10) days after final determination of such owed amounts in accordance herewith. All amounts paid pursuant to this Section 3.6 shall be delivered in United States currency by wire transfer of immediately available funds to the account specified in writing by the relevant Party.
(b)Subject to matters for which a Party has an indemnity obligation pursuant to ARTICLE XIII and subject to Section 2.4, there shall be no adjustment for, or obligation to pay, any revenues, proceeds, Operating Expenses or Designated Well Costs between the Parties following the eighteen (18) month anniversary of the Closing Date.
3.7Disputes. If Seller and Buyer are unable to resolve the matters addressed in the Dispute Notice (if any), within fifteen (15) Business Days after Buyer’s delivery of a Dispute Notice, upon the written request of either Buyer or Seller, Buyer and Seller shall engage the Denver office of KPMG LLP or such other Person as the Parties may mutually select (the “Accounting Arbitrator”) to resolve any such disputed matters set forth in the Dispute Notice (other than Disputed Title Matters and Disputed Environmental Matters) in accordance with the terms of this Agreement. Each of Buyer and Seller shall within twenty-five (25) Business Days after Buyer’s delivery of such Dispute Notice summarize its position with regard to such dispute in a written document and submit such summaries to the Accounting Arbitrator, together with a copy of the Dispute Notice, the Final Settlement Statement and any other documentation such Party may desire to submit. The Parties shall cooperate diligently with any reasonable request of the Accounting Arbitrator in an effort to resolve the matters submitted to the Accounting Arbitrator as soon as reasonably possible after the Accounting Arbitrator is engaged. Within twenty (20) Business Days after receiving the Parties’ respective submissions, the Accounting Arbitrator shall render a written decision choosing either Seller’s position or Buyer’s position with respect to each matter addressed in any Dispute Notice, based on the materials submitted to the Accounting Arbitrator as described above. Any decision rendered by the Accounting Arbitrator pursuant hereto shall, without limiting Section 15.2(d), be final, conclusive and binding on Seller and Buyer, absent fraud or manifest error, and will be enforceable against the Parties in any court of competent jurisdiction. The costs of the Accounting Arbitrator shall be borne one-half by Buyer and one-half by Seller. The Accounting Arbitrator shall act as an expert for the limited purpose of determining the disputes presented to it, shall be limited to the procedures in this Section 3.7, may not hear or decide any matters except the disputes presented to it and may not award damages, interest, costs, attorneys’ fees, expenses or penalties to either Party. In addition, the Accounting Arbitrator shall agree in writing to keep strictly confidential the specifics and existence of any matters submitted as well as all proprietary records of the Parties, if any, reviewed by the Accounting Arbitrator in the process of resolving such disputes.
3.8Allocation of Purchase Price/Allocated Values.
(a)Buyer and Seller agree that the Purchase Price shall be allocated among the Wells and the Well Locations as set forth in Schedule 3.8 to this Agreement (the “Allocated Values”). Buyer and Seller agree that such allocation is reasonable and, subject to Section 3.8(b), shall not take any position inconsistent therewith, including in notices to Preferential Purchase Right holders.
(b)Buyer and Seller shall use commercially reasonable efforts to agree to an allocation of the Purchase Price and any other items properly treated as consideration for U.S. federal income tax purposes among the Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and, to the extent allowed under applicable federal income tax Law, in a manner consistent with the Allocated Values, within thirty (30) days after the date that the Final Settlement Statement is determined pursuant to Section 3.6 (the “Allocation”). If Seller and Buyer reach an agreement with respect to the Allocation, (i) Buyer and Seller shall use commercially reasonable efforts to update the Allocation in accordance with Section 1060 of the Code following any adjustment to the Purchase Price pursuant to this Agreement, and (ii) Buyer and Seller shall, and shall cause their Affiliates to, report consistently with the Allocation, as adjusted, on all Tax Returns, including Internal Revenue Service Form 8594, and neither Seller nor Buyer shall take any position on any Tax Return that is inconsistent with the Allocation, as adjusted, unless otherwise required by applicable Law; provided, however, that neither Party shall be unreasonably impeded in its ability and discretion to concede, negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with such Allocation. If the Parties are unable to reach agreement within thirty (30) days after the date that the Final Settlement Statement is finally determined, then each Party shall be entitled to adopt its own position regarding the Allocation; provided that such position shall, to the extent allowed under applicable federal income tax Law, be consistent with the Allocated Values.
3.9Allocation for Imbalances at Closing. If, prior to Closing, either Party discovers an error in the Imbalances set forth in Schedule 4.12, then the Purchase Price shall be further adjusted at Closing pursuant to Section 3.3(a)(v), Section 3.3(a)(vi), Section 3.3(b)(vii) or Section 3.3(b)(viii), as applicable, and Schedule 4.12 will be deemed amended immediately prior to Closing to reflect the Imbalances for which the Purchase Price is so adjusted.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER
Subject to the matters specifically listed or disclosed in the Schedules to this Agreement (as added, supplemented or amended pursuant to Section 6.4), Seller represents and warrants to Buyer the following:
4.1Organization, Existence and Qualification. Seller is a corporation duly formed, validly existing and in good standing under the Laws of the State of Texas. Seller has all requisite power and authority to own and operate its property (including its interests in the Assets) and to carry on its business as now conducted. Seller is duly licensed or qualified to do business as a foreign corporation in the State of Wyoming and all other jurisdictions in which it carries on business or owns assets and such qualification is required by Law, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.
4.2Authorization, Approval and Enforceability. Seller has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents have been duly and validly authorized and approved by all necessary corporate action on the part of Seller. Assuming the due authorization, execution and delivery by the other parties to such documents, this Agreement is, and the Transaction Documents to which Seller is a party, when executed and delivered by Seller, will be, the valid and binding obligations of Seller and enforceable against Seller in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.3No Conflicts. Assuming the receipt of all Consents and the waiver of, or compliance with, all Preferential Purchase Rights, and except for compliance with the HSR Act, the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Seller, (b) except for Permitted Encumbrances, result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the material terms, conditions or provisions of any note, bond, mortgage, indenture, license or other Applicable Contract to which Seller is a party or by which Seller or the Assets may be bound or (c) violate in any material respect any Law applicable to Seller or any of the Assets.
4.4Consents. Except (i) as set forth on Schedule 4.4, (ii) for Customary Post-Closing Consents, (iii) under Contracts that are terminable upon not greater than ninety (90) days’ notice without payment of any fee, (iv) for Preferential Purchase Rights and (v) for compliance with the HSR Act, there are no restrictions on assignment, including requirements for consents from Third Parties to any assignment (in each case), that Seller is required to obtain in connection with the transfer of the Assets by Seller to Buyer or the consummation of the transactions contemplated by this Agreement by Seller (each, a “Consent”).
4.5Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Seller’s Knowledge, threatened in writing against Seller or its Affiliates.
4.6Brokers’ Fees. Seller has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer or any Affiliate of Buyer shall have any responsibility.

4.7Litigation. Except as set forth in Schedule 4.7, there is no suit, action, litigation or arbitration by any Person or before any Governmental Authority pending or, to Seller’s Knowledge, threatened in writing against Seller with respect to the Assets or, to Seller’s Knowledge, otherwise relating to the Assets.
4.8Material Contracts.
(a)Schedule 4.8 sets forth as of the Execution Date all Applicable Contracts of the type described below (collectively, the “Material Contracts”):
(i)any Applicable Contract that can reasonably be expected to result in aggregate payments by Seller or any Affiliate of Seller of more than $200,000 during the current or any subsequent calendar year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues), or $1,000,000 in the aggregate over the term of such Applicable Contract;
(ii)any Applicable Contract that can reasonably be expected to result in aggregate revenues to Seller or any Affiliate of Seller of more than $200,000 during the current or any subsequent calendar year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues), or $1,000,000 in the aggregate over the term of such Applicable Contract;
(iii)any Applicable Contract that is a Marketing Contract that cannot be terminated by Seller without penalty upon ninety (90) days’ or less notice;
(iv)any Applicable Contract that is an indenture, mortgage, loan, credit or sale-leaseback, guaranty of any obligation, letter of credit or similar financial Contract;
(v)any Applicable Contract that constitutes a lease under which Seller or any Affiliate of Seller is the lessor or the lessee of real or Personal Property which lease (A) cannot be terminated by Seller or such Affiliate without penalty upon ninety (90) days’ or less notice and (B) involves an annual base rental of more than $50,000;
(vi)any Applicable Contract that is a farmout agreement, participation agreement, partnership agreement, joint venture and/or exploration agreement, development agreement, joint or unit operating agreement or similar Applicable Contract;
(vii)any Applicable Contract that contains a non-compete provision or area of mutual interest provision, or that purports to restrict, limit or prohibit the locations in which Seller or any Affiliate of Seller conducts business (other than those relating to restrictions under applicable Law);
(viii)any Applicable Contract that contains calls upon or options to purchase production, or is a dedication of production or otherwise requires production to be transported, processed or sold in a particular fashion or requires the payment of deficiency payments if specified production volume levels are not achieved;
(ix)any Applicable Contract that contains a take or pay payment, advance payment or other similar payment clause (other than royalties, overriding royalties and similar arrangements established in the Leases), to deliver Hydrocarbons, or proceeds from the sale thereof, at some future time without receiving payment therefor at or after the time of delivery;
(x)any Applicable Contract that constitutes a Hedge Contract;
(xi)any Applicable Contract for which the primary purpose is to provide for the indemnification of another Person;
(xii)any Applicable Contract that would obligate Buyer to drill additional wells after the Closing;

(xiii)any Applicable Contract that provides for the maintenance of credit support in favor of any Third Party (other than in respect of any credit facilities of Seller or its Affiliates which will not bind the Assets following Closing) by Seller or by Buyer as Seller’s successor; and
(xiv)any Applicable Contract between Seller and any Affiliate of Seller that will not be terminated prior to Closing.
(b)To Seller’s Knowledge, each Applicable Contract listed or required to be listed in Schedule 4.8 is in full force and effect as to Seller and each counterparty. Except as set forth in Schedule 4.8, there exists no material default under any Material Contract by Seller or, to Seller’s Knowledge, by any other Person that is a party to such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute a material default under any such Material Contract by Seller or, to Seller’s Knowledge, any other Person who is a party to such Material Contract. Prior to the Execution Date, Seller has made available to Buyer true and complete copies of each Applicable Contract described or required to be listed in Schedule 4.8 and all amendments thereto. As of the Execution Date, Seller has not received or given any unresolved written notice of default, amendment, waiver, price redetermination, market out, curtailment or termination with respect to any Applicable Contract described or required to be listed in Schedule 4.8.
4.9No Violation of Laws. To Seller’s Knowledge, except as set forth in Schedule 4.9, Seller is not in material violation of or material non-compliance with any applicable Laws with respect to its ownership and operation of the Assets. For the avoidance of doubt, this Section 4.9 does not include any matters with respect to Environmental Laws or Laws related to Taxes, which shall be exclusively addressed in Section 4.18 and Section 4.14, respectively.
4.10Preferential Purchase Rights. Except as set forth in Schedule 4.10, there are no preferential purchase rights, rights of first refusal, tag-along rights, drag-along rights or other similar rights that are applicable to the transfer of the Assets in connection with the transactions contemplated hereby (each a “Preferential Purchase Right”).
4.11Royalties, Expenses, Etc. Except for such items that are being held in suspense for which the Purchase Price is adjusted pursuant to Section 3.3(b)(ix) and except as set forth on Schedule 4.11, Seller has properly and timely paid all material Burdens with respect to the Assets due by Seller, or if not paid, is contesting such Burdens in good faith in the normal course of business as set forth in Schedule 4.11. Subject to the foregoing, to Seller’s Knowledge, as of the Execution Date, no material expenses (including bills for labor, materials and supplies used or furnished for use in connection with the Assets, Burdens and amounts payable to co-owners of the Assets) are delinquent in payment by Seller that relate to the ownership or operation of the Assets.
4.12Imbalances. Schedule 4.12 sets forth all material Imbalances associated with the Assets as of the Effective Time.
4.13Current Commitments. Schedule 4.13 sets forth, as of the Execution Date, all approved authorizations for expenditures and other approved capital commitments proposed or received by Seller, individually in excess of $300,000 net to Seller’s applicable interest (the “AFEs”), relating to the Assets to drill or rework wells or for other capital expenditures pursuant to any of the Material Contracts for which all of the activities anticipated in such AFEs were not completed by the Effective Time.
4.14Asset Taxes. Except as set forth in Schedule 4.14, (a) all material Asset Taxes that have become due and payable by Seller have been timely paid in full, (b) all material Tax Returns with respect to Asset Taxes required to be filed by Seller have been properly and timely filed (taking into account applicable filing extensions) with the appropriate Governmental Authority, and all such Tax Returns are true, correct and complete in all material respects, (c) there are no liens on any of the Assets attributable to Taxes other than liens for Taxes not yet due, (d) with respect to all Asset Taxes, (i)  there are not currently in effect any extensions or waivers of any statute of limitations of any jurisdiction regarding the assessment or collection of any such Tax and (ii) there are no pending or, to Seller’s Knowledge, threatened audits, examinations or other proceedings against the Assets or Seller by any Governmental Authority, and (e) none of the Assets is subject to any tax partnership agreement or is otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code. Notwithstanding any other provision of this Agreement, the representations and warranties in this Section 4.14 are the only representations and warranties in this Agreement with respect to Tax matters.
4.15Wells.
(a)There is no well operated by Seller or its Affiliates on the Assets, (i) with respect to which there is an order from a Governmental Authority requiring that such well be plugged and abandoned or (ii) that is neither in use for purposes of production or injection, nor suspended or temporarily abandoned in accordance with applicable Law, that has not been plugged and abandoned in accordance with applicable Law.
(b)To Seller’s Knowledge, all Wells have been drilled and completed within the limits permitted by all applicable Leases, Contracts and pooling or Unit agreements and no such Well is subject to material penalties on allowables after the Effective Time because of any overproduction prior to the Effective Time.
(c)With respect to those Wells that are subject to payout, Schedule 4.15 sets forth, as of the date set forth in such Schedule, the payout balances maintained by Seller for such of those Wells that are operated by Seller or its Affiliates.
4.16Leases. Except as specified in Schedule 4.16, to Seller’s Knowledge: (a) all bonuses and rentals and other material payments or obligations due under the Leases have been properly and timely paid (except for royalty payments (which are addressed in Section ý4.11)), (b) as of the Execution Date, Seller has not received written notice from a lessor of any requirements or demands to drill additional wells on any of the Leases, which requirements or demands have not been resolved, and (c) as of the Execution Date, Seller has not received any unresolved written notice that any party to any Lease or any successor to the interest of such party has filed or threatened to file any action to terminate, cancel, rescind or procure judicial reformation of any Lease.
4.17Employees.
(a)Except as set forth on Schedule 4.17, Seller has no material Liabilities with respect to non-compliance with employment Laws with respect to any employee of Seller or any of its Affiliates that has performed work at or in connection with the Assets. None of Seller or any of its Affiliates has made any commitments or representations to any of its employees regarding (i) potential employment by Buyer or any Affiliate of Buyer, or (ii) any terms and conditions of such potential employment by Buyer or any Affiliate thereof. No union or similar organization represents any Permitted Employee, and, to Seller’s Knowledge, no other organization is attempting to organize such Permitted Employees.
(b)Seller does not have any material Liability with respect to any Employee Benefit Plan. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any material Liability of Seller under or with respect to (i) Title IV of ERISA, (ii) Sections 302 and 502 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) any Employee Benefit Plan, or (v) any “multiemployer plan” (as defined in Section 3(37) of ERISA) or any voluntary employees’ beneficiary association (as described in Section 501(c)(9) of the Code), in each case, that would reasonably be expected to be a Liability of Buyer following the Closing Date. There does not now exist, nor do any circumstances exist that could be expected to result in, any Liability for failure to comply with the provisions of Section 601, et seq. of ERISA and

Section 4980B of the Code and Section 701, et seq. of ERISA and Subtitle K of the Code that would reasonably be expected to be a Liability of Buyer following the Closing Date.
(c)The consummation of the transactions contemplated by this Agreement or any Transaction Document will not, either alone or in combination with any other event, result in Buyer or any of its ERISA Affiliates incurring any Liability with respect to any Employee Benefit Plan sponsored, maintained, or contributed to by Seller or any of its ERISA Affiliates.
4.18Environmental. Except as set forth in Schedule 4.18, as of the Execution Date: (a) to Seller’s Knowledge, the Assets operated by Seller and the operation thereof are in compliance with applicable Environmental Laws in all material respects; (b) Seller has not received any written notice from any Person asserting that any of the Assets is in violation of Environmental Laws or is subject to material environmental Liabilities, which in either case remains pending or unresolved; (c) Seller has provided Buyer with copies of all material reports addressing an Environmental Condition with respect to the Assets that are in Seller’s possession or control and relate to the five (5)-year period prior to the Effective Time; and (d) with respect to the Assets, Seller has not entered into, and to Seller’s Knowledge is not subject to, any written agreements, consents, orders, decrees, judgments, or other directives of any Governmental Authority (other than Permits) that are in existence as of the Execution Date and unique to Seller, that are based on any Environmental Laws, that relate to the future use of any of the Assets and that require any change in the present conditions of any of the Assets.
4.19Permits. Seller possesses all permits, licenses, registrations, orders, approvals, variances, waivers and other authorizations (but excluding servitudes, easements and rights-of-way) (the “Permits”) required to be obtained by Seller from any Governmental Authority for conducting its business with respect to the Assets. To Seller’s Knowledge, (a) each of the Permits is in full force and effect in all material respects, (b) there exists no material default under any Permit by Seller or by any other Person, and (c) no event has occurred that upon receipt of notice or lapse of time or both would constitute any material default under any such Permit by Seller or any other Person.
4.20Suspended Funds. Schedule 4.20 lists (a) all funds held in suspense by Seller as of the Execution Date that are attributable to the Assets, (b) a description of the source of such funds and the reason they are being held in suspense, and (c) if known, the name(s) of the Person(s) claiming such funds or to whom such funds are owed.
4.21Insurance. Schedule 4.21 set forth a list of the material insurance policies held by Seller with respect to the Assets. Such policies are in full force and effect, and, as of the Execution Date, Seller has not (a) received written notice of any pending or threatened termination of such policies or (b) received any notice from the insurer under any such insurance policy related to the Assets disclaiming coverage in any material amount, reserving rights with respect to a material claim or such policy in general, or canceling or materially amending any such policy.
4.22Foreign Person. Seller is not a “foreign person” within the meaning of Section 1445 of the Code.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller the following:
5.1Organization, Existence and Qualification. Buyer is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Delaware and has all requisite power and authority to own and operate its property and to carry on its business as now conducted. Buyer is, or will be at Closing, duly licensed or qualified to do business as a foreign limited liability company in all jurisdictions in which it carries on business or owns assets and such qualification is required by Law except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.
5.2Authorization, Approval and Enforceability. Buyer has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents have been duly and validly authorized and approved by all necessary limited liability company action on the part of Buyer. Assuming the due authorization, execution and delivery by the other parties to such documents, this Agreement is, and the Transaction Documents to which Buyer is a party, when executed and delivered by Buyer, will be, the valid and binding obligations of Buyer and enforceable against Buyer in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and similar Laws, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.3No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated herein and therein will not (a) conflict with or result in a breach of any provisions of the organizational or other governing documents of Buyer, (b) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound or (c) assuming compliance with the HSR Act, violate any Law applicable to Buyer or any of its property, except in the case of clauses (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not, individually or in the aggregate, have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.
5.4Consents. Except for compliance with the HSR Act (if applicable), there are no requirements to obtain consent from Third Parties that Buyer is required to obtain in connection with the consummation of the transactions contemplated by this Agreement by Buyer.
5.5Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer’s Knowledge, threatened in writing against any member of the ORNR Group. Buyer is not insolvent.
5.6Litigation. As of the Execution Date, there is no investigation, lawsuit, action, litigation or arbitration by any Person or before any Governmental Authority pending, or to Buyer’s Knowledge, threatened in writing against Buyer or any of its Affiliates that has or would have a material adverse effect upon the ability of Buyer to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.
5.7Financing. Buyer shall have as of the Closing Date sufficient cash, available lines of credit or other sources of immediately available funds with which to pay the Purchase Price, consummate the transactions contemplated by this Agreement and perform its obligations under this Agreement and the Transaction Documents, and following Closing, Buyer shall have sufficient funds to meet any other payment obligations under this Agreement.
5.8Regulatory. Buyer is or will be at Closing qualified per applicable Law to own and assume operatorship of the Assets in all jurisdictions where the Assets are located, and the consummation of the transactions contemplated by this Agreement will not cause Buyer to be disqualified as such an owner or operator. To the extent required by any applicable Laws, as of Closing, Buyer shall maintain, lease bonds, area-wide bonds or any other surety bonds as may be required by, and in accordance with, all applicable Laws governing the ownership and operation of the Assets and as of Closing shall file any and all required reports necessary for such ownership and/or operation with all Governmental Authorities having jurisdiction over such ownership and/or operation.
5.9Independent Evaluation. Buyer (a) is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities and is aware of the risks associated with the purchase, ownership and operation of such properties and facilities, (b) is capable of evaluating, and hereby acknowledges that it has so evaluated, the merits and risks of the Assets, Buyer’s acquisition, ownership and operation thereof, and its obligations hereunder, and (c) is able to bear the economic risks associated with the Assets, Buyer’s acquisition, ownership and operation thereof, and its obligations hereunder. In making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer (i) has relied or shall rely solely on its own independent investigation and evaluation of the Assets and the advice of its own legal, Tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors of Seller, and (ii) has satisfied itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Assets.
5.10Brokers’ Fees. None of Buyer or Buyer’s Affiliates has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement or the Transaction Documents for which Seller or any of Seller’s Affiliates has or shall have any responsibility.
5.11Accredited Investor. Buyer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act, and will acquire the Assets for its own account and not with a view to a sale, distribution or other disposition thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.

ARTICLE VI
CERTAIN AGREEMENTS
6.1Conduct of Business. Except (w) as set forth in Schedule 6.1, (x) for the operations covered by the AFEs and other capital commitments described in Schedule 4.13, (y) for actions taken in connection with emergency situations and (z) as expressly contemplated by this Agreement or as expressly consented to in writing by Buyer (which consent shall not be unreasonably delayed, withheld or conditioned), Seller shall, from and after the Execution Date and until Closing:
(a)maintain, and if Seller is the operator thereof, operate, the Assets (i) in the usual, regular and ordinary manner consistent with its past practice (including in accordance with its current one rig program) as would a reasonable and prudent owner/operator, and (ii) in accordance in all material respects with all applicable Laws and the terms of the Leases and Applicable Contracts;
(b)maintain the books of account and Records relating to the Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices of Seller;
(c)subject to Section 6.1(b), (i) pay all Operating Expenses incurred with respect to the Assets in the ordinary course of business and (ii) except for the Leases set forth in Schedule 6.1, cause to be timely paid all rentals, shut-in royalties, minimum royalties and other payments that are necessary to maintain Seller’s rights in and to the Leases in full force and effect until Closing;
(d)give prompt notice to Buyer of any written notice (i) received or given by Seller with respect to (A) any alleged material breach by Seller or other Person of any of the Leases, Permits and Applicable Contracts or (B) any amendment, waiver, price redetermination, market out, curtailment or termination with respect to any Applicable Contract, (ii) received by Seller from a lessor with respect to any requirements or demands to drill additional wells on any of the Leases or (iii) received by Seller from any party to any Lease or any successor to the interest of such party of the filing or threatened filing of any action to terminate, cancel, rescind or procure judicial reformation of any Lease;
(e)give prompt notice to Buyer of (i) any material Casualty Losses and (ii) any emergency with respect to the Assets necessitating emergency operations;
(f)not propose any operation with respect to the Assets reasonably expected to cost Seller in excess of $300,000;
(g)not consent to any operation with respect to the Assets proposed by a Third Party that is reasonably expected to cost Seller in excess of $300,000;
(h)not enter into an Applicable Contract that, if entered into on or prior to the Execution Date, would be required to be listed in Schedule 4.8, or terminate (unless such Material Contract terminates pursuant to its stated terms) or materially amend or change the terms of any Material Contract;
(i)not encumber, transfer, sell, mortgage, pledge or dispose of any portion of the Assets other than (i) the transfer, sale and/or disposition of Hydrocarbons in the ordinary course of business, and (ii) sales of equipment that is no longer necessary or desirable in the operation of the Assets or for which replacement equipment has been, or will be on or prior to Closing, obtained;
(j)not reduce or terminate existing insurance;
(k)not voluntarily relinquish its position as operator with respect to any Asset;
(l)not voluntarily settle or release any claim in excess of $100,000 with respect to the Assets to the extent relating (i) to the post-Effective Time period or (ii) to both the pre-Effective Time period and the Assumed Obligations for which Buyer is responsible hereunder; and
(m)not commit to do any of the foregoing.
Buyer acknowledges that Seller owns undivided interests in certain of the properties comprising the Assets of which neither Seller nor its Affiliates is the operator, and Buyer agrees that the acts or omissions of any other Working Interest owner or any other Person who is not Seller or an Affiliate of Seller shall not constitute a breach of the provisions of this Section 6.1, and no action required by a vote of Working Interest owners shall constitute such a breach so long as Seller has voted its interest in a manner that complies with the provisions of this Section 6.1.
6.2Successor Operator. While Buyer acknowledges that it desires to succeed Seller (or its Affiliate) as operator of those Assets or portions thereof that Seller (or its Affiliate) may presently operate, Buyer acknowledges and agrees that Seller cannot and does not covenant or warrant that Buyer shall become successor operator of such Assets since the Assets or portions thereof may be subject to operating or other agreements that control the appointment of a successor operator. Seller agrees, however, that, as to the Assets it (or its Affiliate) operates, it shall use its commercially reasonable efforts to support Buyer’s efforts to become successor operator of such Assets (to the extent permitted under any applicable joint operating agreement or other applicable agreement) effective as of Closing (at Buyer’s sole cost and expense) and to designate and/or appoint, to the extent legally possible and permitted under, and subject to any Third Party’s right to resume operatorship under, any applicable joint operating agreement or other applicable agreement, Buyer as successor operator of such Assets effective as of Closing.
6.3Governmental Bonds and Guarantees.
(a)Buyer acknowledges that none of the bonds, letters of credit and guarantees, if any, set forth on Schedule 6.3, posted by Seller or its Affiliates with any Governmental Authority or any non-governmental Third Party and relating to the Assets (the “Bonds”) are transferable to Buyer. On or before the Closing Date, Buyer shall obtain, or cause to be obtained in the name of Buyer, replacements for such Bonds to the extent such replacements are necessary (i) to consummate the transactions contemplated by this Agreement and (ii) to permit the cancellation of such Bonds posted by Seller and/or any of its Affiliates with respect to the Assets. In addition, at or prior to Closing, Buyer shall deliver to Seller evidence of the posting of bonds or other security with all applicable Governmental Authorities and all applicable Third Parties meeting the requirements of such Governmental Authorities and such Third Parties to own and, if applicable, operate the Assets.
(b)In the event that any Governmental Authority or any Third Party does not permit the cancellation of any Bond posted by Seller and/or any Affiliate thereof with respect to the Assets, then, from and after Closing, without limiting Buyer’s right to indemnification pursuant to Section 13.2, Buyer shall indemnify Seller or such Affiliate, as applicable, against all amounts incurred by Seller or such Affiliate, as applicable, under such Bond (and all costs incurred in connection with such Bond) to the extent applicable to the Assets. Notwithstanding anything to the contrary contained in this Agreement, any cash placed in escrow by Seller or any Affiliate thereof in connection with the Bonds must be returned to Seller, and shall be deemed an Excluded Asset for all purposes hereunder.
6.4Amendment to Schedules. Buyer agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller shall have the continuing right until Closing to add, supplement or amend the Schedules to its representations and warranties with respect to any matter hereafter arising which, if existing or known, as applicable, on the Execution Date, would have been required to be set forth or described in such Schedules. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in ARTICLE VII have been fulfilled, the Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto; provided, however, that if Closing shall occur, then all matters disclosed pursuant to any such addition, supplement or amendment at or prior to Closing shall be waived and Buyer shall not be entitled to make a claim with respect thereto pursuant to the terms of this Agreement or otherwise.
6.5Records Retention. Buyer shall and shall cause its successors and assigns to, for a period of five (5) years following Closing (or, in the case of Records related to Tax matters, until the expiration of the period of time set forth in the applicable statute of limitations), (a) retain the Records, (b) provide Seller and its officers, employees and representatives with reasonable access to the Records during normal business hours for review and copying at Seller’s expense, and (c) provide Seller and its officers, employees and representatives with reasonable access, during normal business hours, to materials received or produced after Closing relating to any indemnity claim made under Article XIII for review and copying at Seller’s expense.

6.6Regulatory Matters.
(a)Seller and Buyer shall (x) make or cause to be made appropriate filings of a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the transactions contemplated hereby as promptly as practicable, but in no event later than ten (10) Business Days, after the Execution Date, and Seller and Buyer shall bear their own costs and expenses incurred in connection with such filings and compliance with this Section 6.6, provided that Buyer and Seller shall each pay fifty percent (50%) of any filing fees in connection therewith, and (y) use their commercially reasonable efforts to respond at the earliest practicable date to any requests for additional information made by the Antitrust Division of the Department of Justice (the “DOJ”), the Federal Trade Commission (the “FTC”) or any other Governmental Authority, to take all actions necessary to cause the waiting periods under the HSR Act and any other Laws to terminate or expire at the earliest possible date but in no event later than the Outside Date, to resist in good faith, at each of their respective cost and expense, any assertion that the transactions contemplated hereby constitute a violation of Laws, and to eliminate every impediment under any Laws that may be asserted by any Governmental Authority so as to enable the Closing to occur as soon as reasonably possible in accordance herewith, all to the end of expediting consummation of the transactions contemplated hereby. In connection with this Section 6.6, the Parties shall, to the extent permitted by Laws, (i) cooperate in all respects with each other in connection with any filing, submission, investigation or inquiry, (ii) absent an objection from a Governmental Authority, provide advance notice and allow the other Party to participate in every communication with a Governmental Authority, provided that this clause shall not apply to a communication initiated by the Governmental Authority without advance notice to a Party, in which case the next clause shall apply, (iii) promptly inform the other Party of any communication received by such Party from, or given by such Party to, the DOJ or the FTC or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case, regarding the transactions contemplated hereby, (iv) have the right to review in advance, and to the extent practicable, each shall consult the other on, any filing made with, or written materials to be submitted to, the DOJ, the FTC or any other Governmental Authority or, in connection with any proceeding by a private party, any other Person, in connection with the transactions contemplated hereby, and (v) consult with each other in advance of any meeting, discussion, telephone call or conference with the DOJ, the FTC or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person. Each Party shall provide the other with information that is reasonably requested and that is reasonably necessary to obtain the expiration of the waiting period under the HSR Act; provided, however, that neither Party would be required to share information that (A) is subject to the attorney-client or work product privilege, absent entry of a mutually acceptable joint defense agreement or (B) reflects the value of the transaction.
(b)Buyer and Seller shall, and shall cause their respective Affiliates to, take reasonable best efforts to cause the expiration or early termination of the applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as is practicable but in no event later than the Outside Date. Buyer and Seller shall jointly determine all strategy with regard to any provision of the foregoing; provided that nothing in this Agreement obligates Buyer or any of its Affiliates or Seller or any of its Affiliates to agree to divest, hold separate or otherwise take any action that limits the ability of Buyer or its Affiliates or Seller or any of its Affiliates to operate or retain its own assets or businesses, or the Assets. Neither Buyer nor Seller shall take any action that will delay obtaining the expiration of the HSR Act waiting period and neither shall withdraw or refile any filing under the HSR Act without the approval of the other Party.
6.7Compliance with Litigation Matters. Buyer agrees that it will comply with the terms and requirements of the Bishop Litigation Settlement to the extent relating to the post-Closing operations of the Assets, including (a) the covenant to pay future royalties based on the royalty valuation methodology agreed to in the Bishop Litigation Settlement, (b) the covenant to report future royalties based on the reporting format agreed to in the Bishop Litigation Settlement, and (c) the covenant not to take or adjust royalties for certain disputed deductions described in the Bishop Litigation Settlement. Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges that it is responsible for complying with the terms and requirements of the Bishop Litigation Settlement to the extent relating to the post-Closing operations of the Assets and agrees that Buyer does not have any, and will not have any, claim against Seller relating to the requirements of the Bishop Litigation Settlement, the results of such compliance on operations or Buyer’s failure to comply with such requirements.
6.8Employees.
(a)Notwithstanding anything to the contrary contained in the Confidentiality Agreement, Buyer and its Affiliates may, on or after the Execution Date and at reasonable times approved by Seller, interview any employee of Seller or its Affiliates set forth on Schedule 6.8 (each, a “Permitted Employee”) and conduct those lawful, standard employee screening and eligibility procedures with regard to the potential employment of any Permitted Employee as Buyer or any such Affiliate conducts with respect to candidates for employment in its ordinary course of business. Seller may supplement Schedule 6.8 at any time prior to the Closing in order to add additional individuals to Schedule 6.8. Buyer and its Affiliates may conduct interviews and screening of the Permitted Employees from the Execution Date until fifteen (15) days before the Closing Date; provided that such interviewing and screening shall not unreasonably interfere with the business of Seller or its Affiliates. Seller shall exercise commercially reasonable efforts to cooperate with Buyer and its Affiliates to facilitate the completion of the interview and screening procedures hereunder.
(b)After the Execution Date, and as set forth in Section 6.8(a) above, Buyer and its Affiliates shall be authorized to communicate with any Permitted Employee regarding such Permitted Employee’s potential employment with Buyer or its Affiliates and both Buyer and its Affiliates shall be authorized to communicate any offer of employment to any Permitted Employees, with such employment offers to be conditioned upon the Closing and effective as of the Closing Date. Buyer shall, not later than fifteen (15) days before the Closing Date, deliver to Seller a final written list containing the name of each Permitted Employee to whom Buyer or any of its Affiliates has made an employment offer. Buyer shall provide to Seller, not later than ten (10) days prior to the Closing Date, the names of each Permitted Employee who has then accepted an employment offer from Buyer or any of its Affiliates (each Permitted Employee who accepts such an offer being a “Continuing Employee”) and the names of the Permitted Employees who have then declined an employment offer from Buyer or its Affiliates. Each Continuing Employee shall, as of the Closing Date (if he or she is still employed by Seller or its Affiliate), be terminated by Seller or its Affiliate and become an employee of Buyer or its Affiliate. Between the Execution Date and ten (10) days prior to the Closing Date, Seller shall not (and shall cause its Affiliates to not) terminate any Permitted Employee (other than for cause or with Buyer’s prior written consent, not to be unreasonably withheld, conditioned or delayed); provided, however, that prior to the Closing Date, Seller shall not (and shall cause its Affiliates to not) terminate any Permitted Employee who has received an employment offer from Buyer or any of its Affiliates and accepted such offer (other than for cause or with Buyer’s prior written consent, not to be unreasonably withheld, conditioned or delayed). Seller shall not induce or otherwise attempt to influence any such Permitted Employee to resign or to not accept his or her offer of employment from Buyer or any of its Affiliates.
(c)Seller shall be responsible for all compensation and benefits owing to Continuing Employees arising on or prior to the Closing Date (or, if earlier, the date a Continuing Employee ceases employment with Seller or its Affiliate) and for all compensation and benefits owing to Permitted Employees not hired by Buyer or its Affiliates. Buyer or its Affiliate, as applicable, shall be responsible for all compensation and benefits owing to Continuing Employees arising on or after their hiring by Buyer or such Affiliate (including after the Closing Date). Seller shall be responsible and pay for any obligation arising out of the WARN Act with respect to any employee of Seller or any of its Affiliates (including any Permitted

Employees laid off on or prior to the Closing Date); provided that Buyer or its Affiliate, as applicable, shall be responsible and pay for any obligation arising out of the WARN Act with respect to any Continuing Employees laid off after the Closing Date. Buyer shall take no act (or omit to take any act) on or after the Closing Date that creates any Liability for Seller or any of its Affiliates under the WARN Act.
(d)Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall create any obligation on the part of Buyer or its Affiliates to (i) offer employment to, or hire, any Permitted Employee, (ii) offer or provide specified levels of compensation or benefits to Permitted Employees or (iii) continue the employment of any employee for any definite period following the Closing Date.
(e)Without limiting the generality of Section 15.10, no provision in this Agreement shall create any Third-Party beneficiary or other right in any Person (including any beneficiary or dependent thereof) for any reason in respect of continued employment or new employment with Seller or its Affiliates or Buyer or its Affiliates or in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement maintained by Seller or Buyer or its Affiliates. Nothing in this Section 6.8, express or implied, shall be deemed an amendment of any Employee Benefit Plan providing benefits to any Permitted Employee or any other employee of Seller or its Affiliates. Each Party hereby agrees not to, and, with respect to Seller, to cause its Affiliates or anyone acting on Seller’s or any of its Affiliates’ behalf not to, and, with respect to Buyer, to cause each member of the ORNR Group or anyone acting on Buyer’s or any member of the ORNR Group’s behalf not to, for two (2) years after the Execution Date, directly or indirectly (other than as permitted by Sections 6.8(a) and 6.8(b) hereof): solicit or contact with a view to the engagement or employment of, any employee of the other Party or its Affiliates; provided, however, that it shall not be a violation of this Section 6.8(e) to engage in solicitations incidental to general advertising or other general solicitation in the ordinary course not specifically targeted at such Persons or to employ any Person not solicited in violation hereof.
6.9Transition Services Agreement. The Parties shall enter into at Closing the Transition Services Agreement substantially in the form set forth on Exhibit K (the “Transition Services Agreement”); provided that, with respect to the items on the Schedules thereto which the Parties fail to agree to as of the Execution Date, Seller and Buyer shall, acting in good faith, use their commercially reasonable efforts to agree to such items prior to the Closing and such Schedules shall be modified accordingly.
6.10Hedges.
(a)After the execution of this Agreement and prior to Closing, upon receipt of written instructions from Buyer, Seller shall promptly authorize the initiation of one or more hedging transactions in connection with the Assets in accordance with the terms and conditions, and with any counterparty that has an ISDA agreement in effect or executes an ISDA agreement with Seller, set forth in such written instructions (each such transaction initiated in accordance with this Section 6.10(a), a “Specified Hedging Agreement”); provided that (i) the volumes associated with all such Specified Hedging Agreements are, in the aggregate, no greater than those listed on Schedule 6.10 and on market terms, (ii) the Specified Hedging Agreements are executed solely with counterparties listed on Schedule 6.10, (iii) Seller shall not be required to pay to any counterparty any fee to authorize the initiation of any Specified Hedging Agreement (unless Buyer agrees to reimburse Seller for such fee), and (iv) Buyer has delivered such instructions at least five (5) Business Days prior to the Closing. Seller shall not authorize the initiation of any Specified Hedging Agreement except as expressly provided in this Section 6.10.
(b)If Seller has authorized the initiation of any Specified Hedging Agreement in accordance with this Section 6.10 and the proposed counterparty thereto fails to authorize the initiation of such Specified Hedging Agreement, Seller shall not be in breach of this Section 6.10 for such counterparty’s failure to authorize the initiation of such Specified Hedging Agreement.

(c)Prior to the earlier of novation of a Specified Hedging Agreement to Buyer at Closing or the unwinding of such Specified Hedging Agreement after the occurrence of an Unwinding Scenario, Seller shall (i) comply with such Specified Hedging Agreement and (ii) not execute or deliver any amendment for, or waiver of any right under, such Specified Hedging Agreement, transfer any right or obligation under such Specified Hedging Agreement or terminate such Specified Hedging Agreement; provided, however, that Seller shall execute and deliver any such amendment or waiver or effect any such transfer or termination in accordance with any written request delivered by Buyer to Seller and consistent with Schedule 6.10.
(d)Whether or not the Closing occurs, Buyer shall pay, be responsible for, defend, indemnify, hold harmless and forever release Seller and its Affiliates from and against any and all (i) payments made by Seller or payable by Seller to any counterparty listed on Schedule 6.10 related to entering into the Specified Hedging Agreements or any amendments, waivers, transfers or terminations of Specified Hedging Agreements pursuant to Section 6.10(c), (ii) payments made by Seller or payable by Seller related to transferring to, or novating in favor of, Buyer the Specified Hedging Agreements, (iii) payments made by Seller or payable by Seller related to any monthly settlement of a Specified Hedging Agreement, and (iv) payments made by Seller or payable by Seller under any Specified Hedging Agreement pursuant to an Unwinding Scenario (as defined below), in each case, without duplication of the Purchase Price adjustments pursuant to Section 3.3(a)(ix) or Section 3.3(b)(xi) (the “Hedging Indemnities”).
(e)If this Agreement is terminated prior to Closing or Buyer fails to assume the Specified Hedging Agreements or the transactions contemplated thereby at Closing for any reason whatsoever (in either case, an “Unwinding Scenario”), then Seller shall, at the sole cost and expense of Buyer, use its reasonable efforts to unwind all of the Specified Hedging Agreements and the transactions contemplated thereby within five (5) Business Days following the occurrence of the Unwinding Scenario in accordance with the terms of the confirmations contained in each of the Specified Hedging Agreements.
(f)Following the Scheduled Closing Date or the earlier termination of this Agreement, Buyer shall make any required payments pursuant to the Hedging Indemnities to Seller within ten (10) Business Days after receipt of a reasonably detailed invoice with respect thereto.
(g)For the avoidance of doubt, Buyer shall be entitled to and responsible for, as applicable, all revenues, gains, proceeds, losses, costs and expenses related to the Specified Hedging Agreements and the transactions contemplated thereby (whether or not Closing occurs), including all revenues, gains, proceeds, losses, costs and expenses in an Unwinding Scenario, it being understood that all such revenues, gains and proceeds shall be the property of Buyer and that all such losses, costs and expenses shall be limited to the Hedging Indemnities.
(h)Notwithstanding anything to the contrary in this Agreement, the Specified Hedging Agreements and the transactions contemplated thereby and the actions to be taken by the Parties in accordance with this Section 6.10 and Section 6.11 are an exception to, and will under no circumstance constitute a breach of, any of (A) the representations and warranties made by either Party in this Agreement or in any certificate to be delivered at Closing and (B) the covenants contained in Section 6.1.
6.11Novation. Seller shall execute and deliver to the Specified Hedging Agreement counterparties the novation instruments substantially in the forms attached to this Agreement as Exhibit L at the Closing (the “Novation Instruments”). Buyer shall execute an ISDA agreement with each applicable counterparty of the Specified Hedging Agreements prior to such novation and pay to Seller any fees paid by Seller to a trade counterparty that was necessary to effect any novation contemplated by Section 6.11. Seller shall consult with Buyer regarding any such fee prior to agreeing to pay such fee. If Seller has executed and delivered any Novation Instrument in accordance with this Section 6.11 and the proposed counterparty thereto or Buyer fails to execute and deliver such Novation Instrument, Seller shall not be in breach of this Section 6.11 for such counterparty’s or Buyer’s failure to execute and deliver such Novation Instrument.

6.12Vehicles. Seller agrees that the vehicles included in the Personal Property shall include each company vehicle (if any) provided by Seller to any Permitted Employee that becomes an employee of Buyer or one of its Affiliates and any pool company vehicles dedicated to support the Assets.
6.13Financial Cooperation. For the period beginning on the Execution Date and ending on the Closing Date, Seller shall use commercially reasonable efforts to make available to Buyer financial information, accounting records, recording information, party names, legal descriptions, and petroleum engineering information relating to the Assets (in the form that such information and records currently exist) for use by Buyer in connection with Buyer’s financing of its acquisition of the Assets. In addition, for the period beginning on the Execution Date and ending on the Closing Date, Seller shall cooperate as reasonably requested by Buyer (in connection with Buyer’s efforts to obtain financing of its acquisition of the Assets) by making the appropriate Seller personnel available to Buyer and its independent certified public accounting firm (such accounting firm to be of national standing selected by Buyer, and agreed to by Seller) to (i) answer questions and assist in Buyer and Buyer’s accounting firm’s review of Seller’s financial information and accounting records relating to the Assets (including providing such auditors with customary access to the books and records of Seller relating to the Assets at reasonable times on the reasonable request of such auditors), (ii) answer questions in connection with Buyer’s preparation of disclosure schedules related to the Assets in connection with the Financing, (iii) answer questions in connection with Buyer’s preparation of the documentation necessary to pledge and mortgage the Assets that will be collateral under the Financing and (iv) provide Buyer with documentation and other information with respect to the Assets as shall have been reasonably requested by Buyer or its Designated Financing Sources or their respective Affiliates that is required in connection with the Financing by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act of 2001. It is understood and agreed by the Parties that the cooperation by Seller described in this Section 6.13 shall not obligate Seller to take any actions that materially interfere with Seller’s ongoing business and Seller shall not be responsible for the creation or production of any financial information or reports (audited or unaudited). Notwithstanding the foregoing, (a) neither Seller nor Seller’s Affiliates shall be required to pay any commitment or other similar fee or incur or become subject to any other Liability or obligation in connection with Buyer’s financing and (b) none of Seller or Seller’s Affiliates shall be required to authorize, execute or enter into, or perform any agreement with respect to, Buyer’s financing. BUYER SHALL DEFEND, INDEMNIFY, HOLD HARMLESS AND FOREVER RELEASE THE SELLER INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, CLAIMS, COSTS, EXPENSES, INTEREST, AWARDS, JUDGMENTS AND PENALTIES SUFFERED OR INCURRED BY THEM IN CONNECTION WITH BUYER’S FINANCING AND THE PERFORMANCE OF THEIR RESPECTIVE OBLIGATIONS UNDER THIS SECTION 6.13 AND ANY INFORMATION UTILIZED IN CONNECTION THEREWITH EVEN IF CAUSED BY THE NEGLIGENCE OF SELLER. Buyer shall, promptly upon written request by Seller, reimburse Seller and its Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred by Seller or its Affiliates (including those of its accountants, consultants, legal counsel, agents, contract labor and other Seller representatives) in connection with the cooperation described by this Section 6.13. All financial information, accounting records, recording information, party names, legal descriptions, and petroleum engineering information relating to the Assets is made available as a courtesy to Buyer and SELLER MAKES NO REPRESENTATIONS TO ANY PERSON OR ENTITY AS TO THE TRUTHFULNESS, COMPLETENESS OR ACCURACY OF SUCH INFORMATION AND THE SAME IS PROVIDED ON AN AS-IS WHERE-IS BASIS WITH ALL WARRANTIES, EXPRESS OR IMPLIED, DISCLAIMED. All financial information, accounting records, recording information, party names, legal descriptions, and petroleum engineering information relating to the Assets made available to Buyer pursuant to this Section 6.13 shall be subject to Section 10.2.

6.14Recording Cooperation. From the Execution Date until Closing, at Buyer’s request, Seller shall cooperate with and assist Buyer in recording the federal Leases in the applicable county records and will take such actions as may be reasonably required with respect thereto, with all of Seller’s out of pocket costs being borne by Buyer.

ARTICLE VII
BUYER’S CONDITIONS TO CLOSING
The obligations of Buyer to consummate the transactions provided for herein are subject, at the option of Buyer, to the fulfillment by Seller or waiver by Buyer, on or prior to Closing of each of the following conditions:
7.1Representations. (a) The representations and warranties of Seller set forth in ARTICLE IV (other than the Specified Representations) shall be true and correct on and as of the Closing Date (without regard to any materiality or Material Adverse Effect qualifiers contained therein), as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties that in the aggregate would not have a Material Adverse Effect, and (b) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date (without regard to any materiality or Material Adverse Effect qualifiers contained therein), as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).
7.2Performance. Seller shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or at the Closing Date.
7.3No Legal Proceedings; Governmental Prohibitions. No material suit, action, litigation or other proceeding instituted by any Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement, and no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority preventing the consummation of the transactions contemplated by this Agreement shall be in effect.
7.4Title Defects, Environmental Defects, Etc. The sum of (a) all Title Defect Amounts determined under Section 11.2(g) prior to Closing (or if not so determined prior to Closing, as alleged by Buyer in any Title Defect Notice in its reasonable and good faith opinion), less the sum of all Title Benefit Amounts determined under Section 11.2(h) prior to Closing, plus (b) all Remediation Amounts for Environmental Defects determined under ARTICLE XII prior to Closing (or if not so determined prior to Closing, as alleged by Buyer in any Environmental Defect Notice in its reasonable and good faith opinion), plus (c) the Allocated Value of all Assets withheld from Closing on account of Preferential Purchase Rights and Hard Consents pursuant to Section 11.4, plus (d) the amount of Purchase Price adjustment determined in accordance with Section 11.3 with respect to any Casualty Losses, shall be less than fifteen percent (15%) of the Purchase Price.
7.5Closing Deliverables. Seller shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer the documents and other items required to be delivered by Seller under Section 9.3.

7.6HSR Act. The waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby (if any) shall have expired or been terminated.

ARTICLE VIII
SELLER’S CONDITIONS TO CLOSING
The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment by Buyer or waiver by Seller on or prior to Closing of each of the following conditions:
8.1Representations. (a) The representations and warranties of Buyer set forth in ARTICLE V (other than the Specified Representations) shall be true and correct in all material respects on and as of the Closing Date (without regard to any materiality qualifiers contained therein), as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), and (b) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date (without regard to any materiality qualifiers contained therein), as though such representations and warranties had been made or given on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).
8.2Performance. Buyer shall have performed or complied in all material respects with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing Date.
8.3No Legal Proceedings; Governmental Prohibitions. No material suit, action, litigation or other proceeding instituted by any Third Party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement, and no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction, judgment or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority preventing the consummation of the transactions contemplated by this Agreement shall be in effect.
8.4Title Defects, Environmental Defects, Etc. The sum of (a) all Title Defect Amounts determined under Section 11.2(g) prior to Closing (or if not so determined prior to Closing, as alleged by Buyer in any Title Defect Notice in its reasonable and good faith opinion), less the sum of all Title Benefit Amounts determined under Section 11.2(h) prior to Closing, plus (b) all Remediation Amounts for Environmental Defects determined under ARTICLE XII prior to Closing (or if not so determined prior to Closing, as alleged by Buyer in any Environmental Defect Notice in its reasonable and good faith opinion), plus (c) the Allocated Value of all Assets withheld from Closing on account of Preferential Purchase Rights and Hard Consents pursuant to Section 11.4, plus (d) the amount of Purchase Price adjustment determined in accordance with Section 11.3 with respect to any Casualty Losses, shall be less than fifteen percent (15%) of the Purchase Price.
8.5Replacement Bonds. Buyer shall have obtained, in the name of Buyer, replacements for Seller’s and/or its Affiliates’ Bonds to the extent required by Section 6.3.
8.6Closing Deliverables. Buyer shall have delivered (or be ready, willing and able to deliver at Closing) to Seller the documents and other items required to be delivered by Buyer under Section 9.3.
8.7HSR Act. The waiting period under the HSR Act applicable to the consummation of the transactions contemplated hereby (if any) shall have expired or been terminated.

8.8Novation of Hedges. The Specified Hedging Agreements shall have been novated in favor of Buyer at no cost to Seller that is not covered by the Hedging Indemnities.

ARTICLE IX
CLOSING
9.1Date of Closing. Subject to the conditions stated in this Agreement, the sale by Seller and the purchase by Buyer of the Assets pursuant to this Agreement (the “Closing”) shall occur on or before 7:00 a.m. (Mountain Time) on September 20, 2017 (the “Scheduled Closing Date”), or on such date as Buyer and Seller may agree upon in writing; provided that if the conditions to Closing in ARTICLE VII and ARTICLE VIII have not yet been satisfied or waived by the Scheduled Closing Date, then subject to the Parties’ rights under ARTICLE XIV, Closing shall occur within five (5) Business Days after such conditions have been satisfied or waived. The date on which the Closing actually occurs shall be the “Closing Date.”
9.2Place of Closing. Closing shall be held at the offices of Seller at 1050 17th Street, Suite 800, Denver, Colorado 80265, or such other place as mutually agreed upon by the Parties.
9.3Closing Obligations. At Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
(a)Seller and Buyer shall execute, acknowledge and deliver the Assignment in sufficient counterparts to facilitate recording in the applicable counties covering the Assets.
(b)Seller and Buyer shall execute and deliver assignments, on appropriate forms, of federal Leases and state Leases included in the Assets, in sufficient counterparts to facilitate filing with the applicable Governmental Authority.
(c)Seller and Buyer shall execute, acknowledge and deliver the Deed in sufficient counterparts to facilitate recording in the applicable counties.
(d)Seller and Buyer shall execute, acknowledge and deliver such instruments as may be required to transfer the vehicles described in Section 2.1(h) to Buyer.
(e)Seller and Buyer shall execute and deliver the Preliminary Settlement Statement.
(f)Seller and Buyer shall execute and deliver the Transition Services Agreement.
(g)Buyer shall deliver to Seller, to the account(s) designated in the Preliminary Settlement Statement, by direct bank or wire transfer in same day funds, the Adjusted Purchase Price, less the Deposit.
(h)Seller shall deliver, on forms supplied by Buyer and reasonably acceptable to Seller, transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to production from the Assets from and after the Effective Time, for delivery by Buyer to the purchasers of production.
(i)Seller shall deliver an executed statement that meets the requirements set forth in Treasury Regulation §1.1445-2(b)(2).
(j)To the extent required under any applicable Law or Governmental Authority for any federal or state Lease, Seller and Buyer shall deliver federal and state change of operator forms designating Buyer as the operator of the Wells and the Leases currently operated by Seller or any of its Affiliates.
(k)An authorized officer of Seller shall execute and deliver a certificate, dated as of Closing Date, certifying that the conditions set forth in Section 7.1 and Section 7.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Buyer.

(l)An authorized officer of Buyer shall execute and deliver a certificate, dated as of Closing, certifying that the conditions set forth in Section 8.1 and Section 8.2 have been fulfilled and, if applicable, any exceptions to such conditions that have been waived by Seller.
(m)Buyer shall deliver any instruments and documents required by Section 6.3.
(n)Seller and Buyer shall execute and deliver joint written instructions to the Escrow Agent to pay the Deposit to Seller.
(o)Seller shall deliver or cause to be delivered to Buyer recordable releases of all Encumbrances securing borrowed monies incurred by Seller or its Affiliates that are burdening the Assets.
(p)Seller shall execute and deliver to the Specified Hedging Agreement counterparties for counter signature the Novation Instruments substantially in the forms attached to this Agreement as Exhibit L as may be required to novate each Specified Hedging Agreement to Buyer.
(q)Seller and Buyer shall execute and deliver any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered at Closing.
9.4Records. In addition to the obligations set forth under Section 9.3 above, but notwithstanding anything herein to the contrary, no later than thirty (30) Business Days after the Closing Date, Seller shall make available to Buyer the Records consistent with each Record’s current form and format as maintained by Seller as of the Effective Time, for pickup from Seller’s offices during normal business hours; provided that Seller shall retain copies of the Records, it being understood that Buyer shall be entitled to all original copies of the Records in Seller’s possession; provided further that Seller shall not be required to conduct processing, conversion, compiling or any other further work with respect to the delivery of copies of the Records pursuant to this Section 9.4.

ARTICLE X
ACCESS/DISCLAIMERS
10.1Access.
(a)From and after the Execution Date and up to and including the Closing Date (or earlier termination of this Agreement), but subject to the other provisions of this Section 10.1, Seller shall afford to Buyer and its authorized representatives (“Buyer’s Representatives”) reasonable access, during normal business hours, to the Assets operated by Seller or any of its Affiliates and all Records in Seller’s or any of its Affiliates’ possession at such time, to the extent necessary to conduct the title or environmental review described in this Agreement. Seller shall use commercially reasonable efforts to also make available to Buyer and the Buyer’s Representatives, upon reasonable notice during normal business hours, Seller’s personnel knowledgeable with respect to the Assets in order that Buyer may make such diligence investigation as Buyer considers necessary or appropriate. All investigations and due diligence conducted by Buyer or any Buyer’s Representative shall be conducted at Buyer’s sole cost, risk and expense and any conclusions made from any examination done by Buyer or any Buyer’s Representative shall result from Buyer’s own independent review and judgment.
(b)From the Execution Date to the Defect Claim Date, Buyer shall be entitled to undertake a Phase I Environmental Site Assessment of the Assets, conducted by a reputable environmental consulting or engineering firm approved in advance in writing by Seller (such approval not to be unreasonably withheld or delayed). In conducting such inspection, Buyer shall not operate any equipment or conduct any testing or sampling of soil, groundwater or other materials (including any testing or sampling for Hazardous Substances, Hydrocarbons or NORM). Seller or Seller’s designee shall have the right to be present during any stage of the assessment. Buyer shall give Seller reasonable prior written notice before entering onto any of the Assets, and Seller or its designee shall have the right to accompany Buyer and Buyer’s Representatives whenever they are on site on the Assets. Notwithstanding anything herein to the contrary, Buyer shall not have access to, and shall not be permitted to conduct any environmental due diligence (including any Phase I Environmental Site Assessment) of, any property adjacent to the Assets.
(c)Subject to Seller’s consent as described below, Buyer shall be entitled to conduct sampling, boring, drilling and other invasive investigation activities (“Invasive Activities”) on or with respect to any of the Assets to the extent Buyer’s Phase I Environmental Site Assessment reasonably indicates that Invasive Activities are required in order to determine the scope of an existing Environmental Defect identified in such Phase I Environmental Site Assessment; provided that before Buyer conducts any Invasive Activities, Buyer shall (i) furnish Seller with such Phase I Environmental Site Assessment and a written description of the proposed scope of the Invasive Activities to be conducted, including a description of the activities to be conducted, and a description of the approximate location and expected timing of such activities and (ii) obtain the prior written consent of Seller to undertake such Invasive Activities (such consent to be in Seller’s sole discretion). If any of the proposed Invasive Activities may unreasonably interfere with normal operation of the Assets, Seller may request an appropriate modification of the proposed Invasive Activity. Any Invasive Activities shall be conducted by a reputable environmental consulting or engineering firm, approved in advance in writing by Seller (such approval not to be unreasonably withheld or delayed). Seller shall have the right, at its option, to split with Buyer any samples collected pursuant to approved Invasive Activities.
(d)If Seller denies any Invasive Activities reasonably requested by Buyer in accordance with Section 10.1(c), then Buyer may at its option, require Seller to retain the affected Assets by delivering written notice thereof at least two (2) Business Days prior to the Closing, whereupon the Assets shall be considered Excluded Assets for all purposes hereunder and the Purchase Price shall be reduced by the Allocated Value of the Assets so excluded.
(e)Buyer shall coordinate its access rights, environmental property assessments and physical inspections of the Assets with Seller to minimize any inconvenience to or interruption of the conduct of business by Seller. Buyer shall abide by Seller’s written safety rules, regulations and operating policies that are provided to Buyer in advance while conducting its due diligence evaluation of the Assets, including any environmental or other inspection or assessment of the Assets. Buyer hereby defends, indemnifies and holds harmless the Seller Indemnified Parties from and against any and all Liabilities to the extent arising out of or resulting from any field visit, environmental property assessment or other due diligence activity conducted by Buyer or any Buyer’s Representative with respect to the Assets, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF, OR THE VIOLATION OF LAW BY, ANY INDEMNIFIED PERSON, EXCEPTING ONLY LIABILITIES TO THE EXTENT ACTUALLY RESULTING (I) FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON OR (II) FROM MATTERS DISCOVERED OR UNCOVERED BY BUYER AND BUYER’S REPRESENTATIVES IN THE COURSE OF SUCH DUE DILIGENCE INVESTIGATION TO THE EXTENT SUCH DISCOVERIES ARE OF PRE-EXISTING CONDITIONS (INCLUDING ANY ENVIRONMENTAL DEFECTS) NOT CAUSED OR EXACERBATED (WHICH TERM SHALL SPECIFICALLY EXCLUDED THE DISCOVERY OF SUCH CONDITIONS) BY BUYER OR BUYER’S REPRESENTATIVES.
(f)Buyer acknowledges that any entry into Seller’s offices or onto the Assets shall be at Buyer’s sole risk, cost and expense, and, subject to the terms hereof, that none of the Seller Indemnified Parties shall be liable in any way for any injury, loss or damage arising out of such entry that may occur to Buyer or any of Buyer’s Representatives pursuant to this Agreement. Buyer hereby fully waives and releases any and all Liabilities against all of the Seller Indemnified Parties for any injury, death, loss or damage to any of Buyer’s Representatives or their property in connection with Buyer’s due diligence activities, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, IN WHOLE OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF, OR THE VIOLATION OF LAW BY, ANY INDEMNIFIED PERSON, EXCEPTING ONLY LIABILITIES ACTUALLY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.
(g)Buyer agrees to provide to Seller promptly, but in no event less than five (5) Business Days after receipt, copies of all final reports and test results prepared by Buyer’s environmental consulting or engineering firm which contain data collected or generated from Buyer’s due diligence with respect to the Assets. Seller shall not be deemed by its receipt of said documents or otherwise to have made any representation or warranty, express, implied or statutory, as to the condition of the Assets or to the accuracy of said documents or the information contained therein.
(h)Upon completion of Buyer’s due diligence, Buyer shall at its sole cost and expense and without any cost or expense to Seller or its Affiliates (i) repair all damage done to the Assets in connection with Buyer’s and/or any of Buyer’s Representatives’ due diligence, (ii) restore the Assets to the approximate same condition as, or better condition than, they were prior to commencement of any such due diligence and (iii) remove all equipment, tools and other property brought onto the Assets in connection with such due diligence. Any disturbance to the Assets (including the leasehold associated therewith) resulting from such due diligence will be promptly corrected by Buyer at Buyer’s sole cost and expense.
(i)During all periods that Buyer and/or any of Buyer’s Representatives are on the Assets, Buyer shall maintain, at its sole expense, policies of insurance of the types and in the amounts set forth on Schedule 10.1. Upon request by Seller, Buyer shall provide evidence of such insurance to Seller prior to entering the Assets.
10.2Confidentiality. Buyer acknowledges that, pursuant to its right of access to the Records or the Assets, Buyer and/or Buyer’s Representatives (including Buyer’s environmental consulting or engineering firm) may become privy to confidential and other information of Seller or its Affiliates, and Buyer shall ensure that such confidential information (i) shall not be used for any purpose other than in connection with the transactions contemplated hereby and (ii) shall be held confidential by Buyer and Buyer’s Representatives in accordance with the terms of the Confidentiality Agreement. Buyer agrees to inform Buyer’s Representatives of the confidential nature of such confidential information and to be responsible for any breach of this Section 10.2 by any of Buyer’s Representatives. If Closing should occur, the foregoing confidentiality restriction on Buyer, including the Confidentiality Agreement, shall terminate as of the Closing Date (except as to (a) such portion of the Assets that are not conveyed to Buyer pursuant to the provisions of this Agreement, (b) the Excluded Assets and (c) information related to Seller’s or its Affiliates’ assets other than the Assets).
10.3Disclaimers.
(a)EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV, SECTION 11.1(b) OR IN THE SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY OF ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, OFFICERS, CONSULTANTS, ADVISORS OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY SELLER INDEMNIFIED PARTY).

(b)EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV, SECTION 11.1(b) OR IN THE SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS (INCLUDING WELL LOCATIONS), (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS (INCLUDING WELL LOCATIONS), (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS (INCLUDING WELL LOCATIONS), (IV) ANY ESTIMATES OF THE VALUE OF, OR FUTURE REVENUES TO BE GENERATED BY, THE ASSETS (INCLUDING WELL LOCATIONS), (V) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS (INCLUDING WELL LOCATIONS), (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS (INCLUDING WELL LOCATIONS), (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE ASSETS (INCLUDING WELL LOCATIONS), (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO BUYER OR ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, EQUITY OWNERS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV, SECTION 11.1(b) OR IN THE SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE IV, SECTION 11.1(b) OR IN THE SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, BUYER SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. FOR THE AVOIDANCE OF DOUBT, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR POSITIONS TAKEN ON A TAX RETURN WITH RESPECT TO ASSET TAXES FOR A STRADDLE PERIOD WHERE SUCH POSITION IS BASED ON COMMENTS RECEIVED FROM SELLER AND IMPLEMENTED BY BUYER PURSUANT TO SECTION 15.2(f) (IN WHICH CASE BUYER CAN RELY ON SUCH POSITION SOLELY FOR SUCH STRADDLE PERIOD) BUYER CANNOT RELY ON OR FORM ANY CONCLUSIONS FROM SELLER’S METHODOLOGIES FOR THE DETERMINATION AND REPORTING OF ANY ASSET TAXES THAT WERE UTILIZED FOR ANY TAX PERIOD (OR PORTION THEREOF) BEGINNING PRIOR TO THE CLOSING DATE FOR PURPOSES OF CALCULATING AND REPORTING ASSET TAXES ATTRIBUTABLE TO ANY TAX PERIOD (OR PORTION THEREOF)

BEGINNING AFTER THE CLOSING DATE, IT BEING UNDERSTOOD THAT BUYER MUST MAKE ITS OWN DETERMINATION AS TO THE PROPER METHODOLOGIES THAT CAN OR SHOULD BE USED FOR ANY SUCH LATER TAX RETURN.
(c)OTHER THAN AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 4.18, SELLER HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY. OTHER THAN AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 4.18 AND SUBJECT TO BUYER’S RIGHTS UNDER SECTION 12.1, BUYER SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION, AND BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE.
(d)SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 10.3 ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE XI
TITLE MATTERS; CASUALTY; TRANSFER RESTRICTIONS
11.1Seller’s Title.
(a)General Disclaimer of Title Warranties and Representations. Except for the special warranty of title as set forth in the Assignment, Seller’s representations contained in Section 4.16 and the certificate delivered at Closing pursuant to Section 9.3(k), and without limiting Buyer’s remedies for Title Defects set forth in this ARTICLE XI, Seller makes no warranty or representation, express, implied, statutory or otherwise, with respect to Seller’s title to any of the Assets, and Buyer hereby acknowledges and agrees that Buyer’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets (i) before Closing, shall be as set forth in Section 11.2 and (ii) after Closing, shall be pursuant to the special warranty of title set forth in the Assignment.
(b)Special Warranty of Title. The Assignment delivered at Closing will contain a special warranty of title whereby Seller warrants and agrees to defend Defensible Title effective as of Closing and until the end of the Survival Period, without duplication, to (i) each Well set forth on Exhibit B-1 (limited to any currently producing formations), (ii) each Well Location set forth on Exhibit B-2 (limited to the applicable Target Formation(s) set forth on Exhibit B-2 for such Well Location) and (iii) each SWD Well set forth on Exhibit C, unto Buyer against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Seller or its Affiliates, but not otherwise, subject, however, to the Permitted Encumbrances; provided, however, that, except with respect to any liability of Seller for any claim asserted in writing by Buyer to Seller in accordance with Section 11.1(c) on or before the expiration of the Survival Period for breach of such special warranty, such special warranty shall cease and terminate at the end of such Survival Period.
(c)Recovery on Special Warranty.

(i)Buyer’s Assertion of Title Warranty Breaches. Prior to the expiration of the period of time commencing as of the Closing Date and ending at 5 p.m. Mountain Time on the three (3) year anniversary thereof (the “Survival Period”), Buyer shall furnish Seller a Title Defect Notice meeting the requirements of Section 11.2(a) (other than the requirement to deliver by the Defect Claim Date) setting forth any matters which Buyer intends to assert as a breach of Seller’s special warranty in the Assignment. For all purposes of this Agreement, Buyer shall be deemed to have waived, and Seller shall have no further liability for, any breach of Seller’s special warranty that Buyer fails to assert by a Title Defect Notice given to Seller on or before the expiration of the Survival Period. Seller shall have a reasonable opportunity, but not the obligation, to cure any special warranty breach asserted by Buyer pursuant to this Section 11.1(c)(i). Buyer agrees to reasonably cooperate with any attempt by Seller to cure any such special warranty breach.
(ii)Limitations on Special Warranty. For purposes of Seller’s special warranty of title contained in the Assignment, the value of the Wells, Well Locations and/or SWD Wells set forth in Schedule 3.8, as appropriate ((1) for a Well, limited to any currently producing formations, and (2) for a Well Location, limited to the applicable Target Formation(s) set forth on Exhibit B-2 for such Well Location), shall be deemed to be the Allocated Value thereof, as adjusted herein. Recovery on Seller’s special warranty of title contained in the Assignment shall be limited to an amount (without any interest accruing thereon) equal to the reduction in the Purchase Price to which Buyer would have been entitled had Buyer asserted the defect giving rise to such breach of Seller’s special warranty of title as a Title Defect prior to the Defect Claim Date pursuant to Section 11.2, except that the Individual Title Defect Threshold and the Aggregate Deductible shall not apply. Seller shall be entitled to offset any amount owed by Seller for breach of the special warranty of title contained in the Assignment with respect to any Well, Well Location or SWD Well by the amount of any Title Benefits with respect to such Well, Well Location or SWD Well as to which Seller gives Buyer notice after the Defect Claim Date which have not already been used to offset Title Defects claimed by Buyer.
11.2Notice of Title Defects; Defect Adjustments.
(a)Title Defect Notices. Buyer must deliver, no later than forty-five (45) days after the Execution Date (the “Defect Claim Date”), claim notices to Seller meeting the requirements of this Section 11.2(a) (collectively, the “Title Defect Notices” and, individually, a “Title Defect Notice”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Title Defects and which Buyer intends to assert as Title Defects pursuant to this Section 11.2(a). For all purposes of this Agreement and notwithstanding anything herein to the contrary (except for the special warranty of title contained in the Assignment and except for Seller’s representations contained in Section 4.16 and the certificate delivered at Closing pursuant to Section 9.3(k)), Buyer shall be deemed to have waived, and Seller shall have no Liability for, any Title Defect which Buyer fails to assert as a Title Defect by a properly delivered Title Defect Notice received by Seller on or before the Defect Claim Date. To be effective, each Title Defect Notice shall be in writing, and shall include (i) a description of the alleged Title Defect and the Well (including the legal description of such Well), the Well Location (including the legal description of such Well Location, the affected Lease(s) contributing to such Well Location, and the affected Target Formation(s) with respect to such Well Location) or the SWD Well (including the legal description of such SWD Well), or portion thereof, affected by such Title Defect (each a “Title Defect Property”), (ii) the Allocated Value of each Title Defect Property, (iii) supporting documents reasonably necessary for Seller to verify the existence of such alleged Title Defect, and (iv) the amount by which Buyer reasonably believes the Allocated Value of each Title Defect Property is reduced by such alleged Title Defect and the computations upon which Buyer’s belief is based. To give Seller an opportunity to commence reviewing and curing Title Defects, Buyer agrees to use reasonable efforts to give Seller, on or before the end of each calendar week prior to the Defect Claim Date, written notice of all alleged Title Defects (as well as any claims that would be claims under the special warranty set forth in the Assignment if asserted after Closing) discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the Defect Claim Date; provided that the failure to give such notice shall not preclude Buyer from asserting a Title Defect on or before the Defect Claim Date or asserting a breach of Seller’s special warranty of title after the Closing Date.
(b)Title Benefit Notices. Seller shall have the right, but not the obligation, to deliver to Buyer on or before the Defect Claim Date with respect to each Title Benefit a notice (a “Title Benefit Notice”) including (i) a description of the alleged Title Benefit and the Well (including the legal description of such Well), the Well Location (including the legal description of such Well Location, the affected Lease(s) contributing to such Well Location, and the affected Target Formation(s) with respect to such Well Location) or the SWD Well (including the legal description of such SWD Well), or portion thereof, affected by such alleged Title Benefit (each a “Title Benefit Property”), and (ii) the amount by which Seller reasonably believes the Allocated Value of such Title Benefit Property is increased by such alleged Title Benefit and the computations upon which Seller’s belief is based. Except as set forth in Section 11.1(c)(ii), Seller shall be deemed to have waived all Title Benefits for which a Title Benefit Notice has not been delivered on or before the Defect Claim Date.
(c)Seller’s Right to Cure.
(i)Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure, at any time prior to ninety (90) days after Closing (the “Cure Period”), any Title Defects of which it has been advised by Buyer and which it has provided written notice of election to cure at least two (2) Business Days prior to Closing. In the event that Seller elects to cure any such Title Defect during the Cure Period, (x) the Title Defect Property affected by such Title Defect shall be excluded from the transaction and (y) the Purchase Price payable by Buyer to Seller shall be reduced at Closing by the Allocated Value of such Title Defect Property. Within ten (10) days after the end of the Cure Period (or, if applicable, within ten (10) days following the resolution of any dispute related to such Title Defect pursuant to Section 11.2(j)), and subject to Section 11.2(i), (A) if the remedy set forth in Section 11.2(d)(i) is elected, Seller shall assign to Buyer the affected Title Defect Property pursuant to an instrument in substantially the same form as the Assignment, and Buyer shall pay to Seller an amount equal to the Allocated Value of such Title Defect Property minus the Title Defect Amount in respect of any portion of such Title Defect that is not cured as determined pursuant to Section 11.2(g) or Section 11.2(j), as applicable (provided that solely in the case where such Title Defect Amount (x) is determined under Section 11.2(g)(ii) and (y) exceeds the Allocated Value of such Title Defect Property, then Seller shall pay to Buyer, by wire transfer of immediately available funds to the account specified in writing by Buyer, an amount equal to such excess over such Allocated Value), (B) if the remedy set forth in Section 11.2(d)(ii) is elected, Seller shall assign to Buyer the affected Title Defect Property pursuant to an instrument in substantially the same form as the Assignment, and Buyer shall pay to Seller an amount equal to the Allocated Value of such Title Defect Property, and (C) if the remedy set forth in Section 11.2(d)(iii) is elected, Seller shall retain the affected Title Defect Property and such Title Defect Property shall be deemed an Excluded Asset for all purposes hereunder. Until such time as such Title Defect Property is assigned to Buyer pursuant to clauses (A) or (B) above or retained by Seller pursuant to clause (C) above, Seller shall continue to comply with the terms of Section 6.1 with respect to such Title Defect Property.
(ii)During the period of time from Closing to the expiration of the Cure Period, Buyer agrees to afford Seller and its officers, employees and other authorized representatives reasonable access, during normal business hours, to the Assets and all Records in Buyer’s or any of its Affiliates’ possession or control, together with a right to copy such Records at Seller’s sole cost, in order to facilitate Seller’s attempt to cure any such Title Defects. An election by Seller to attempt to cure a Title Defect shall be without prejudice to its rights under Section 11.2(j) and shall not constitute an admission against interest or a waiver of Seller’s right to dispute the existence, nature or value of, or cost to cure, the alleged Title Defect.

(d)Remedies for Title Defects. Subject to Seller’s continuing right to (i) attempt to cure any Title Defect for which it has elected to cure in accordance with Section 11.2(c) and (ii) dispute the existence of a Title Defect and/or the Title Defect Amount asserted with respect thereto, and subject to the rights of the Parties pursuant to Section 14.1(c), in the event that any Title Defect timely asserted by Buyer in accordance with Section 11.2(a) is not waived in writing by Buyer or cured on or before Closing or the end of the Cure Period (as applicable), then, subject to the Individual Title Defect Threshold and the Aggregate Deductible, upon the election of Seller, at its sole option (subject to Buyer’s consent where applicable below):
(i)the Purchase Price shall be reduced by the Title Defect Amount determined pursuant to Section 11.2(g) or Section 11.2(j);
(ii)subject to Buyer’s consent (in its sole discretion), Seller shall indemnify Buyer against all Liability resulting from such Title Defect with respect to such Title Defect Property pursuant to an indemnity agreement in a form and substance mutually agreed upon by the Parties (a “Title Indemnity Agreement”);
(iii)in the event the Title Defect Amount of any Title Defect equals or exceeds the Allocated Value of the applicable Title Defect Property, Seller shall retain the entirety of the Title Defect Property that is subject to such Title Defect, together with all associated Assets (in which case, such Assets shall become Excluded Assets hereunder), in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Title Defect Property and such associated Assets; or
(iv)if applicable, terminate this Agreement pursuant to Section 14.1(c).
(e)Remedies for Title Benefits. With respect to each Title Benefit Property reported under Section 11.2, as Seller’s sole remedy, the aggregate Title Defect Amounts of all Title Defects shall be reduced by an amount (the “Title Benefit Amount”) equal to the increase in the Allocated Value for such Title Benefit Property caused by such Title Benefit, as determined pursuant to Section 11.2(h) or Section 11.2(j).
(f)Exclusive Remedy. Except for (i) Buyer’s rights under Seller’s special warranty of title in the Assignment, (ii) Seller’s representations contained in Section 4.16 and the certificate delivered at Closing pursuant to Section 9.3(k), and (iii) Buyer’s rights to terminate this Agreement pursuant to Section 14.1(c), the provisions set forth in Section 11.2(d) shall be the exclusive right and remedy of Buyer with respect to Seller’s failure to have Defensible Title with respect to any Asset or any other title matter, and Buyer hereby waives any and all other rights or remedies against Seller or its Affiliates with respect thereto.
(g)Title Defect Amount. The amount by which the Allocated Value of a Title Defect Property is reduced as a result of the existence of a Title Defect shall be the “Title Defect Amount” for such Title Defect Property and shall be determined in accordance with the following terms and conditions (without duplication):
(i)if Buyer and Seller agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;
(ii)if the Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;
(iii)if the Title Defect represents a discrepancy between (A) Seller’s Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest set forth for such Title Defect Property on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, and there is a proportionate decrease in Seller’s Working Interest for such Title Defect Property, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the Net

Revenue Interest decrease and the denominator of which is the Net Revenue Interest set forth for such Title Defect Property on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable;
(iv)if the Title Defect represents an obligation, Encumbrance upon or other defect in title to the Title Defect Property of a type not described above, then the Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation;
(v)the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in another Title Defect Amount hereunder; and
(vi)notwithstanding anything to the contrary in this ARTICLE XI, except for defects of the type described in Section 11.2(g)(ii), the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any Title Defect Property shall not exceed the Allocated Value of such Title Defect Property.
(h)Title Benefit Amount. The Title Benefit Amount resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions (without duplication):
(i)if Buyer and Seller agree on the Title Benefit Amount, then that amount shall be the Title Benefit Amount;
(ii)if the Title Benefit represents a discrepancy between (A) Seller’s Net Revenue Interest for any Title Benefit Property and (B) the Net Revenue Interest set forth for such Title Benefit Property on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, and there is a proportionate increase in Seller’s Working Interest for such Title Defect Property, then the Title Benefit Amount shall be the product of the Allocated Value of such Title Benefit Property multiplied by a fraction, the numerator of which is the Net Revenue Interest increase and the denominator of which is the Net Revenue Interest set forth for such Title Benefit Property on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable; and
(iii)if the Title Benefit is of a type not described above, then the Title Benefit Amounts shall be determined by taking into account the Allocated Value of Title Benefit Property, the portion of such Title Benefit Property affected by such Title Benefit, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the life of such Title Benefit Property, the values placed upon the Title Benefit by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation.
(i)Title Defect Threshold and Deductible. Notwithstanding anything herein to the contrary, (i) in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for any individual Title Defect affecting one or more Assets for which the Title Defect Amounts do not exceed $50,000 (the “Individual Title Defect Threshold”); and (ii) in no event shall there be any adjustment to the Purchase Price or other remedies provided by Seller for any Title Defect for which the Title Defect Amount exceeds the Individual Title Defect Threshold unless (A) the amount of the sum of (1) the aggregate Title Defect Amounts of all such Title Defects that exceed the Individual Title Defect Threshold (but excluding any Title Defect Amounts attributable to Title Defects cured by Seller), plus (2) the aggregate Remediation Amounts of all Environmental Defects that exceed the Individual Environmental Threshold (but excluding any Environmental Defects cured by Seller), exceeds (B) the Aggregate Deductible, after which point Buyer shall be entitled to adjustments to the Purchase Price or other applicable remedies available hereunder, but only to the extent that the amount by which the aggregate amount of such Title Defect Amounts and Remediation Amounts exceeds the Aggregate Deductible. For the avoidance of doubt, if Seller indemnifies Buyer with respect to any Title Defect Property pursuant to a Title Indemnity Agreement or retains any Title Defect Property pursuant to Section 11.2(d)(iii) or Environmental Defect Property pursuant to Section 12.1(c)(ii), in each case the Title Defect Amount or Remediation Amount, as applicable, related to such Title Defect Property or Environmental Defect Property will not be counted towards the Aggregate Deductible.
(j)Title Dispute Resolution. Seller and Buyer shall attempt to agree on matters regarding (i) all Title Defects, Title Benefits, Title Defect Amounts and Title Benefit Amounts, and (ii) the adequacy of any curative materials provided by Seller to cure an alleged Title Defect (the “Disputed Title Matters”) prior to Closing. If Seller and Buyer are unable to agree by Closing (or by the end of the Cure Period if Seller elects to attempt to cure a Title Defect after Closing), the Disputed Title Matters shall be exclusively and finally resolved pursuant to this Section 11.2(j). If any Disputed Title Matter involving a Title Defect exists as of the Closing and if Seller does not elect to cure any Title Defect that is the subject of such dispute during the Cure Period, then (x) the Title Defect Property affected by such Disputed Title Matter shall be excluded from the transaction and (y) the Purchase Price payable to Seller shall be reduced at Closing by the Allocated Value of such Title Defect Property. If the Parties are unable to agree on any Title Benefits and/or Title Benefit Amounts by the Closing, the affected Title Benefit Property shall be conveyed to Buyer and the Purchase Price payable to Seller at Closing shall not be adjusted by the Title Benefit Amounts in dispute. There shall be a single arbitrator, who shall be a title attorney with at least fifteen (15) years’ experience in oil and gas titles involving properties in the regional area in which the Title Defect Properties or the Title Benefit Properties are located, as selected by mutual agreement of Buyer and Seller within fifteen (15) days after the Closing or the end of the Cure Period, as applicable, or, absent such agreement, by the Denver, Colorado office of the American Arbitration Association (the “Title Arbitrator”); provided, however, that such Title Arbitrator must (A) have not been employed by or represented either Party (or its Affiliate) in the past ten (10) years, and (B) have no ethical conflict in serving as the Title Arbitrator. Each of Buyer and Seller shall submit to the Title Arbitrator its proposed resolution of the Disputed Title Matter. The proposed resolution of the Disputed Title Matter shall include the best offer of the submitting Party in a single monetary amount that such Party is willing to pay or accept (as applicable) to settle the Disputed Title Matter. The Title Arbitrator shall be limited to awarding only one or the other of the two proposed settlement amounts. The arbitration proceeding shall be held in Denver, Colorado and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 11.2(j). The Title Arbitrator’s determination shall be made within twenty (20) days after submission of the Disputed Title Matters and shall be final and binding upon both Parties, without right of appeal. In making his determination with respect to any Disputed Title Matter, the Title Arbitrator shall be bound by the rules set forth in Section 11.2(g) and Section 11.2(h) and, subject to the foregoing, may consider such other matters as, in the opinion of the Title Arbitrator, are necessary to make a proper determination. The Title Arbitrator, however, may not award Buyer a greater Title Defect Amount than the Title Defect Amount claimed by Buyer in its applicable Title Defect Notice. The Title Arbitrator shall act as an expert for the limited purpose of determining the specific Disputed Title Matter submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter. Each Party shall bear its own legal fees and other costs of presenting its case to the Title Arbitrator. Each of Seller and Buyer shall bear one-half of the costs and expenses of the Title Arbitrator. To the extent that the award of the Title Arbitrator with respect to any Title Defect Amount or Title Benefit Amount is not taken into account as an adjustment to the Purchase Price pursuant to Section 3.5 or Section 3.6(a), then, within ten (10) days after the Title Arbitrator delivers written notice to Buyer and Seller of his award with respect to a Title Defect Amount or a Title Benefit Amount, and, subject to Section 11.2(i), (A) with respect to a Title Defect, (I) if the remedy set forth in Section 11.2(d)(i) is elected, Seller shall assign to Buyer the affected Title Defect Property excluded at Closing pursuant to an instrument in substantially the same form as the Assignment, and Buyer shall pay to Seller, by wire transfer of immediately available funds to the account specified in writing by Seller, an amount equal to the Allocated Value of such Title Defect Property minus the Title Defect

Amount attributable to any portion of the Title Defect that was not cured or that was determined by the Title Arbitrator pursuant to this Section 11.2(j) to be owed to Buyer (provided that solely in the case where such Title Defect Amount (x) is determined under Section 11.2(g)(ii) and (y) exceeds the Allocated Value of such Title Defect Property, then Seller shall pay to Buyer, by wire transfer of immediately available funds to the account specified in writing by Buyer, an amount equal to such excess over such Allocated Value), (II) if the remedy set forth in Section 11.2(d)(ii) is elected, Seller shall assign to Buyer the affected Title Defect Property pursuant to an instrument in substantially the same form as the Assignment, and Buyer shall pay to Seller, by wire transfer of immediately available funds to the account specified in writing by Seller, an amount equal to the Allocated Value of such Title Defect Property, and (III) if the remedy set forth in Section 11.2(d)(iii) is elected, Seller shall retain the affected Title Defect Property and such Title Defect Property shall be deemed an Excluded Asset for all purposes hereunder, and (B) with respect to a Title Benefit, any amount due to Seller as a result of such Title Benefit, if any, shall be paid by Buyer to Seller by wire transfer of immediately available funds to the account specified in writing by Seller. Until such time as such Title Defect Property is assigned to Buyer pursuant to clauses (I) or (II) above or retained by Seller pursuant to clause (III) above, Seller shall continue to comply with the terms of Section 6.1 with respect to such Title Defect Property. Nothing herein shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 11.2(j). To the extent any adjustments are not agreed upon by the Parties as of Closing, the Purchase Price shall be adjusted at Closing pursuant to this Section 11.2(j) and subsequent adjustments to the Purchase Price, if any, will be made pursuant to Section 3.6 or this Section 11.2(j).
11.3Casualty and Condemnation Loss.
(a)Notwithstanding anything herein to the contrary, from and after the Effective Time, if Closing occurs, Buyer shall assume all risk of loss with respect to production of Hydrocarbons through normal depletion (including watering out of any well, collapsed casing or sand infiltration of any well) and the depreciation of Personal Property due to ordinary wear and tear, in each case, with respect to the Assets, and Buyer shall not assert such matters as Casualty Losses or Title Defects hereunder.
(b)If, after the Execution Date but prior to the Closing Date, any portion of the Assets is damaged or destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain and the reduction in value attributable to such individual casualty or taking exceeds $100,000 (each, a “Casualty Loss”) (with the risk of casualty or takings below such threshold belonging to Buyer), and the Closing thereafter occurs, such Casualty Loss shall result in a downward adjustment to the Purchase Price equal to the lesser of (i) the Allocated Value of the Asset(s) affected by such Casualty Loss, and (ii) the amount of such Casualty Loss; provided, however, that to the extent the amount of such Casualty Loss is greater than the downward adjustments to the Purchase Price under this Section 11.3, Seller, at Closing, shall pay to Buyer all sums actually paid to Seller by Third Parties by reason of such Casualty Loss insofar as with respect to the Assets and shall assign, transfer and set over to Buyer or subrogate Buyer to all of Seller’s right, title and interest (if any) in insurance claims, unpaid awards, and other rights against Third Parties (excluding any Liabilities, other than insurance claims, of or against any Seller Indemnified Parties) arising out of such Casualty Loss insofar as with respect to the Assets; provided, however, that (A) Buyer shall purchase the affected Assets at Closing notwithstanding such Casualty Loss and (B) Seller shall reserve and retain (and Buyer shall assign to Seller) all right, title, interest and claims against Third Parties for the recovery of Seller’s costs and expenses incurred prior to Closing in repairing such Casualty Loss and/or pursuing or asserting any such insurance claims or other rights against Third Parties.
11.4Preferential Purchase Rights and Consents to Assign.
(a)With respect to each Preferential Purchase Right set forth in Schedule 4.10, Seller, prior to Closing, shall send to the holder of each such Preferential Purchase Right a notice in material compliance with the contractual provisions applicable to such Preferential Purchase Right.

(i)If, prior to Closing, any holder of a Preferential Purchase Right notifies Seller that it intends to consummate the purchase of the Asset to which its Preferential Purchase Right applies, then the Asset subject to such Preferential Purchase Right shall be excluded from the Assets to be assigned to Buyer at Closing (but only to the extent of the portion of such Asset affected by the Preferential Purchase Right), and the Purchase Price shall be reduced by the Allocated Value of the Asset (or portion thereof) so excluded. Seller shall be entitled to all proceeds paid by any Person exercising a Preferential Purchase Right prior to Closing. If such holder of such Preferential Purchase Right thereafter fails to consummate the purchase of the Asset (or portion thereof) covered by such Preferential Purchase Right on or before the end of the period of time for closing such sale but not later than one hundred twenty (120) days following the Closing Date, (A) Seller shall so notify Buyer, (B) Buyer shall purchase, on or before ten (10) days following receipt of such notice, such Asset (or portion thereof) that was so excluded from the Assets to be assigned to Buyer at Closing, under the terms of this Agreement and for a price equal to the amount by which the Purchase Price was reduced at Closing with respect to such excluded Asset (or portion thereof) and (C) Seller shall assign to Buyer the Asset (or portion thereof) so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment. If, as of Closing, the time for exercising a Preferential Purchase Right has not expired and such Preferential Purchase Right has not been exercised or waived, then the Asset subject to such Preferential Purchase Right shall be included in the Assets to be assigned to Buyer at Closing, and Buyer shall be solely responsible for complying with the terms of such Preferential Purchase Right and shall be entitled to the proceeds, if any, associated with the exercise of such Preferential Purchase Right.
(ii)All Assets for which any applicable Preferential Purchase Right has been waived, or as to which the period to exercise the applicable Preferential Purchase Right has expired without exercise by the holder thereof, in each case, prior to Closing, shall be sold to Buyer at Closing pursuant to the provisions of this Agreement.
(b)With respect to each Consent set forth in Schedule 4.4, Seller, prior to Closing, shall send to the holder of each such Consent a notice in material compliance with the contractual provisions applicable to such Consent seeking such holder’s consent to the transactions contemplated hereby.
(i)If (A) Seller fails to obtain a Consent set forth in Schedule 4.4 prior to Closing and the failure to obtain such Consent would cause (1) the assignment of the Assets affected thereby to Buyer to be void or voidable or (2) the termination of a Lease or Contract under the express terms thereof (in either case, a “Hard Consent”), or (B) a Consent requested by Seller is denied in writing, then, in each case, the Asset (or portion thereof) affected by such un-obtained Consent shall be excluded from the Assets to be assigned to Buyer at Closing, and as Buyer’s exclusive remedy, the Purchase Price shall be reduced by the Allocated Value of such Asset (or portion thereof) so excluded. In the event that a Consent (with respect to an Asset excluded pursuant to this Section 11.4(b)(i)) that was not obtained prior to Closing is obtained within one hundred eighty (180) days following Closing, then, within ten (10) days after such Consent is obtained (x) Buyer shall purchase the Asset (or portion thereof) that was so excluded as a result of such previously un-obtained Consent and pay to Seller the amount by which the Purchase Price was reduced at Closing with respect to the Asset (or portion thereof) so excluded and (y) Seller shall assign to Buyer the Asset (or portion thereof) so excluded at Closing pursuant to an instrument in substantially the same form as the Assignment. Until the first to occur of such time as Seller has assigned any Asset (or portion thereof) excluded pursuant to this Section 11.4(b)(i) or the expiration of such one hundred eighty- (180-) day period, Seller shall continue to comply with the terms of Section 6.1 with respect to such Asset (or portion thereof).
(ii)If (A) Seller fails to obtain a Consent set forth in Schedule 4.4 prior to Closing and such Consent is not a Hard Consent and (B) such Consent requested by Seller is not denied in writing by the holder thereof, then the Asset (or portion thereof) subject to such un-obtained Consent shall nevertheless be assigned by Seller to Buyer at Closing as part of the Assets, without adjustment to the Purchase Price, and Buyer shall have no claim against, and Seller shall have no Liability for, the failure to obtain such Consent.

(iii)Prior to Closing, Seller and Buyer shall use their commercially reasonable efforts to obtain all Consents listed on Schedule 4.4; provided, however, that neither Party shall be required to incur any Liability or pay any money in order to obtain any such Consent. Subject to the foregoing, Buyer agrees to provide Seller with any information or documentation that may be reasonably requested by Seller and/or the Third Party holder(s) of such Consents in order to facilitate the process of obtaining such Consents.

ARTICLE XII
ENVIRONMENTAL MATTERS
12.1Notice of Environmental Defects.
(a)Environmental Defects Notice. Buyer must deliver no later than the Defect Claim Date claim notices to Seller meeting the requirements of this Section 12.1(a) (collectively, the “Environmental Defect Notices” and, individually, an “Environmental Defect Notice”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Environmental Defects and which Buyer intends to assert as Environmental Defects pursuant to this Section 12.1. To be effective, each Environmental Defect Notice shall be in writing and shall include (i) a description of the matter constituting the alleged Environmental Condition (including the applicable Environmental Law violated or implicated thereby) and the Assets affected by such alleged Environmental Condition (the “Environmental Defect Property”), (ii) the Allocated Value of the Assets (or portions thereof) affected by such alleged Environmental Condition, (iii) supporting documents reasonably available to or prepared by Buyer reasonably necessary for Seller to verify the existence of such alleged Environmental Condition, and (iv) a calculation of the Remediation Amount (itemized in reasonable detail) that Buyer reasonably asserts is necessary to Remediate such alleged Environmental Condition. Notwithstanding anything contained in this Agreement to the contrary, and for the avoidance of doubt, any Environmental Defect asserted by Buyer pursuant to this Section 12.1(a) shall be limited to the Assets only, and Buyer shall not have the right to assert environmental defects with respect to any other assets, properties or operations. For all purposes of this Agreement (except for Seller’s representations in Section 4.18 and the certificate delivered at Closing pursuant to Section 9.3(k)), Buyer shall be deemed to have waived, and Seller shall have no liability for, (A) any Environmental Defect which Buyer fails to assert as an Environmental Defect by a properly delivered Environmental Defect Notice delivered to Seller on or before the Defect Claim Date, and/or (B) any environmental defect affecting any assets, properties or operations other than the Assets (other than contribution requirements in accordance with the applicable operating agreements), in each case, with such liabilities being “Buyer’s Environmental Liabilities.” Buyer’s calculation of the Remediation Amount included in the Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the alleged Environmental Condition that gives rise to the asserted Environmental Defect and identify all material assumptions used by Buyer in calculating the Remediation Amount, including the standards that Buyer asserts must be met to comply with Environmental Laws. To give Seller an opportunity to commence reviewing and curing Environmental Defects, Buyer agrees to use reasonable efforts to give Seller, on or before the end of each calendar week prior to the Defect Claim Date, written notice of all alleged Environmental Defects discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the Defect Claim Date; provided that the failure to give such notice shall not preclude Buyer from asserting an Environmental Defect on or before the Defect Claim Date.
(b)Seller’s Right to Cure.
(i)Seller shall have the right, but not the obligation, to attempt, at its sole cost, to cure, at any time prior to the expiration of the Cure Period, any Environmental Defects of which it has been advised by Buyer and which it has provided written notice of election to cure at least two (2) Business Days prior to Closing. In the event that Seller elects to cure any such Environmental Defect during the Cure

Period, (x) the Environmental Defect Property affected by such Environmental Defect shall be excluded from the transaction, and (y) the Purchase Price payable by Buyer to Seller shall be reduced at Closing by the Allocated Value of such Environmental Defect Property. Within ten (10) days after the end of the Cure Period (or, if applicable, within ten (10) days following the resolution of any dispute related to such Environmental Defect pursuant to Section 12.1(f)), and subject to Section 12.1(e), (A) if the remedy set forth in Section 12.1(c)(i) is elected, Seller shall assign to Buyer the affected Environmental Defect Property pursuant to an instrument in substantially the same form as the Assignment, and Buyer shall pay to Seller an amount equal to the Allocated Value of such Environmental Defect Property minus the Remediation Amount in respect of any portion of such Environmental Defect that is not cured, (B) if the remedy set forth in Section 12.1(c)(iii) is elected, Seller shall assign to Buyer the affected Environmental Defect Property pursuant to an instrument in substantially the same form as the Assignment, and Buyer shall pay to Seller an amount equal to the Allocated Value of such Environmental Defect Property, and (C) if the remedy set forth in Section 12.1(c)(ii) is elected, Seller shall retain the affected Environmental Defect Property and such Environmental Defect Property shall be deemed an Excluded Asset for all purposes hereunder. Until such time as such Environmental Defect Property is assigned to Buyer pursuant to clauses (A) or (B) above or retained by Seller pursuant to clause (C) above, Seller shall continue to comply with the terms of Section 6.1 with respect to such Environmental Defect Property.
(ii)During the period of time from Closing to the expiration of the Cure Period, Buyer agrees to afford Seller and its officers, employees and other authorized representatives reasonable access, during normal business hours, to the Assets and all Records in Buyer’s or any of its Affiliates’ possession or control in order to facilitate Seller’s attempt to cure any such Environmental Defects. An election by Seller to attempt to cure an Environmental Defect shall be without prejudice to its rights under Section 12.1(f) and shall not constitute an admission against interest or a waiver of Seller’s right to dispute the existence, nature or value of, or cost to cure, the alleged Environmental Defect.
(c)Remedies for Environmental Defects. Subject to Seller’s continuing right to (i) attempt to cure any Environmental Defect for which it has elected to cure in accordance with Section 12.1(b) and (ii) dispute the existence of an Environmental Defect and/or the Remediation Amount asserted with respect thereto, and subject to the rights of the Parties pursuant to Section 14.1(c), in the event that any Environmental Defect timely asserted by Buyer in accordance with Section 12.1(a) is not waived in writing by Buyer or cured on or before Closing or the end of the Cure Period (as applicable), then, subject to the Individual Environmental Threshold and the Aggregate Deductible, upon the election of Seller, at its sole option (subject to Buyer’s consent or election where applicable below), elect one of the following:
(i)the Purchase Price shall be reduced by the Remediation Amount agreed upon by the Parties or determined pursuant to Section 12.1(f);
(ii)in the event the Remediation Amount of any Environmental Defect equals or exceeds the Allocated Value of the applicable Environmental Defect Property, Seller shall retain the entirety of the Asset that is subject to such Environmental Defect, together with all associated Assets (in which case, such Assets shall become Excluded Assets hereunder), in which event the Purchase Price shall be reduced by an amount equal to the Allocated Value of such Asset and such associated Assets;
(iii)subject to Buyer’s consent (in its sole discretion), Seller shall indemnify Buyer against all Liability resulting from such Environmental Defect with respect to the Assets pursuant to an indemnity agreement in a form and substance mutually agreeable to the Parties (each, an “Environmental Indemnity Agreement”); or
(iv)if applicable, terminate this Agreement pursuant to Section 14.1(c);

provided, however, that if the Remediation Amount for such Environmental Defect Property equals or exceeds the Allocated Value for such Environmental Defect Property, either Party shall have the right to elect to have the option set forth in Section 12.1(c)(ii) apply with respect to such Environmental Defect Property.
If the option set forth in Section 12.1(c)(i) applies, Buyer shall be deemed to have assumed responsibility for all of the costs and expenses attributable to the Remediation of the Environmental Condition attributable to such Environmental Defect and for all Liabilities with respect thereto and such responsibility of Buyer shall be deemed to constitute part of the Assumed Obligations hereunder.
(d)Exclusive Remedy. Except for (i) Seller’s representation contained in Section 4.18 and the certificate delivered at Closing pursuant to Section 9.3(k), and (ii) Buyer’s rights to terminate this Agreement pursuant to Section 14.1(c), the provisions set forth in Section 12.1(c) shall be the exclusive right and remedy of Buyer with respect to any Environmental Defect with respect to any Asset or any other environmental matter, and Buyer hereby waives any and all other rights and remedies against Seller with respect thereto.
(e)Environmental Deductibles. Notwithstanding anything herein to the contrary, (i) in no event shall there be any adjustment to the Purchase Price or other remedies provided by Seller for any individual Environmental Defect affecting one or more Assets for which the Remediation Amounts do not exceed $100,000 (the “Individual Environmental Threshold”); and (ii) in no event shall there be any adjustment to the Purchase Price or other remedies provided by Seller for any Environmental Defect for which the Remediation Amount exceeds the Individual Environmental Threshold unless (A) the amount of the sum of (1) the aggregate Remediation Amounts of all such Environmental Defects that exceed the Individual Environmental Threshold (but excluding any Remediation Amounts attributable to any Environmental Defects cured by Seller), plus (2) the aggregate Title Defect Amounts of all Title Defects that exceed the Individual Title Defect Threshold (but excluding any Title Defect Amounts attributable to Title Defects cured by Seller), exceeds (B) the Aggregate Deductible, after which point Buyer shall be entitled to adjustments to the Purchase Price or other applicable remedies available hereunder, but only with respect to the amount by which the aggregate amount of such Remediation Amounts and Title Defect Amounts exceeds the Aggregate Deductible. For the avoidance of doubt, if Seller indemnifies Buyer with respect to any Assets pursuant to an Environmental Indemnity Agreement or retains any Assets pursuant to Section 12.1(c)(ii), the Remediation Amounts relating to such indemnified or retained Assets will not be counted towards the Aggregate Deductible.
(f)Environmental Dispute Resolution. Seller and Buyer shall attempt to agree on (i) all Environmental Defects and Remediation Amounts prior to Closing and (ii) the adequacy of any cure by Seller of any asserted Environmental Defect prior to the end of the Cure Period (items (i) and (ii), collectively, the “Disputed Environmental Matters”). If Seller and Buyer are unable to agree by Closing (or by the end of the Cure Period if Seller elects to attempt to cure an asserted Environmental Defect after Closing), the Disputed Environmental Matters shall be exclusively and finally resolved by arbitration pursuant to this Section 12.1(f). If Seller and Buyer are unable to agree by Closing (or by the end of the Cure Period if Seller elects to attempt to cure an Environmental Defect after Closing), the Disputed Environmental Matters shall be exclusively and finally resolved pursuant to this Section 12.1(f). If any Disputed Environmental Matter involving an Environmental Defect exists as of the Closing and if Seller does not elect to cure any Environmental Defect that is the subject of such dispute during the Cure Period, then (x) the Environmental Defect Property affected by such Disputed Environmental Matter shall be excluded from the transaction and (y) the Purchase Price payable to Seller shall be reduced at Closing by the Allocated Value of such Environmental Defect Property. There shall be a single arbitrator, who shall be an environmental attorney with at least fifteen (15) years’ experience in environmental matters involving oil and gas producing properties in the regional area in which the affected Assets are located, as selected by mutual agreement of Buyer and

Seller within fifteen (15) days after the Closing Date or the end of the Cure Period, as applicable, or, absent such agreement, by the Denver, Colorado office of the American Arbitration Association (the “Environmental Arbitrator”); provided, however, that such Environmental Arbitrator must (A) have not been employed by or represented either Party (or its Affiliate) in the past ten (10) years, and (B) have no ethical conflict in serving as the Environmental Arbitrator. Each of Buyer and Seller shall submit to the Environmental Arbitrator its proposed resolution of the Disputed Environmental Matter. The proposed resolution of the Disputed Environmental Matter shall include the best offer of the submitting Party in a single monetary amount that such Party is willing to pay or accept (as applicable) to settle the Disputed Environmental Matter. The Environmental Arbitrator shall be limited to awarding only one or the other of the two proposed settlement amounts. The arbitration proceeding shall be held in Denver, Colorado and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, to the extent such rules do not conflict with the terms of this Section 12.1. The Environmental Arbitrator’s determination shall be made within twenty (20) days after submission of the matters in dispute and shall be final and binding upon both Parties, without right of appeal. In making his determination, the Environmental Arbitrator shall be bound by the rules set forth in this Section 12.1 and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Arbitrator are necessary or helpful to make a proper determination. The Environmental Arbitrator, however, may not award Buyer a greater Remediation Amount than the Remediation Amount claimed by Buyer in its applicable Environmental Defect Notice. The Environmental Arbitrator shall act as an expert for the limited purpose of determining the specific Disputed Environmental Matters submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter. Each Party shall bear its own legal fees and other costs of presenting its case to the Environmental Arbitrator. Each of Seller and Buyer shall bear one-half of the costs and expenses of the Environmental Arbitrator. To the extent that the award of the Environmental Arbitrator with respect to any Remediation Amount is not taken into account as an adjustment to the Purchase Price pursuant to Section 3.5 or Section 3.6(a), then, within ten (10) days after the Environmental Arbitrator delivers written notice to Buyer and Seller of his award with respect to any Remediation Amount, and, subject to Section 12.1(e), (A) if the remedy set forth in Section 12.1(c)(i) is elected, Seller shall assign to Buyer the affected Environmental Defect Property excluded at Closing pursuant to an instrument in substantially the same form as the Assignment, and Buyer shall pay to Seller, by wire transfer of immediately available funds to the account specified in writing by Seller, an amount equal to the Allocated Value of such Environmental Defect Property minus the Remediation Amount attributable to any portion of the Environmental Defect that was not cured or that was determined by the Environmental Arbitrator pursuant to this Section 12.1(f) to be owed to Buyer, (II) if the remedy set forth in Section 12.1(c)(iii) is elected, Seller shall assign to Buyer the affected Environmental Defect Property pursuant to an instrument in substantially the same form as the Assignment, and Buyer shall pay to Seller, by wire transfer of immediately available funds to the account specified in writing by Seller, an amount equal to the Allocated Value of such Environmental Defect Property, and (III) if the remedy set forth in Section 12.1(c)(ii) is elected, Seller shall retain the affected Environmental Defect Property and such Environmental Defect Property shall be deemed an Excluded Asset for all purposes hereunder. Until such time as such Environmental Defect Property is assigned to Buyer pursuant to clauses (I) or (II) above or retained by Seller pursuant to clause (III) above, Seller shall continue to comply with the terms of Section 6.1 with respect to such Environmental Defect Property. Nothing herein shall operate to cause Closing to be delayed on account of any arbitration conducted pursuant to this Section 12.1(f). To the extent any adjustments are not agreed upon by the Parties as of Closing, the Purchase Price shall be adjusted at Closing pursuant to this Section 12.1(f) and subsequent adjustments to the Purchase Price, if any, will be made pursuant to Section 3.6 or this Section 12.1(f).
12.2NORM, Asbestos, Wastes and Other Substances. Buyer acknowledges that the Assets have been used for exploration, development and production of oil and gas and that there may be petroleum, produced water, wastes or other substances or materials located in, on or under the Assets or associated with the Assets. Equipment and sites included in the Assets may contain asbestos, NORM or other Hazardous Substances. NORM may affix or attach itself to the inside of wells, materials and equipment as scale, or in other forms. The wells, materials and equipment located on the Assets or included in the Assets may contain NORM, asbestos and other wastes or Hazardous Substances. NORM containing material and/or other wastes or Hazardous Substances may have come in contact with various environmental media, including water, soils or sediment. Special procedures may be required for the assessment, remediation, removal, transportation or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Assets. The presence of NORM or asbestos-containing materials that are non-friable cannot be claimed as an Environmental Defect, except to the extent constituting a violation of Environmental Laws.

ARTICLE XIII
ASSUMPTION; INDEMNIFICATION; SURVIVAL
13.1Assumption by Buyer. Other than the Retained Liabilities (each only for the period of its respective survival pursuant to Section 13.8) and without limiting Buyer’s rights to indemnity under this ARTICLE XIII, from and after Closing, Buyer assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all obligations and Liabilities, known or unknown, arising from, based upon, related to or associated with the Assets, regardless of whether such obligations or Liabilities arose prior to, at or after the Effective Time, including obligations and Liabilities relating in any manner to the use, ownership or operation of the Assets, including obligations (a) to furnish makeup gas and/or settle Imbalances according to the terms of applicable gas sales, processing, gathering or transportation Contracts, (b) to pay Working Interests, royalties, overriding royalties and other interest owners’ revenues or proceeds attributable to sales of Hydrocarbons, including those held in suspense (including those amounts for which the Purchase Price was adjusted pursuant to Section 3.3(b)(ix)), (c) to Decommission the Assets (the “Decommissioning Obligations”), (d) to clean up and/or remediate the Assets in accordance with applicable Contracts and Laws, (e) to perform all obligations applicable to or imposed on the lessee, owner or operator under the Leases and the Applicable Contracts, or as required by Law, and (f) subject to ARTICLE XII, relating to Environmental Conditions, Environmental Defects and Buyer’s Environmental Liabilities (all of said obligations and Liabilities described in this Section 13.1, including in clauses (a) through (f), herein being referred to as the “Assumed Obligations”).
13.2Indemnities of Seller. Effective as of Closing, subject to the limitations set forth in Section 13.4 and Section 13.8 or otherwise contained in this Agreement, Seller shall be responsible for, shall pay on a current basis, and hereby agrees to defend, indemnify, hold harmless and forever release Buyer and its Affiliates, and all of its and their respective equityholders, partners, members, directors, officers, managers, employees, attorneys, consultants, agents and representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all Liabilities, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:
(a)any breach by Seller of any of its representations or warranties contained in ARTICLE IV;
(b)any breach by Seller of any of its covenants or agreements under this Agreement;
(c)any Retained Liabilities; or
(d)any and all Seller Taxes.
13.3Indemnities of Buyer. Effective as of Closing, Buyer and its successors and assigns shall assume and be responsible for, shall pay on a current basis, and hereby agrees to defend, indemnify, hold harmless and forever release Seller and its Affiliates, and all of its and their respective equityholders, partners, members, directors, officers, managers, employees, attorneys, consultants, agents and representatives (collectively, the “Seller Indemnified Parties”) from and against any and all Liabilities, whether or not relating to Third Party Claims or incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder, arising from, based upon, related to or associated with:
(a)any breach by Buyer of any of its representations or warranties contained in ARTICLE V;
(b)any breach by Buyer of any of its covenants or agreements under this Agreement; or
(c)the Assumed Obligations.
13.4Limitation on Liability.
(a)Seller shall not have any Liability for any indemnification under Section 13.2(a) of this Agreement (other than Liabilities with respect to any breach of the Specified Representations or the representations or warranties in Section 4.14) (i) for any individual Liability unless the amount with respect to such Liability exceeds $100,000 (the “Individual Indemnity Threshold”), and (ii) until and unless the aggregate amount of all such Liabilities (that exceed the Individual Indemnity Threshold and for which Claim Notices are timely delivered pursuant to Section 13.7) exceeds the Indemnity Deductible, and then only to the extent such Liabilities exceed the Indemnity Deductible.
(b)Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to indemnify Buyer for aggregate Liabilities for any indemnification under Section 13.2(a) of this Agreement (other than Liabilities with respect to any breach of the Specified Representations or the representations or warranties in Section 4.14) in excess of an amount equal to twenty percent (20%) of the Purchase Price. Without limiting the foregoing, Seller shall never be required to indemnify Buyer pursuant to this Agreement for aggregate Liabilities in excess of one hundred percent (100%) of the Purchase Price (inclusive of the aggregate damages for which Buyer may be indemnified pursuant to the immediately preceding sentence, which are limited to twenty percent (20%) of the Purchase Price).
(c)Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to indemnify Buyer under Section 13.2(a) for any Asset Tax (or portion thereof) allocable to Buyer under Section 15.2 as a result of a breach of any representation or warranty set forth in Section 4.14, except to the extent the amount of such Asset Tax (or portion thereof) exceeds the amount that would have been due absent such breach.
(d)Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating the amount of any damages caused by, arising out of or resulting from any breach of any representation or warranty in ARTICLE IV or ARTICLE V, the representations and warranties shall, for purposes of this ARTICLE XIII, be read without giving effect to any qualifiers as to materiality contained or incorporated directly or indirectly in such representation or warranty.
13.5Express Negligence. EXCEPT AS OTHERWISE PROVIDED IN SECTION 10.1, THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS, RELEASE AND ASSUMED OBLIGATIONS PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS “CONSPICUOUS.”
13.6Exclusive Remedy. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that, from and after Closing, Section 6.3, Section 6.10(d), Section 10.1, Section 11.1(c),

Section 13.2, Section 13.3, Section 15.17 and Section 15.19(c), and any Title Indemnity Agreement or Environmental Indemnity Agreement entered into by the Parties, contain the Parties’ exclusive remedies against each other with respect to the transactions contemplated hereby, including breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any document or certificate delivered pursuant to this Agreement. Except as specified in Section 11.1(c), Section 13.2, Section 15.17 and any Title Indemnity Agreement or Environmental Indemnity Agreement entered into by the Parties, effective as of Closing, Buyer, on its own behalf and on behalf of the Buyer Indemnified Parties, hereby releases, remises and forever discharges Seller and its Affiliates and all of such Persons’ equityholders, partners, members, directors, officers, employees, agents and representatives from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, Liabilities, interest or causes of action whatsoever, at law or in equity, known or unknown, which Buyer or the Buyer Indemnified Parties might now or subsequently have, based on, relating to or arising out of this Agreement, the transactions contemplated by this Agreement, the ownership, use or operation of any of the Assets prior to Closing or the condition, quality, status or nature of any of the Assets prior to Closing, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and any similar Environmental Law, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common law rights of contribution and rights under insurance maintained by Seller or any of its Affiliates (except as provided in Section 11.3(b)).
13.7Indemnification Procedures. All claims for indemnification under Section 6.3, Section 6.10(d), Section 10.1, Section 13.2, Section 13.3, Section 15.17 and Section 15.19(c) shall be asserted and resolved as follows:
(a)For purposes of Section 6.3, Section 6.10(d), Section 10.1, this ARTICLE XIII, Section 15.17 or Section 15.19(c), the term “Indemnifying Party” when used in connection with particular Liabilities shall mean the Party or Parties having an obligation to indemnify the other Party and/or other Persons with respect to such Liabilities pursuant to Section 6.3, Section 6.10(d), Section 10.1, this ARTICLE XIII, Section 15.17 or Section 15.19(c), and the term “Indemnified Party” when used in connection with particular Liabilities shall mean the Party and/or other Persons having the right to be indemnified with respect to such Liabilities by the Indemnifying Party pursuant to Section 6.3, Section 6.10(d), Section 10.1, this ARTICLE XIII, Section 15.17 or Section 15.19(c).
(b)To make a claim for indemnification under Section 6.3, Section 6.10(d), Section 10.1, Section 13.2, Section 13.3, Section 15.17 or Section 15.19(c), an Indemnified Party shall notify the Indemnifying Party in writing of its claim under this Section 13.7, including the specific details of and specific basis under this Agreement for its claim (the “Claim Notice”). In the event that the claim for indemnification is based upon a claim by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 13.7(b) shall not relieve the Indemnifying Party of its obligations under Section 6.3, Section 6.10(d), Section 10.1, Section 13.2, Section 13.3, Section 15.17 or Section 15.19(c) (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the Third Party Claim. In the event that the claim for indemnification is based upon an inaccuracy or a breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.
(c)In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its obligation to defend and indemnify the Indemnified Party against such

Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such thirty (30) day period, at the expense of the Indemnifying Party, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.
(d)If the Indemnifying Party admits its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, it shall have the right and obligation to diligently defend and indemnify, at its sole cost and expense, the Indemnified Party against such Third Party Claim. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.7(d). An Indemnifying Party shall not, without the written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed), (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not include an unconditional written release of the Indemnified Party from all Liability in respect of such Third Party Claim or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).
(e)If the Indemnifying Party does not admit its obligation or admits its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, but fails to diligently prosecute, indemnify against or settle such Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its obligation and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If settlement has been offered and the Indemnifying Party has not yet admitted its obligation to defend and indemnify the Indemnified Party against a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation to indemnify the Indemnified Party from and against the liability and consent to such settlement, (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement, or (iii) deny liability. Any failure by the Indemnifying Party to respond to such notice shall be deemed to be an election under subsection (iii) above.
(f)In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its liability for such Liability or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such thirty (30) day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the Indemnifying Party shall be deemed to have disputed the claim for such Liabilities.
13.8Survival.
(a)Except for the Specified Representations and the representations and warranties in Section 4.14, the representations and warranties of the Parties in ARTICLE IV and ARTICLE V and the covenants and agreements of the Parties in Section 6.1 and Section 9.4 shall survive Closing for a period of twelve (12) months. The Specified Representations shall survive Closing without time limit. The representations and warranties in Section 4.14 shall survive the Closing for the applicable statute of limitations period plus thirty (30) days. Except as otherwise set forth in the preceding sentences of this Section 13.8(a) or in Section 13.8(b), all covenants and agreements to be performed at or prior to Closing shall terminate as of Closing and all other covenants shall survive Closing until fully performed. Representations, warranties, covenants and agreements shall be of no further force or effect after the date of their expiration; provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.
(b)The indemnities in Section 13.2(a), Section 13.2(b), Section 13.3(a) and Section 13.3(b) shall terminate as of the expiration date of each respective representation, warranty, covenant or agreement that is subject to indemnification, except in each case as to matters for which a specific written claim for indemnity has been delivered to the Indemnifying Party on or before such expiration date. Seller’s indemnities in Section 13.2(c) shall survive Closing for a period of three (3) years (except for Seller’s indemnity with respect to clause (h) of Retained Liabilities which shall survive Closing for a period of eighteen (18) months). Seller’s indemnities in Section 13.2(d) and Section 15.17 shall survive the Closing for the applicable statute of limitations period plus thirty (30) days. Buyer’s indemnities in Section 15.17 shall survive the Closing for the applicable statute of limitations period plus thirty (30) days. Buyer’s indemnities in Section 6.3, Section 6.10(d), Section 10.1, Section 13.3(c) and Section 15.19(c) shall survive Closing without time limit.
13.9Waiver of Right to Rescission. Seller and Buyer acknowledge that, following Closing, the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated by this Agreement. As the payment of money shall be adequate compensation, following Closing, Buyer and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby.
13.10Limitations on Damages.
(a)The amount of any Liabilities for which any of the Buyer Indemnified Parties is entitled to indemnification under this Agreement or in connection with or with respect to the transactions contemplated by this Agreement shall be reduced by any corresponding insurance proceeds from insurance policies carried by a Party realized or that could reasonably be expected to be realized by such Party if a claim were properly pursued under the relevant insurance arrangements.
(b)The Indemnified Party shall use commercially reasonable efforts to mitigate or resolve any Liabilities subject to indemnification under this ARTICLE XIII.
13.11Non-Compensatory Damages. None of the Buyer Indemnified Parties nor Seller Indemnified Parties shall be entitled to recover from Seller or Buyer, as applicable, or their respective Affiliates, any special, indirect, consequential, punitive, exemplary, remote or speculative damages, or damages for lost profits of any kind arising under or in connection with this Agreement or the transactions contemplated hereby, except to the extent any such Party suffers such damages to a Third Party, which damages (including costs of defense and reasonable attorneys’ fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, Buyer, on behalf of each of the Buyer Indemnified Parties, and Seller, on behalf of each of the Seller Indemnified Parties, waive any right to recover special, indirect, consequential, punitive, exemplary, remote or speculative damages, or damages for lost profits of any kind, arising in connection with or with respect to this Agreement or the transactions contemplated hereby.
13.12Disclaimer of Application of Anti-Indemnity Statutes. The Parties acknowledge and agree that the provisions of any anti-indemnity statute relating to oilfield services and associated activities shall not be applicable to this Agreement and/or the transactions contemplated hereby.

ARTICLE XIV
TERMINATION, DEFAULT AND REMEDIES
14.1Right of Termination. This Agreement and the transactions contemplated herein may be terminated at any time prior to Closing:
(a)by Seller, at its option, if any of the conditions set forth in ARTICLE VIII (other than the conditions set forth in Section 8.3, Section 8.4 or Section 8.7) have not been satisfied on or before the Scheduled Closing Date and, following written notice thereof from Seller to Buyer specifying the reason such condition is unsatisfied (including any breach by Buyer of this Agreement), such condition remains unsatisfied for a period of ten (10) Business Days after Buyer’s receipt of written notice thereof from Seller;
(b)by Buyer, at Buyer’s option, if any of the conditions set forth in ARTICLE VII (other than the conditions set forth in Section 7.3, Section 7.4 or Section 7.6) have not been satisfied on or before the Scheduled Closing Date and, following written notice thereof from Buyer to Seller specifying the reason such condition is unsatisfied (including any breach by Seller of this Agreement), such condition remains unsatisfied for a period of ten (10) Business Days after Seller’s receipt of written notice thereof from Buyer;
(c)by Buyer if the condition set forth in Section 7.4 has not been satisfied on or before the Scheduled Closing Date or by Seller if the condition set forth in Section 8.4 is not satisfied on or before the Scheduled Closing Date;
(d)by Seller or Buyer if Closing shall not have occurred on or before November 15, 2017 (or such later date as agreed to in writing by Seller and Buyer) (the “Outside Date”); or
(e)by Seller if Buyer has not deposited the Deposit (by wire transfer in same day funds) with the Escrow Agent within two (2) Business Days after the Execution Date;
provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (a), (b) or (d) above if such Party or its Affiliates are at such time in material breach of any provision of this Agreement.
14.2Effect of Termination.
(a)If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 14.1 hereof, then, except as provided in Section 3.2 and except for the provisions of Sections 6.8(e), 6.10(b) through (h), 6.11 (only the last sentence thereof), 10.1(e) through (i), 10.2, 10.3, 12.2, 13.11, this Section 14.2, Section 14.3, ARTICLE I and ARTICLE XV (other than Sections 15.2(b) through (j), 15.3, 15.7, 15.8, 15.15, 15.17 and 15.19) and such of the defined terms set forth in Appendix I to give context to such Sections, this Agreement shall forthwith become void, and the Parties shall have no liability or obligation hereunder.
(b)If Seller has the right to terminate this Agreement pursuant to Section 14.1(a), (i)  all of the conditions precedent to the obligations of Buyer set forth in ARTICLE VII (other than those actions or deliveries to occur at Closing or contingent upon the satisfaction of other conditions precedent set forth in ARTICLE VII at Closing) have been met, or waived by Buyer, and (ii) Seller is ready, willing and able to perform its obligations under Section 9.3, then, in such event, Seller shall have the right to, at its option, terminate this Agreement pursuant to Section 14.1(a) and the Parties shall jointly instruct the Escrow Agent to pay the Deposit to Seller together with any interest or income thereon, free of any claims by Buyer with respect thereto as liquidated damages and as Seller’s sole and exclusive remedy, except that Seller shall continue to be entitled to recover from Buyer any and all damages and Liabilities suffered by Seller in connection with the Specified Hedging Agreements or the transactions contemplated thereby pursuant to the Hedging Indemnities. The provision for payment of liquidated damages in this Section 14.2(b) has been included because, in the event of a termination of this Agreement permitting Seller to receive the Deposit, the actual damages to be incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for herein and because the actual amount of such damages would be difficult if not impossible to measure accurately.
(c)If Buyer has the right to terminate this Agreement pursuant to Section 14.1(b), (i) all of the conditions precedent to the obligations of Seller set forth in ARTICLE VIII (other than those actions or deliveries to occur at Closing or contingent upon the satisfaction of other conditions precedent set forth in ARTICLE VIII at Closing) have been met, or waived by Seller, and (ii) Buyer is ready, willing and able to perform its obligations under Section 9.3, then, in such event, Buyer shall have the right to, at its option, (1) terminate this Agreement pursuant to Section 14.1(b) and the Parties shall jointly instruct the Escrow Agent to pay the Deposit to Buyer, free of any claims by Seller with respect thereto after the termination of this Agreement, or (2) seek all remedies available at law or in equity, including specific performance by Seller.
(d)If this Agreement is terminated by the mutual written agreement of the Parties, or this Agreement is otherwise terminated pursuant to Section 14.1 (other than Section 14.1(e)) and the Closing does not occur on or before the Closing Date for any reason other than as set forth in Section 14.2(b) or Section 14.2(c), then Buyer shall be entitled to the return of the Deposit, free of any claims by Seller with respect thereto after the termination of this Agreement and the Parties shall jointly instruct the Escrow Agent to pay the Deposit to Buyer.
(e)Notwithstanding anything to the contrary herein, in the event that this Agreement is terminated prior to Closing, Seller shall be entitled to recover from Buyer any and all damages and Liabilities suffered by Seller in connection with the Specified Hedging Agreements or the transactions contemplated thereby pursuant to the Hedging Indemnities.
14.3Return of Documentation and Confidentiality. Upon termination of this Agreement, Buyer shall destroy or return to Seller all title, engineering, geological and geophysical data, environmental assessments and/or reports, maps and other information (including any confidential information or digital Records) furnished by or on behalf of Seller to Buyer or prepared by or on behalf of Buyer in connection with its due diligence investigation of the Assets, in each case in accordance with the Confidentiality Agreement, but if Buyer elects to destroy any such information, an officer of Buyer shall certify same to Seller in writing.

ARTICLE XV
MISCELLANEOUS
15.1Appendices, Exhibits and Schedules. All of the Appendices, Exhibits and Schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement. Each Party to this Agreement and its counsel have received a complete set of Appendices, Exhibits and Schedules prior to and as of the Execution Date.
15.2Expenses and Taxes.
(a)Except as otherwise specifically provided herein, all fees, costs and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.
(b)Seller shall be allocated and bear all Asset Taxes attributable to (i) any Tax period ending prior to the Effective Time and (ii) the portion of any Straddle Period ending immediately prior to the Effective Time. Buyer shall be allocated and bear all Asset Taxes attributable to (x) any Tax period beginning at or after the Effective Time and (y) the portion of any Straddle Period beginning at the Effective Time.
(c)For purposes of determining the allocations described in Section 15.2(b), (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in clause (iii), below) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (i) or (iii)), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand. Notwithstanding anything in this Section 15.2(c) to the contrary, (1) the portion of Gross Products Taxes based on the value of 2016 production of Hydrocarbons (and payable in 2017 and 2018) attributable to 2016 production shall be allocated to Seller and (2) the portion of Gross Products Taxes based on the value of 2017 production of Hydrocarbons (and payable in 2018 and 2019) attributable to 2017 production that occurs prior to the Effective Time shall be allocated to Seller, and the portion of such Gross Products Taxes attributable to 2017 production that occurs from and after the Effective Time shall be allocated to Buyer.
(d)To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to such Asset Tax pursuant to Section 3.3, Section 3.5 and Section 3.6, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in the Final Settlement Statement as finally determined pursuant to Section 3.6, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 15.2.
(e)The Parties recognize and acknowledge that, for purposes of Income Taxes, Seller will remain the owner of the Assets for all taxable periods or portions thereof ending before the Closing, and accordingly Seller (i) must include in its federal and any state or local Tax Returns with respect to Income Taxes all items of income, gain, loss, deduction and credit related to the ownership or operation of the Assets that are allocable to taxable periods and portions thereof ending prior to the Closing and (ii) shall be liable for and shall bear all Income Taxes imposed by reason of such inclusions, and Buyer shall have no liability or responsibility for any such Income Taxes.
(f)Subject to Buyer’s indemnification rights under Section 13.2, after the Closing Date, Buyer shall (i) prepare and file with the appropriate Taxing Authority any and all Tax Returns required to be filed after the Closing Date with respect to Asset Taxes, (ii) submit each such Tax Return that relates to a Straddle Period or to a Tax period ending prior to the Effective Time to Seller for its review and comment reasonably in advance of the due date therefor, and (iii) timely file any such Tax Return, incorporating any reasonable comments received from Seller (with respect to Tax Returns relating to a Straddle Period or to a Tax period ending prior to the Effective Time) prior to the due date therefor. Buyer shall pay the Asset Taxes reflected on such Tax Returns and Seller shall promptly reimburse Buyer the amount of any Seller Taxes paid with respect to such Tax Returns. The Parties agree that (x) this Section 15.2(f) is intended to solely address the timing and manner in which certain Tax Returns relating to Asset Taxes are filed and the Asset Taxes shown thereon are paid to the applicable Taxing Authority, and (y) nothing in this Section 15.2(f) shall be interpreted as altering the manner in which Asset Taxes are allocated to and economically borne by the Parties (except for any penalties, interest or additions to Tax imposed as a result of any breach by Buyer of its obligations under this Section 15.2(f), which shall be borne by Buyer).
(g)All required documentary, filing and recording fees and expenses in connection with the filing and recording of the assignments, conveyances or other instruments required to convey title to the Assets to Buyer shall be borne solely by Buyer. Any sales, use, transfer, stamp, documentary, registration or similar Taxes incurred or imposed with respect to the transactions described in this Agreement (collectively, “Transfer Taxes”) shall be borne one-half by Buyer and one-half by Seller. Seller and Buyer shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.
(h)Seller shall be entitled to any and all refunds of Asset Taxes allocated to Seller pursuant to Section 15.2(b) and Section 15.2(c), and Buyer shall be entitled to any and all refunds of Asset Taxes allocated to Buyer pursuant to Section 15.2(b) and Section 15.2(c); provided, however, that neither Seller nor Buyer shall be entitled to any refund of Asset Taxes allocated to it pursuant to Section 15.2(b) if Seller or Buyer, as the case may be, did not pay or otherwise economically bear such Asset Taxes. If a Party or its Affiliate receives a refund of Asset Taxes to which the other Party is entitled pursuant to this Section 15.2(h), such recipient Party shall forward to the entitled Party the amount of such refund within thirty (30) days after such refund is received, net of any reasonable, out-of-pocket costs or expenses incurred by such recipient Party in procuring such refund.
(i)The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes relating to the Assets. Such cooperation shall include the retention and (upon the other Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. The Parties agree to retain all books and records with respect to Tax matters pertinent to the Assets relating to any Tax period beginning before the Closing Date until the expiration of the statute of limitations of the respective Tax periods and to abide by all record retention agreements entered into with any Governmental Authority. Buyer and Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby.
(j)Notwithstanding anything in this Agreement to the contrary, if Buyer becomes entitled, pursuant to Section 3.6(b), to any amounts earned from the sale of Hydrocarbons, which amounts are received after the eighteen (18) month anniversary of the Closing Date, Buyer shall be allocated and bear all Asset Taxes attributable to the production of such Hydrocarbons or the receipt of proceeds therefrom notwithstanding that such Hydrocarbons were produced prior to the Effective Time.
15.3Assignment. Subject to the provisions of Section 15.17, this Agreement may not be assigned by Buyer or Seller without the prior written consent of the other Party. Any assignment or delegation made without the consents required hereby shall be void. In the event a Party consents to any such assignment, such assignment shall not relieve the assigning Party of any obligations and responsibilities hereunder, including obligations and responsibilities arising following such assignment. Any assignment or other transfer by Buyer or its successors and assigns of any of the Assets shall not relieve Buyer or its successors or assigns of any of their obligations (including indemnity obligations) hereunder, as to the Assets so assigned or transferred. Notwithstanding the foregoing, but subject to Buyer remaining liable for its obligations (including indemnity obligations) hereunder, Buyer may direct that the Assets be assigned to one or more of the other members of the ORNR Group; provided that such applicable members of the ORNR Group expressly agree, pursuant to an instrument in favor of and reasonably acceptable to Seller and without releasing Buyer hereunder, to assume and be directly responsible for all of Buyer’s obligations hereunder as to the Assets so assigned.
15.4Preparation of Agreement. Both Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.
15.5Publicity. Seller and Buyer shall promptly consult with each other with regard to all press releases or other public or private announcements issued or made at or prior to Closing concerning this Agreement or the transactions contemplated herein, and, except as may be required by applicable Laws or the applicable rules and regulations of any Governmental Authority or stock exchange, neither Buyer nor Seller shall issue any such press release or other public or private announcement without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. The Parties shall be obligated to hold all specific terms and provisions of this Agreement strictly confidential after the Closing; provided, however, that the foregoing shall not (a) restrict disclosures by Buyer or Seller that are required by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the disclosing Party or its Affiliates, provided that such disclosures shall be made only to the extent required thereunder, (b) prevent Buyer or Seller from recording the Assignment, the Deed and any federal or state assignments delivered at Closing or from complying with any disclosure requirements of Governmental Authorities that are applicable to the transfer of the Assets from Seller to Buyer, (c) prevent Buyer or Seller from making any disclosure of information relating to this Agreement if made in a manner, under conditions and to Persons that would be permitted under the Confidentiality Agreement so long as such Person continues to hold such information confidential on the same terms as set forth in this Section 15.5 and (d) prevent Seller from making disclosures in connection with complying with Preferential Purchase Rights and other transfer restrictions applicable to the transactions contemplated hereby.
15.6Notices. All notices and communications required or permitted to be given hereunder shall be given in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail, Federal Express or United Parcel Service Express Delivery or by certified or registered United States Mail with all postage fully prepaid, or sent by electronic mail (“email”) transmission (provided that receipt of such email is requested and received, excluding automatic receipts) addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to Seller:
QEP Energy Company
Independence Plaza
1050 17th Street, Suite 800
Denver, Colorado 80265
Attention: Joe Redman, General Manager, Natural Gas Division
Email: joe.redman@qepres.com

With a copy to:

QEP Energy Company
Independence Plaza
1050 17th Street, Suite 800
Denver, Colorado 80265
Attention: Christopher Woosley, Senior Vice President and General Counsel
Email: chris.woosley@qepres.com

If to Buyer:
Pinedale Energy Partners, LLC
c/o Oak Ridge Natural Resources, LLC
5727 S. Lewis Ave., Suite 200
Tulsa, Oklahoma 74105
Attention: J. Chris Jacobsen,
President and Chief Executive Officer
Email: CJacobsen@ORNR.Energy

With a copy to:
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Attention: Lawrence A. Hall
Email: larry.hall@bakerbotts.com

Any notice given in accordance herewith shall be deemed to have been given when delivered to the addressee in person, or by courier, or transmitted by email transmission during normal business hours on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail or with Federal Express or United Parcel Service, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day). Either Party may change its contact information for notice by giving written notice to the other Party in the manner provided in this Section 15.6. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.
15.7Further Cooperation. After Closing, Buyer and Seller shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer, and shall take such other actions as the other Party may reasonably request, to convey and deliver the Assets to Buyer, to perfect Buyer’s title thereto, and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement. Without limiting the generality of the foregoing, Seller agrees that, at Buyer’s request, Seller shall use its reasonable efforts to enforce, for the benefit of Buyer, at Buyer’s cost and expense, any right, claim or cause of action that would otherwise be included in the Assets pursuant to Section 2.1(l) but is not transferable.
15.8Filings, Notices and Certain Governmental Approvals. Promptly after Closing, Buyer shall (a) record all assignments executed at Closing in the records of the applicable Governmental Authority (including any federal or state agencies, if applicable), (b) if applicable, send notices to vendors supplying goods and services for the Assets of the assignment of such Assets to Buyer, (c) actively pursue the unconditional approval of all applicable Governmental Authorities of the assignment of the Assets to Buyer, (d) provide Seller with copies of all recorded or approved instruments, and (e) actively pursue all other consents and approvals that may be required in connection with the assignment of the Assets to Buyer and the assumption of the Liabilities assumed by Buyer hereunder, in each case, that shall not have been obtained prior to Closing. Buyer obligates itself to take any and all action required by any Governmental Authority in order to obtain such unconditional approval, including the posting of any and all bonds or other security that may be required in excess of its existing lease, pipeline or area-wide bonds.
15.9Entire Agreement; Conflicts. THIS AGREEMENT, THE APPENDICES, EXHIBITS AND SCHEDULES HERETO, THE TRANSACTION DOCUMENTS AND THE CONFIDENTIALITY AGREEMENT COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NEITHER SELLER NOR BUYER SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN (A) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY SCHEDULE OR EXHIBIT HERETO OR (B) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY TRANSACTION DOCUMENT, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION

IN ANY OF THE SCHEDULES OR EXHIBITS HERETO OR ANY TRANSACTION DOCUMENT OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 15.9.
15.10Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their respective successors and permitted assigns, or the Parties’ respective related Indemnified Parties hereunder any rights, remedies, obligations or Liabilities under or by reason of this Agreement; provided that only a Party and its successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but shall not be obligated to do so). Notwithstanding the foregoing, the Financing Sources shall be deemed Third Party beneficiaries of the provisions set forth in Section 6.13, this Section 15.10, Section 15.11, Section 15.13 and Section 15.20, each of which shall be enforceable by each Financing Source.
15.11Amendment. This Agreement may be amended, restated, supplemented or otherwise modified only by an instrument in writing executed by both Parties and expressly identified as an amendment, restatement, supplement or modification; provided, however, notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 6.13, Section 15.10, this Section 15.11, Section 15.13 and Section 15.20 (and, in each case, the defined terms used therein) may not be amended, modified or altered in a manner that is material and adverse to the interests of the Designated Financing Sources or their respective Affiliates without the prior written consent of the Designated Financing Sources.
15.12Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of either Party or its officers, employees, agents, or representatives, and no failure by either Party to exercise any of its rights under this Agreement, shall, in any such case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by either Party of any condition, or any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. The rights of Seller and Buyer under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.
15.13Governing Law; Jurisdiction.
(a)This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby or the rights, duties and relationship of the parties hereto and thereto, shall be governed by and construed and enforced in accordance with the Laws of the State of Texas, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.
(b)The Parties agree that the appropriate, exclusive and convenient forum for any disputes between the Parties arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby shall be in any state or federal court in Dallas, Texas, and each of the Parties irrevocably submits to the jurisdiction of such courts solely in respect of any proceeding arising out of or related to this Agreement. The Parties further agree that the Parties shall not bring suit with respect to any disputes arising out of this Agreement, the Transaction Documents or the transactions contemplated hereby in any court or jurisdiction other than the above specified courts. The Parties further agree, to the extent permitted by Law, that a final and nonappealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.
(c)To the extent that either Party or any of its Affiliates has acquired, or hereafter may acquire, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Party (on its own behalf and on behalf of its Affiliates) hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of any court described in Section 15.13(b).
(d)Notwithstanding anything in this Section 15.13 or otherwise in this Agreement to the contrary, each of the Parties agrees that it will not bring or support any action, cause of action, claim, cross-claim or Third Party claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or the transactions contemplated under this Agreement, including any proceeding arising out of or relating in any way to the Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof), and any such action, claim, cross-claim or Third Party claim shall be governed by and construed and enforced in accordance with the Laws of the State of New York, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.
(e)THE PARTIES HERETO AGREE THAT THEY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
15.14Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
15.15Removal of Name. As promptly as practicable, but in any case within thirty (30) days after the Closing Date, Buyer shall eliminate, or cause to be eliminated, the names “QEP”, “QEP Energy” and any variations thereof from the Assets and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks or trade names belonging to Seller or any of its Affiliates.
15.16Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by facsimile or other electronic transmission shall be deemed an original signature hereto.
15.17Like-Kind Exchange. Buyer and Seller agree that either or both of Seller and Buyer may elect to treat the acquisition or sale of the Assets as an exchange of like-kind property under Section 1031 of the Code (an “Exchange”); provided that the Closing shall not be delayed by reason of the Exchange.

Each Party agrees to use reasonable efforts to cooperate with the other Party in the completion of such an Exchange including an Exchange subject to the procedures outlined in Treasury Regulation Section 1.1031(k)-1 and/or Internal Revenue Service Revenue Procedure 2000-37. Each of Seller and Buyer shall have the right at any time prior to Closing to assign all or a part of its rights under this Agreement to a qualified intermediary (as that term is defined in Treasury Regulation Section 1.1031(k)-1(g)(4)(iii)) or an exchange accommodation titleholder (as that term is defined in Internal Revenue Service Revenue Procedure 2000-37) to effect an Exchange. Each Party acknowledges and agrees that neither an assignment of a Party’s rights under this Agreement nor any other actions taken by a Party or any other Person in connection with the Exchange shall release either Party from, or modify, any of its liabilities and obligations (including indemnity obligations to each other) under this Agreement, and neither Party makes any representations as to any particular tax treatment that may be afforded to the other Party by reason of such assignment or any other actions taken in connection with the Exchange. The Party electing to treat the acquisition or sale of the Assets as an Exchange shall be obligated to pay all additional costs incurred hereunder as a result of the Exchange, and in consideration for the cooperation of the other Party, the Party electing Exchange treatment shall agree to pay all costs associated with the Exchange and to indemnify and hold the other Party, its Affiliates, and their respective former, current and future partners, members, shareholders, owners, officers, directors, managers, employees, agents and representatives harmless from and against any and all Liabilities arising out of, based upon, attributable to or resulting from the Exchange or transactions or actions taken in connection with the Exchange that would not have been incurred by the other Party but for the electing Party’s Exchange election.
15.18Specific Performance. Subject to Section 14.2, the Parties agree that if any of the provisions of this Agreement are not performed by a Party in accordance with their specific terms, the other Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy available at law or in equity.
15.19Financial Statements.
(a)Seller acknowledges that Buyer and its Affiliates may be required to include statements of revenues and direct operating expenses and other financial information relating to the Assets for up to three (3) years (or interim periods within the three (3) year period) ending on, or including, the Closing (collectively, the “Consolidated Financial Statements”) in documents filed with the U.S. Securities and Exchange Commission (the “SEC”) by Buyer or any of its Affiliates pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and that such Consolidated Financial Statements may be required to be audited in accordance with GAAP and may need to comply with the requirements of one or more registration statements, reports or other documents (collectively, the “SEC Documents”) required to be filed by Buyer or its Affiliates under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules set forth in Regulation S-X, or other rules promulgated thereunder. From and after the Closing Date and for only up to three (3) years after the Closing Date, Seller shall, and will cause its Affiliates to, use its commercially reasonable efforts to cause its accountants and counsel to assist Buyer and its Affiliates in preparing and obtaining the Consolidated Financial Statements. Buyer shall be responsible for, and obligated to promptly reimburse Seller for, all reasonable costs and expenses (including third person or internal resources and personnel) incurred by Seller or its Affiliates to the extent associated with preparing and obtaining the Consolidated Financial Statements and otherwise complying with this Section 15.19. From and after the Closing Date and for only up to three (3) years after the Closing Date, following reasonable advance notice from Buyer to Seller, Seller shall provide Buyer and its Affiliates and their respective representatives reasonable access during normal business hours to such records (including original source materials underlying such records), to the extent such information is available, and personnel of Seller and its Affiliates and its accounting firms and/or counsel as Buyer may reasonably request to enable Buyer and its representatives to create and audit the Consolidated Financial Statements. From and after the Closing Date and for only up to three (3) years after the Closing Date, to the extent requested by Buyer, Seller will use its commercially reasonable efforts to obtain representation letters and similar documents (in each case, in form and substance customary for representation letters provided to external audit firms by management of a company whose financial statements are the subject of an audit used in filings of acquired company financial statements under the Exchange Act) from applicable personnel of Seller and its Affiliates as may be reasonably required in connection with the preparation and audit of the Consolidated Financial Statements. From and after the Closing Date and for only up to three (3) years after the Closing Date, to the extent requested by Buyer, Seller will use its commercially reasonable efforts to provide and request that the independent audit firm that audits the Consolidated Financial Statements provide consents necessary for the inclusion or incorporation by reference of the Consolidated Financial Statements in any SEC Document in which the Consolidated Financial Statements are required to be included or incorporated. Except to the extent included in any filings made pursuant to the Securities Act or the Exchange Act, Buyer agrees to hold all information provided to Buyer and its Affiliates pursuant to this Section 15.19 confidential and agrees not to use any such information other than in connection with the preparation of any such filings, provided, however, that Buyer may disclose the information (i) to any representative of Buyer but only to the extent such representative needs to know such information for Buyer’s purpose of preparing the Consolidated Financial Statement; provided that (A) Buyer shall advise each such representative of the confidential nature of the information, (B) Buyer shall be responsible for each such representative’s compliance with the terms of this Agreement binding on Buyer, and (C) Buyer shall take reasonable measures to cause its representatives to comply with the terms of this Agreement binding on Buyer; or (ii) to the extent that Buyer or such representative is required to disclose such information in order to avoid committing a violation of any Law, or governmental rule or regulation, including any rules or regulations of any securities association, stock exchange or national securities quotation system, provided that Buyer provides prompt advance written notice to Seller of the proposed disclosure.
(b)Except for the information that will be contained in the representation letters referred to above, all of the information to be provided by Seller or its Affiliates pursuant to this Section 15.19 will be given without any representation or warranty, express or implied, and no Seller Indemnified Party shall have any liability or responsibility with respect thereto.
(c)Buyer, for itself and for each member of the Buyer Indemnified Parties, hereby releases, defends, indemnifies, remises and forever discharges each member of the Seller Indemnified Parties from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, Liabilities, interest or causes of action whatsoever, at law or in equity, known or unknown, which any member of the Buyer Indemnified Parties might now or subsequently may have, based on or arising out of the information provided by Seller or its Affiliates pursuant to this Section 15.19.
15.20No Financing Source Liability. None of the Financing Sources will have any liability to any member of the Seller Indemnified Parties relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated hereby and thereby or the Financing, whether at law or in equity, in contract, in tort, or otherwise, and none of the Seller Indemnified Parties will have any rights or claims against any of the Financing Sources hereunder, under the Transaction Documents, or otherwise in connection with the Financing, and Seller hereby waives any rights or claims that it has or may have on its behalf and on behalf of the Seller Indemnified Parties. Seller hereby agrees that it will not bring or support any action, claim, cause of action or similar claims or assertions of any kind or description arising out of or relating to this Agreement, whether at law or in equity, whether in contract or tort or otherwise, against the Financing Sources with respect to any dispute arising out of or relating in any way to the Financing contemplated hereby or the performance thereof.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first written above.

SELLER:
QEP ENERGY COMPANY

By:	/s/ Michael C. Puchalski
Name:	Michael C. Puchalski
Title:	Vice President of Business Development

S-1

BUYER:
Pinedale Energy Partners, LLC

By:	/s/ J. Chris Jacobsen
Name:	J. Chris Jacobsen
Title:	President and Chief Executive Officer

S-2

APPENDIX I
DEFINED TERMS
Capitalized terms used in this Agreement shall have the meanings set forth in this Appendix I unless the context requires otherwise.
“Accounting Arbitrator” shall have the meaning set forth in Section 3.7.
“Adjusted Purchase Price” shall have the meaning set forth in Section 3.3.
“AFEs” shall have the meaning set forth in Section 4.13.
“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person. The term “control” and its derivatives with respect to any Person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Deductible” shall mean an amount equal to three and one-half percent (3.5%) of the Purchase Price.
“Agreement” shall have the meaning set forth in the introductory paragraph herein.
“Allocated Values” shall have the meaning set forth in Section 3.8(a).
“Allocation” shall have the meaning set forth in Section 3.8(b).
“Applicable Contracts” shall mean all Contracts (a) to which Seller is a party (or is a successor or assign of a party), (b) to the extent such Contracts bind or burden the Assets or Seller with respect to the Assets and (c) that will be binding on Buyer after Closing, including: communitization agreements; unitization agreements; net profits agreements; production payment agreements; area of mutual interest agreements; surface use agreements, joint development agreements, joint venture agreements; confidentiality agreements; farmin and farmout agreements; bottom hole agreements; crude oil, condensate and natural gas purchase and sale, gathering, transportation and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements; balancing agreements; processing agreements; saltwater disposal agreements; facilities or equipment leases; and other similar contracts and agreements, but exclusive of Contracts relating to the Excluded Assets to the extent not related to the Assets and all master services agreements.
“Asset Taxes” shall mean ad valorem, property, excise, severance, production, sales, use, and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.
“Assets” shall have the meaning set forth in Section 2.1.
“Assignment” shall mean the Assignment and Bill of Sale from Seller to Buyer, pertaining to the Assets (other than the Surface Fee Interests), substantially in the form attached to this Agreement as Exhibit F.
“Assumed Obligations” shall have the meaning set forth in Section 13.1.
“Bishop Litigation Settlement” shall mean the Agreement for Settlement of Claims against Questar Exploration and Production Company dated effective September 30, 2002, between Larry Madsen, Special Trustee of the H.M. Klaenhammer Revocable Trust dated May 9, 1996, Susan Leigh Bishop, individually and also acting in their capacity as proposed class representatives (Plaintiffs).
“Bonds” shall have the meaning set forth in Section 6.3(a).

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“Burden” shall mean any and all royalties (including lessor’s royalty), overriding royalties, production payments, net profits interests and other burdens upon, measured by or payable out of production (excluding, for the avoidance of doubt, any Taxes).
“Business Day” shall mean a day (other than a Saturday or Sunday) on which commercial banks in Denver, Colorado are generally open for business.
“Buyer” shall have the meaning set forth in the introductory paragraph herein.
“Buyer Indemnified Parties” shall have the meaning set forth in Section 13.2.
“Buyer’s Environmental Liabilities” shall have the meaning set forth in Section 12.1(a).
“Buyer’s Representatives” shall have the meaning set forth in Section 10.1(a).
“Casualty Loss” shall have the meaning set forth in Section 11.3(b).
“Claim Notice” shall have the meaning set forth in Section 13.7(b).
“Closing” shall have the meaning set forth in Section 9.1.
“Closing Date” shall have the meaning set forth in Section 9.1.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.
“Confidentiality Agreement” shall mean that certain confidentiality agreement dated as of May 1, 2017, between Seller and Oak Ridge Natural Resources, LLC.
“Consent” shall have the meaning set forth in Section 4.4.
“Consolidated Financial Statements” shall have the meaning set forth in Section 15.19.
“Continuing Employee” shall have the meaning set forth in Section 6.8(b).
“Contract” shall mean any written contract, agreement or any other legally binding arrangement, but excluding, however, any Lease, easement, right-of-way, permit or other instrument creating or evidencing an interest in the Assets or any real or immovable property related to or used in connection with the operations of any Assets.
“Cure Period” shall have the meaning set forth in Section 11.2(c).
“Customary Post-Closing Consents” shall mean the consents and approvals from Governmental Authorities for the assignment of the Assets to Buyer that are customarily obtained after the assignment of properties similar to the Assets.
“Decommission” and “Decommissioning” shall mean all dismantling and decommissioning activities and obligations as are required by Law, any Governmental Authority or agreements including all well plugging, replugging and abandonment, facility dismantlement and removal, pipeline and flowline removal, dismantlement and removal of all other property of any kind related to or associated with operations or activities and associated site clearance, site restoration and site remediation.
“Decommissioning Obligations” shall have the meaning set forth in Section 13.1(c).
“Deed” shall mean the Surface Deed from Seller to Buyer, pertaining to the applicable Surface Fee Interests, substantially in the form attached to this Agreement as Exhibit G.
“Defect Claim Date” shall have the meaning set forth in Section 11.2(a).
“Defensible Title” shall mean such title of Seller, with respect to the Wells set forth on Exhibit B-1, the Well Locations set forth on Exhibit B-2 and the SWD Wells set forth on Exhibit C, that, as of the Effective Time and the Closing Date and subject to the Permitted Encumbrances:

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(a)with respect to each Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable (for a Well, limited to any currently producing formations, and, for a Well Location, limited to the applicable Target Formation(s) set forth on Exhibit B-2 for such Well Location), entitles Seller to receive not less than the Net Revenue Interest set forth on Exhibit B-1 for such Well, set forth on Exhibit B-2 for such Well Location, or set forth on Exhibit C for such SWD Well, except for (i) subject to Section 6.1, decreases in connection with those operations in which Seller or its successors or assigns may from and after the Execution Date elect to be a non-consenting co-owner, (ii) subject to Section 6.1, decreases resulting from the establishment or amendment from and after the Execution Date of pools or units, (iii) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries, and (iv) as otherwise expressly set forth on Exhibit A, Exhibit B-1, Exhibit B-2, or Exhibit C, as applicable;
(b)with respect to each Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable (for a Well, limited to any currently producing formations, and, for a Well Location, limited to the applicable Target Formation(s) set forth on Exhibit B-2 for such Well Location), obligates Seller to bear not more than the Working Interest set forth on Exhibit B-1 for such Well, set forth on Exhibit B-2 for such Well Location, or set forth on Exhibit C for such SWD Well except for (i) increases resulting from contribution requirements with respect to defaulting co-owners under applicable operating agreements, (ii) subject to Section 6.1, increases resulting from the establishment or amendment from and after the Execution Date of pools or units, (iii) increases to the extent that such increases are accompanied by a proportionate increase in Seller’s Net Revenue Interest, and (iv) as otherwise expressly set forth on Exhibit A, Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable; and
(c)is free and clear of all Encumbrances.
“Deficiency Cap” shall have the meaning set forth in Section 2.4(c).
“Deposit” shall have the meaning set forth in Section 3.2.
“Designated Financing Sources” shall mean Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, BMO Harris Bank N.A. and Citibank, N.A.
“Designated Well Costs” shall have the meaning set forth in Section 2.5.
“Dispute Notice” shall have the meaning set forth in Section 3.6(a).
“Disputed Environmental Matters” shall have the meaning set forth in Section 12.1(f).
“Disputed Title Matters” shall have the meaning set forth in Section 11.2(j).
“DOJ” shall have the meaning set forth in Section 6.6(a).
“Effective Time” shall mean 7:00 a.m. (Mountain Time) on April 1, 2017.
“email” shall have the meaning set forth in Section 15.6.
“Employee Benefit Plan” shall mean an “employee benefit plan” within the meaning of Section 3(3) of ERISA, any specified fringe benefit plan as defined in Section 6039D of the Code, and any other bonus, incentive compensation, deferred compensation, profit-sharing, stock-option, stock-appreciation right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change in control, supplemental unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit, or welfare plan, and any other employee compensation or benefit plan, contract (including any collective bargaining agreement), policy, practice, commitment or understanding (whether qualified or non-qualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto.

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“Encumbrance” shall mean any lien, mortgage, security interest, pledge, charge or similar encumbrance.
“Environmental Arbitrator” shall have the meaning set forth in Section 12.1(f).
“Environmental Condition” shall mean (a) a condition existing on the Execution Date or the Defect Claim Date with respect to the air, soil, subsurface, surface waters, ground waters and/or sediments or the operation of the Assets that causes an Asset (or Seller with respect to an Asset) not to be in compliance with any Environmental Law or (b) the existence as of the Execution Date or the Defect Claim Date with respect to the Assets or the operation thereof of any environmental pollution, contamination or degradation where remedial or corrective action is presently required (or if known, would be presently required) under Environmental Laws.
“Environmental Defect” shall mean an Environmental Condition with respect to an Asset.
“Environmental Defect Notice” shall have the meaning set forth in Section 12.1(a).
“Environmental Defect Property” shall have the meaning set forth in Section 12.1(a).
“Environmental Indemnity Agreement” shall have the meaning set forth in Section 12.1(c)(iii).
“Environmental Laws” shall mean all applicable Laws in effect as of the Execution Date relating to the prevention of pollution or the protection of the environment, natural resources or threatened, endangered or otherwise protected species, including those Laws relating to the storage, handling and use of chemicals and other Hazardous Substances and those Laws relating to the generation, processing, treatment, storage, handling, use, transportation, disposal or other management thereof. The term “Environmental Laws” does not include good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or recommended by a Governmental Authority, but that do not constitute a Law or are not required by a Governmental Authority or any Law.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean, with respect to any Person, each trade or business, whether or not incorporated, that, together with such Persons would be deemed a “single employer” within the meaning of Section 414 of the Code or Section 4001(a)(14) or Section 4001(b) of ERISA.
“Escrow Agent” shall mean Wells Fargo Bank, N.A.
“Escrow Agreement” shall mean that certain Escrow Agreement, dated of even date herewith, among Seller, Buyer and Escrow Agent.
“Exchange” shall have the meaning set forth in Section 15.17.
“Exchange Act” shall have the meaning set forth in Section 15.19.
“Excluded Assets” shall mean:
(a)all of Seller’s corporate minute books, financial records, Income Tax records and other business records that relate to Seller’s business generally (including the ownership and operation of the Assets);
(b)to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all trade credits, all accounts, all receivables of Seller and all other proceeds, income or revenues of Seller attributable to the Assets and attributable to any period of time prior to the Effective Time;
(c)to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, Seller’s right with respect to all claims and causes of action of Seller

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arising under or with respect to any Contract that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds);
(d)subject to Section 11.3 and to the extent that they do not relate to the Assumed Obligations for which Buyer is providing indemnification hereunder, all rights and interests of Seller (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property;
(e)Seller’s rights with respect to all Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Time;
(f)any and all claims of Seller or its Affiliates for refunds of, credits attributable to, loss carryforwards with respect to or similar Tax assets relating to (i) Asset Taxes attributable to any period (or portion thereof) ending prior to the Effective Time that are or were paid or otherwise economically borne by Seller, (ii) Income Taxes of Seller or its Affiliates, (iii) Taxes attributable to the Excluded Assets and (iv) any other Taxes relating to the ownership or operation of the Assets or the production of Hydrocarbons or the receipt of proceeds therefrom that are attributable to any period (or portion thereof) ending prior to the Effective Time and that are or were paid or otherwise economically borne by Seller;
(g)all of Seller’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;
(h)all documents and instruments of Seller that may be protected by an attorney-client privilege or any attorney work product doctrine (other than title opinions);
(i)all data of Seller that cannot be disclosed to Buyer as a result of confidentiality arrangements under agreements with Third Parties;
(j)all audit rights of Seller arising under any of the Applicable Contracts or otherwise with respect to any period prior to the Effective Time or to any of the Excluded Assets, except for any Imbalances assumed by Buyer;
(k)all geophysical and other seismic and related technical data and information relating to the Assets which Seller may not disclose, assign or transfer under its existing agreements and licenses without making any additional payments or incurring any liabilities or obligations, except to the extent such payments, liabilities and obligations are assumed by Buyer, excluding, for the avoidance of doubt, the proprietary seismic described in Exhibit J;
(l)documents prepared or received by Seller or its Affiliates with respect to (i) lists of prospective purchasers for such transactions compiled by Seller, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses by Seller or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among Seller, its representatives, and any prospective purchaser other than Buyer and (v) correspondence between Seller or any of its representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement;
(m)except for the field office described in Section 2.1(f), any offices, office leases and any personal property located in or on such offices or office leases;
(n)any Hedge Contracts (excluding all Specified Hedging Agreements);
(o)Seller’s debt instruments;
(p)all of Seller’s personnel files and records;
(q)the monies held by Seller for which the Purchase Price was adjusted pursuant to Section 3.3(b)(ix);

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(r)any assets described in Section 2.1(e) or Section 2.1(g) that are not assignable in accordance with the terms hereof;
(s)any recoupment of federal royalties paid by Seller and attributable to (i) the Assets, (ii) valuation under 30 C.F.R. Pt. 1206 Subpt. D, and (iii) any period of time prior to the Effective Time; and
(t)any assets described on Exhibit E.
“Execution Date” shall have the meaning set forth in the introductory paragraph herein.
“Final Price” shall have the meaning set forth in Section 3.6(a).
“Final Settlement Statement” shall have the meaning set forth in Section 3.6(a).
“Financing” shall mean the financing incurred or intended to be incurred by Buyer and its Affiliates, in each case, in regards to financing the transactions contemplated under this Agreement.
“Financing Sources” shall mean any potential or actual lenders and investors for the Financing, together with their Affiliates and their Representatives.
“FTC” shall have the meaning set forth in Section 6.6(a).
“GAAP” shall mean generally accepted accounting principles in the United States as interpreted as of the Execution Date.
“Governmental Authority” shall mean any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or Taxing Authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.
“Gross Products Taxes” shall mean property or ad valorem Asset Taxes assessed by the State of Wyoming that are measured by the production of Hydrocarbons.
“Hard Consent” shall have the meaning set forth in Section 11.4(b)(i).
“Hazardous Substances” shall mean any pollutants, contaminants, toxins or hazardous, radioactive or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of Liability under, any Environmental Laws, including NORM and other substances referenced in Section 12.2.
“Hedge Contract” shall mean any Contract to which Seller or any of its Affiliates is a party with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.
“Hedging Indemnities” shall have the meaning set forth in Section 6.10(d).
“Hilliard Formation” shall mean the interval shown by open-hole log in the Stewart Point 15-29 (L) well (API No. 49-035-235600000) with the top at 18,325 feet measured depth (equivalent to a subsea -10,740 feet) (or the stratigraphic equivalent thereof, recognizing that actual depths may vary across the relevant Leases and Units) and deeper. The base of the Hilliard formation was not penetrated by this wellbore.
“HSR Act” shall have the meaning set forth in Section 6.6(a).
“Hydrocarbons” shall mean oil and gas and other hydrocarbons produced or processed in association therewith.
“Imbalances” shall mean all Well Imbalances and Pipeline Imbalances.

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“Income Taxes” shall mean (a) all Taxes based upon, measured by, or calculated with respect to gross or net income, gross or net receipts or profits (including franchise Taxes and any capital gains, alternative minimum, and net worth Taxes, but excluding ad valorem, property, excise, severance, production, sales, use, real or personal property transfer or other similar Taxes), (b) Taxes based upon, measured by, or calculated with respect to multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to is included in clause (a) above, or (c) withholding Taxes measured with reference to or as a substitute for any Tax included in clauses (a) or (b) above.
“Indemnified Party” shall have the meaning set forth in Section 13.7(a).
“Indemnifying Party” shall have the meaning set forth in Section 13.7(a).
“Indemnity Deductible” shall mean an amount equal to two percent (2%) of the Purchase Price.
“Individual Environmental Threshold” shall have the meaning set forth in Section 12.1(e).
“Individual Indemnity Threshold” shall have the meaning set forth in Section 13.4(a).
“Individual Title Defect Threshold” shall have the meaning set forth in Section 11.2(i).
“Interim Period” shall mean that period of time commencing at the Effective Time and ending at 7:00 a.m. (Mountain Time) on the Closing Date.
“Invasive Activities” shall have the meaning set forth in Section 10.1(c).
“Knowledge” shall mean (a)  with respect to Seller, the actual knowledge (without investigation) of the following Persons: Joe Redman, Perry Willis, Kevin Williams and Alice Ley; and (b) with respect to Buyer, the actual knowledge (without investigation) of the following Persons: Chris Jacobsen, Brian Wheeler, Hung Nguyen and Robert Grisaffe.
“Lance Formation” shall mean the interval shown by open-hole log in the Mesa Unit 14-6D well (API No. 49-035-230660000) with the top at 8,320 feet measured depth (equivalent to a subsea -535 feet) and the bottom at 13,420 feet measured depth (equivalent to a subsea -5,630 feet) (or the stratigraphic equivalent thereof, recognizing that actual depths may vary across the relevant Leases and Units), which is the top of the Mesaverde formation.
“Lance Pool” shall mean the interval from the stratigraphic equivalent of 7,261 feet in measured depth, which is from the base of the Fort Union at the top of the pool, to the stratigraphic equivalent of 13,062 feet in measured depth, to the top of the Ericson Sandstone of the Mesaverde formation at the base of the pool, as found in the El Paso Wagon Wheel No. 1 well located in the southeast quarter of the northeast quarter (SE/4NE/4) of Section 5, Township 30 North, Range 108 West, 6th P.M., Sublette County, WY, as defined by WOGCC Docket 136-2003.
“Lands” shall have the meaning set forth in Section 2.1(a).
“Law” shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.
“Leases” shall have the meaning set forth in Section 2.1(a).
“Liabilities” shall mean any and all claims, obligations, causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines, costs and expenses, including any reasonable attorneys’ fees, legal or other expenses incurred in connection therewith, including liabilities, costs, losses and damages for personal injury, death, property damage, environmental damage or Remediation.
“Marketing Contracts” shall mean Hydrocarbon purchase and sale, marketing, transportation, gathering, processing or similar Applicable Contract.

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“Material Adverse Effect” shall mean an event or circumstance that, individually or in the aggregate, results in a material adverse effect on the ownership, operation or value of the Assets taken as a whole and as currently operated as of the Execution Date or a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement and perform its obligations hereunder; provided, however, that a Material Adverse Effect shall not include any material adverse effect resulting from: (a) entering into this Agreement or the announcement of the transactions contemplated by this Agreement; (b) any action or omission of Seller taken in accordance with the terms of this Agreement without the violation thereof or with the prior written consent of Buyer; (c) changes in general market, economic, financial or political conditions (including changes in commodity prices, fuel supply or transportation markets, interest or rates) in the area in which the Assets are located, the United States or worldwide; (d) changes in conditions or developments generally applicable to the oil and gas industry in the area where the Assets are located; (e) acts of God, including hurricanes, tornados, storms or other naturally occurring events; (f) acts or failures to act of Governmental Authorities; (g) civil unrest, any outbreak of disease or hostilities, terrorist activities or war or any similar disorder; (h) matters that are cured or no longer exist by the earlier of Closing and the termination of this Agreement; (i) a change in Laws and any interpretations thereof from and after the Execution Date; (j) any reclassification or recalculation of reserves in the ordinary course of business; (k) changes in the prices of Hydrocarbons; (l) changes in service costs generally applicable to the oil and gas industry in the United States; (m) strikes and labor disturbances; and (n) natural declines in well performance.
“Material Contracts” shall have the meaning set forth in Section 4.8(a).
“Mesaverde Formation” shall mean the interval shown by open-hole log in the Mesa Unit 14-6D well (API No. 49-035-230660000) with the top at 13,420 feet measured depth (equivalent to a subsea -5,630 feet) and the bottom at 14,435 feet measured depth (equivalent to a subsea -6,645 feet) (or the stratigraphic equivalent thereof, recognizing that actual depths may vary across the relevant Leases and Units), which is the top of the Ericson Sandstone in the Mesaverde formation.
“MVC Liabilities” shall mean Liabilities attributable to the Minimum Volume Commitment under subsections (a) and (b) of Section 6.1 of the Subject Processing Agreement.
“Net Revenue Interest” shall mean, (a) with respect to each Well or Well Location set forth on Exhibit B-1 or Exhibit B-2, as applicable (for a Well, limited to any currently producing formations, and, for a Well Location, limited to the applicable Target Formation(s) set forth on Exhibit B-2 for such Well Location), the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Well or Well Location (for a Well, limited to any currently producing formations, and, for a Well Location, limited to the applicable Target Formation(s) set forth on Exhibit B-2 for such Well Location), after giving effect to all Burdens and (b) with respect to a SWD Well set forth on Exhibit C, the interest in and to all revenue attributable to the operation of such SWD Well.
“NGL Commitment Liabilities” shall mean Liabilities attributable to the NGL Commitment under Section 6.2 of the Subject Processing Agreement.
“NORM” shall mean naturally occurring radioactive material.
“Novation Instruments” shall have the meaning set forth in Section 6.11.
“Operating Expenses” shall have the meaning set forth in Section 2.3(a).
“ORNR Group” shall mean, collectively, (a) Oak Ridge Natural Resources, LLC and its direct and indirect subsidiaries (including Buyer) and (b) Kayne Private Energy Income Fund, L.P.
“Outside Date” shall have the meaning set forth in Section 14.1(d).
“Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein.

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“Permits” shall have the meaning set forth in Section 4.19.
“Permitted Employees” shall have the meaning set forth in Section 6.8(a).
“Permitted Encumbrances” shall mean:
(a)the terms and conditions of all Leases and all Burdens if the net cumulative effect of such Leases and Burdens (i) does not operate to reduce the Net Revenue Interest of Seller with respect to any Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, to an amount less than the Net Revenue Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well, and (ii) does not obligate Seller to bear a Working Interest with respect to any Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, in any amount greater than the Working Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well (unless the Net Revenue Interest for such Well, Well Location or SWD Well is greater than the Net Revenue Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, in the same or greater proportion as any increase in such Working Interest);
(b)Preferential Purchase Rights set forth on Schedule 4.10 and Consents set forth on Schedule 4.4;
(c)liens for Taxes not yet due or delinquent or, if delinquent, that are being contested in good faith in the normal course of business as set forth in Schedule 1.1(a);
(d)Customary Post-Closing Consents;
(e)to the extent not yet triggered, conventional rights of reassignment;
(f)all applicable Laws and all rights reserved to or vested in any Governmental Authority (i) to control or regulate any Asset in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (iv) to enforce any obligations or duties affecting the Assets to any Governmental Authority with respect to any franchise, grant, license or permit;
(g)rights of a common owner of any interest in rights-of-way, permits or easements held by Seller and such common owner as tenants in common or through common ownership if the net cumulative effect thereof (i) does not operate to reduce the Net Revenue Interest of Seller with respect to any Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, to an amount less than the Net Revenue Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well, and (ii) does not obligate Seller to bear a Working Interest with respect to any Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, in any amount greater than the Working Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well (unless the Net Revenue Interest for such Well, Well Location or SWD Well is greater than the Net Revenue Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, in the same or greater proportion as any increase in such Working Interest);
(h)easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Assets for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, which, in each case, if the net cumulative effect thereof (i) does not operate to reduce the Net Revenue Interest of Seller with respect to any Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, to an amount less than the Net Revenue Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable,

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for such Well, Well Location or SWD Well, and (ii) does not obligate Seller to bear a Working Interest with respect to any Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, in any amount greater than the Working Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well (unless the Net Revenue Interest for such Well, Well Location or SWD Well is greater than the Net Revenue Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, in the same or greater proportion as any increase in such Working Interest), and (iii) does not materially impair the value, ownership, operation or use of the Assets as currently operated and used;
(i)vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, employee’s, construction or other like liens arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings by or on behalf of Seller as set forth on Schedule 1.1(a);
(j)liens created under Leases and/or operating agreements or by operation of Law in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings by or on behalf of Seller as set forth on Schedule 1.1(a);
(k)any Encumbrance affecting the Assets that is discharged by Seller at or prior to Closing;
(l)any matters referenced and set forth on Exhibit A and all litigation set forth in Schedule 4.7;
(m)mortgage liens burdening a lessor’s interest in the Assets unless such lien is unsubordinated and foreclosure proceedings with respect to such lien are pending;
(n)the terms and conditions of this Agreement or any other Transaction Document;
(o)with respect to any Well Location on Exhibit B-2, any variations in wellbore path;
(p)the terms and conditions of all Contracts (including the Applicable Contracts) if the net cumulative effect thereof (i) does not operate to reduce the Net Revenue Interest of Seller with respect to any Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, to an amount less than the Net Revenue Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well, and (ii) does not obligate Seller to bear a Working Interest with respect to any Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, in any amount greater than the Working Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well (unless the Net Revenue Interest for such Well, Well Location or SWD Well is greater than the Net Revenue Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, in the same or greater proportion as any increase in such Working Interest); and
(q)all other Encumbrances, instruments, obligations, defects and irregularities affecting the Assets that, individually or in the aggregate, (i) would be accepted by a reasonable and prudent owner and operator of oil and gas assets located within the geographical area in which the Assets are located, (ii) are not such as to materially interfere with the value, ownership, operation or use of any of the Assets (as currently operated and used), (iii) do not reduce the Net Revenue Interest of Seller with respect to any Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, to an amount less than the Net Revenue Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well, and (iv) do not obligate Seller to bear a Working Interest with respect to any Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, in any amount greater than the Working Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well (unless the Net Revenue Interest for such Well, Well Location or

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SWD Well is greater than the Net Revenue Interest set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, in the same or greater proportion as any increase in such Working Interest).
“Person” shall mean any individual, firm, corporation, company, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.
“Personal Property” shall have the meaning set forth in Section 2.1(h).
“Pipeline Imbalance” shall mean any marketing imbalance between the quantity of Hydrocarbons attributable to the Assets required to be delivered by Seller under any Contract relating to the purchase and sale, gathering, transportation, storage, processing (including any production handling and processing at a separation facility) or marketing of Hydrocarbons and the quantity of Hydrocarbons attributable to the Assets actually delivered by Seller pursuant to the relevant Contract, together with any appurtenant rights and obligations concerning production balancing at the delivery point into the relevant sale, gathering, transportation, storage or processing facility.
“Phase I Environmental Site Assessment” shall mean an environmental site assessment performed pursuant to ASTM Standard E1527, or any similar environmental assessment that does not involve any invasive, sampling or testing activities.
“Preferential Purchase Right” shall have the meaning set forth in Section 4.10.
“Preliminary Settlement Statement” shall have the meaning set forth in Section 3.5.
“Purchase Price” shall have the meaning set forth in Section 3.1.
“Records” shall have the meaning set forth in Section 2.1(k).
“Reimbursable NGL Commitment/MVC Liabilities” shall mean:
(a)NGL Commitment Liabilities that are Buyer’s responsibility under Section 2.4(a)(ii)(A) for the period of time through the Reimbursement Termination Date;
(b)MVC Liabilities that are Buyer’s responsibility under Section 2.4(a)(ii)(C);
(c)MVC Liabilities that are Buyer’s responsibility under Section 2.4(a)(ii)(B) for the period of time prior to August 1, 2019; and
(d)the Reimbursement Stub Period Percentage of MVC Liabilities that are Buyer’s responsibility under Section 2.4(a)(ii)(B) for the contract year under the Subject Processing Agreement commencing on August 1, 2019.
“Reimbursement Stub Period Percentage” shall mean forty-one and two-third percent (41.67%).
“Reimbursement Termination Date” shall mean December 31, 2019.
“Remediation” shall mean, with respect to an Environmental Condition, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions, including monitoring, to the extent but only to the extent required under Environmental Laws to correct or remove such Environmental Condition.
“Remediation Amount” shall mean, with respect to an Environmental Condition, the cost (net to the interests of Seller in the affected Assets prior to the consummation of the transactions contemplated by this Agreement) of the most cost-effective Remediation of such Environmental Condition allowed under Environmental Laws.

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“Representative” shall mean with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
“Retained Liabilities” shall mean the following obligations and Liabilities, known or unknown, relating to the Assets:
(a)any Liabilities to Third Parties for personal injury or death attributable to Seller’s or its Affiliates’ operation of the Assets prior to the Closing Date;
(b)any Liabilities attributable to Third Party Claims against, or fines or penalties imposed by any Governmental Authority on, Seller relating to Seller’s payment of or accounting for Burdens on production attributable to Hydrocarbons produced from the Assets or payments due to other Working Interest owners, in each case, during the period of time prior to the Effective Time (i) directly associated with item (s) of the Excluded Assets or (ii) otherwise;
(c)any Liabilities arising from disposal of Hazardous Substances off-site of the Assets by Seller or its Affiliates prior to the Closing Date;
(d)any Liabilities attributable to Third Party Claims against Seller arising from the gross negligence or willful misconduct of Seller or any of its Affiliates with respect to the operation of the Assets during Seller’s ownership thereof;
(e)any Liabilities arising from (i) items (m), (n), (o), (r) and (t) of the Excluded Assets and (ii) any assets permanently retained by Seller or permanently excluded in each case from the Assets pursuant to the terms hereof;
(f)Liabilities consisting of any civil or administrative fines or penalties or criminal sanctions imposed under applicable Law as interpreted as of the Execution Date on Seller or its Affiliates and resulting from or relating to the ownership, use or operation of the Assets by Seller or its Affiliates prior to Closing, but excluding any Remediation related obligations, costs or expenses;
(g)any Liabilities arising from the actions, suits or proceedings, if any, set forth on Schedule 4.7;
(h)Liabilities attributable to Third Party Claims consisting of unpaid Operating Expenses attributable to periods prior to the Effective Time that are not taken into account on the Preliminary Settlement Statement or the Final Settlement Statement;
(i)Liabilities with respect to the employees of Seller or its Affiliates, excluding Liabilities with respect to Continuing Employees to the extent such Liabilities arise on or after the time that such individuals are hired by Buyer or its Affiliate but including in all cases Liabilities related to Employee Benefit Plans and programs maintained by Seller or ERISA Affiliates of Seller;
(j)MVC Liabilities and NGL Commitment Liabilities that are the responsibility of Seller under Section 2.4(a)(i); and
(k)Liabilities under any Title Indemnity Agreement or Environmental Indemnity Agreement.
“Scheduled Closing Date” shall have the meaning set forth in Section 9.1.
“SEC” shall have the meaning set forth in Section 15.19.
“SEC Documents” shall have the meaning set forth in Section 15.19.
“Securities Act” shall have the meaning set forth in Section 15.19.
“Seller” shall have the meaning set forth in the introductory paragraph of this Agreement.

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“Seller Indemnified Parties” shall have the meaning set forth in Section 13.3.
“Seller Taxes” shall mean (a) Income Taxes imposed by applicable Law on Seller or any of its Affiliates and (b) Asset Taxes allocable to Seller pursuant to Section 15.2 (taking into account, and without duplication of, such Asset Taxes effectively borne by Seller as a result of (i) the adjustments to the Purchase Price made pursuant to Section 3.3, Section 3.5 or Section 3.6, as applicable, and (ii) any payments made from one Party to the other in respect of Asset Taxes pursuant to Section 15.2(d) or Section 15.2(f)).
“Specified Hedging Agreement” shall have the meaning set forth in Section 6.10(a).
“Specified Representations” shall mean the representations and warranties in Sections 4.1, 4.2, 4.3, 4.5, 4.6, 4.22, 5.1, 5.2, 5.5, 5.10 and 5.11.
“Straddle Period” shall mean any Tax period beginning before and ending after the Effective Time.
“Subject Processing Agreement” shall mean that certain Amended and Restated Gas Processing Agreement dated March 18, 2014, between Seller and Tesoro (successor by assignment to QEP Field Services Company).
“Surface Fee Interests” shall have the meaning set forth in Section 2.1(f).
“Survival Period” shall have the meaning set forth in Section 11.1(c)(i).
“SWD Wells” shall mean those wells identified as “Water Disposal” wells on Exhibit C.
“Target Formations” shall mean the Lance Formation, the Mesaverde Formation, the Lance Pool and the Hilliard Formation, and each a “Target Formation.”
“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and any amendment thereof.
“Taxes” shall mean any taxes, assessments, levies, imposts and other governmental charges in the nature of a tax (including escheatment and any other levies, charges and fees imposed under unclaimed property Laws) imposed by or payable to any Governmental Authority, including income, profits, gross receipts, employment, stamp, occupation, license, services, premium, alternative or add-on minimum, ad valorem, real property, personal property, transfer, real property transfer, value added, sales, use, customs, duties, capital stock, franchise, excise, withholding, social security (or similar), employment, unemployment, disability, payroll, windfall profit, severance, production, estimated or other tax, including any interest, penalty or addition thereto.
“Taxing Authority” shall mean, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.
“Tesoro” shall mean Green River Processing, LLC and its successors or assigns under the Subject Processing Agreement.
“Third Party” shall mean any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.
“Third Party Claim” shall have the meaning set forth in Section 13.7(b).
“Title Arbitrator” shall have the meaning set forth in Section 11.2(j).
“Title Benefit” shall mean, as of the Effective Time, with respect to each Well, Well Location or SWD Well set forth on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, any right, circumstance or condition that operates to (a) increase the Net Revenue Interest of Seller above that shown on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well, to the extent the same does not cause

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a greater than proportionate increase in Seller’s Working Interest therein above that shown on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, or (b) to decrease the Working Interest of Seller in such Well, Well Location or SWD Well below that shown on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable, for such Well, Well Location or SWD Well, to the extent the same causes a decrease in Seller’s Working Interest that is proportionately greater than the decrease in Seller’s Net Revenue Interest therein below that shown on Exhibit B-1, Exhibit B-2 or Exhibit C, as applicable.
“Title Benefit Amount” shall have the meaning set forth in Section 11.2(e).
“Title Benefit Notice” shall have the meaning set forth in Section 11.2(b).
“Title Benefit Property” shall have the meaning set forth in Section 11.2(b).
“Title Defect” shall mean any Encumbrance, defect or other matter that causes Seller not to have Defensible Title in and to the Wells set forth on Exhibit B-1, the Well Locations set forth on Exhibit B-2 or the SWD Wells set forth on Exhibit C, as of the Effective Time and the Closing Date, without duplication; provided that the following shall not be considered Title Defects:
(a)defects arising out of the lack of corporate or other entity authorization unless Buyer provides affirmative evidence that such corporate or other entity action was not authorized and results in another Person’s actual and superior claim of title to the relevant Asset;
(b)defects based on a gap in Seller’s chain of title in the applicable federal, state or county records, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman’s title chain which documents shall be included in a Title Defect Notice;
(c)defects based upon the failure to record any federal, state or Indian Leases or any assignments of interests in such Leases in any applicable county records;
(d)defects based on the failure to recite marital status in a document or omission of successors or heirship or estate proceedings;
(e)any Encumbrance or loss of title resulting from Seller’s conduct of business in compliance with this Agreement;
(f)defects based upon the exercise of any Preferential Purchase Rights or failure to obtain any Consents, in each case, with respect to the transactions contemplated by this Agreement;
(g)defects arising from any prior oil and gas lease relating to the lands covered by a Lease not being surrendered of record, unless Buyer provides affirmative evidence that such prior oil and gas lease is still in effect and results in another Person’s actual and superior claim of title to the relevant Lease or Well;
(h)defects that affect only which Person has the right to receive royalty payments (rather than the amount or the proper payment of such royalty payment);
(i)defects based solely on: (i) lack of information in Seller’s files; or (ii) references to an unrecorded document(s) to which neither Seller nor any Affiliate thereof is a party, if such document is dated earlier than January 1, 1960 and is not in Seller’s files;
(j)defects arising out of lack of survey, unless a survey is expressly required by applicable Laws;
(k)defects that have been cured by applicable Laws of limitations or presumptions;
(l)defects arising from any change in applicable Law after the Execution Date, including changes that would raise the minimum landowner royalty;
(m)defects or irregularities resulting from or related to probate proceedings or the lack thereof, which defects or irregularities have been outstanding for ten (10) years or more;

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(n)defects to the extent affecting (i) any depth other than any currently producing formations with respect to a Well or (ii) any depth other than the applicable Target Formation(s) set forth on Exhibit B-2 with respect to a Well Location;
(o)defects or irregularities resulting from liens, production payments, or mortgages that have expired by their own terms or the enforcement of which are barred by applicable statutes of limitation; and
(p)to the extent related to the Leases described on Schedule 1.1(b), any assignments of Assets earned, acquired, or otherwise due to or owed to Seller by a Third Party, but not yet received and/or filed of record; and any assignments of record title or operating rights in any federal Lease or state Lease earned or acquired by Seller, but not yet approved by the applicable Governmental Authorities.
“Title Defect Amount” shall have the meaning set forth in Section 11.2(g).
“Title Defect Notice” shall have the meaning set forth in Section 11.2(a).
“Title Defect Property” shall have the meaning set forth in Section 11.2(a).
“Title Indemnity Agreement” shall have the meaning set forth in Section 11.2(d)(ii).
“Transaction Documents” shall mean those documents executed pursuant to or in connection with this Agreement.
“Transfer Taxes” shall have the meaning set forth in Section 15.2(g).
“Transition Services Agreement” shall have the meaning set forth in Section 6.9.
“Treasury Regulations” shall mean the final or temporary regulations promulgated by the U.S. Department of the Treasury under the Code.
“Units” shall have the meaning set forth in Section 2.1(b).
“Unwinding Scenario” shall have the meaning set forth in Section 6.10(e).
“WARN Act” shall mean the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign Laws related to plant closings, relocations, mass layoffs and employment losses.
“Well Imbalance” shall mean any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Seller therein and the shares of production from the relevant Well to which Seller is entitled, together with any appurtenant rights and obligations concerning future in kind and/or cash balancing at the wellhead.
“Well Location” shall mean each potential well location shown in Exhibit B-2, limited to the Target Formations shown in Exhibit B-2 for such well locations.
“Wells” shall have the meaning set forth in Section 2.1(c).
“Working Interest” shall mean, (a) with respect to any Well or Well Location set forth on Exhibit B-1 or Exhibit B-2, as applicable (for a Well, limited to any currently producing formations, and, for a Well Location, limited to the applicable Target Formation(s) set forth on Exhibit B-2 for such Well Location), the interest in and to such currently producing formations (for such Well) or such applicable Target Formation(s) (for such Well Location) that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such currently producing formations (for such Well) or such applicable Target Formation(s) (for such Well Location), but without regard to the effect of any Burdens, and (b) with respect to a SWD Well set forth on Exhibit C, the interest in and to such SWD Well that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such SWD Well.

APPENDIX I - PAGE 15